      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2000

                                                      REGISTRATION NO. 333-90483
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MORGAN STANLEY DEAN WITTER
                            SPECTRUM COMMODITY L.P.

          (Exact name of registrant as specified in charter document)

           DELAWARE                                   6799                                  13-3968008
    (State of Organization                (Primary Standard Industrial                    (IRS Employer
         of Issuer)                       Classification Code Number)                 Identification Number)

                            ------------------------

         Two World Trade Center, 62nd Floor                               Robert E. Murray
              New York, New York 10048                             DEMETER MANAGEMENT CORPORATION
                   (212) 392-8899                                Two World Trade Center, 62nd Floor
 (Address, including zip code and telephone number,                   New York, New York 10048
                including area code,                                       (212) 392-8899
    of registrant's principal executive offices)          (Name, address, including zip code, and telephone
                                                         number, including area code, of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

             Edwin L. Lyon, Esq.                             Isaac Finkle, Esq.
        Cadwalader, Wickersham & Taft                     Dean Witter Reynolds Inc.
       1333 New Hampshire Avenue, N.W.               Two World Trade Center, 65th Floor
           Washington, D.C. 20036                         New York, New York 10048
               (202) 862-2200                                  (212) 392-7791

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This Registration Statement relates to 6,953,824.067 unsold Units of Limited Partnership Interest of the Registrant as of April 30, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

                             CROSS REFERENCE SHEET

ITEM                                                                         LOCATION IN
NO.                      REGISTRATION ITEM                                    PROSPECTUS
----   -----------------------------------------------------  ------------------------------------------
 1.    Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus.....................  Facing Page; Front Cover Pages.
 2.    Inside Front and Outside Back Cover Pages of
         Prospectus.........................................  Inside Front Cover Page; Table of
                                                              Contents.
 3.    Summary Information, Risk Factors, and Ratio of
         Earnings to Fixed Charges..........................  Summary; Risk Factors; Description of
                                                                Charges; Use of Proceeds; The General
                                                                Partner; The Commodity Brokers.
 4.    Use of Proceeds......................................  Use of Proceeds.
 5.    Determination of Offering Price......................  Plan of Distribution.
 6.    Dilution.............................................  Not Applicable.
 7.    Selling Security Holders.............................  Not Applicable.
 8.    Plan of Distribution.................................  Plan of Distribution.
 9.    Description of Securities to be Registered...........  The Limited Partnership Agreement.
10.    Interests of Named Experts and Counsel...............  Not Applicable.
11.    Information with Respect to the Registrant
       (a)  Description of Business.........................  Summary; Risk Factors; Use of Proceeds;
                                                                The Charter Series; The Trading
                                                                Advisors; The Futures, Options, and
                                                                Forwards Markets; The Limited
                                                                Partnership Agreements.
       (b) Description of Property..........................  Not Applicable.
       (c) Legal Proceedings................................  Litigation; The Trading Advisors.
       (d) Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters....  Risk Factors.
       (e) Financial Statements.............................  Independent Auditors' Reports.
       (f) Selected Financial Data..........................  Selected Financial Data.
       (g) Supplementary Financial Information..............  Selected Financial Data.
       (h) Management's Discussion and Analysis of Financial
           Condition and Results of Operations..............  Not applicable.
       (i) Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure..............  Not Applicable.
       (j) Quantitative and Qualitative Disclosures About
           Market Risk......................................  Quantitative and Qualitative Disclosures
                                                                About Market Risk
       (k) Directors and Executive Officers.................  The General Partner.
       (l) Executive Compensation...........................  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
       (m) Security Ownership of Certain Beneficial Owners
         and Management.....................................  The General Partner; Independent Auditors'
                                                                Reports.
       (n) Certain Relationships and Related Transactions...  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
12.    Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.....................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT

     The Prospectus contained in this Registration Statement relates not only to 6,953,824.067 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Commodity L.P. remaining unsold as of April 30, 2000 from Registration Statement No. 333-90483, but also to 12,000,000 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Spectrum Currency L.P. remaining unsold as of April 30, 2000 from Registration Statement No. 33-90485.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      SUBJECT TO COMPLETION: JUNE 2, 2000

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
(THIS IS ONE OF TWO PROSPECTUS SUPPLEMENTS FOR THE PARTNERSHIPS IN THE SPECTRUM
                                    SERIES)

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.
               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

                            ------------------------
                                   SUPPLEMENT
                                 TO PROSPECTUS
                              DATED MARCH 6, 2000

YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED MARCH 6, 2000. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY "S-," WHICH RELATE TO THIS SUPPLEMENT.

                            ------------------------

                           MORGAN STANLEY DEAN WITTER

                           DEAN WITTER REYNOLDS INC.
                 THE DATE OF THIS SUPPLEMENT IS JUNE * , 2000.

                               TABLE OF CONTENTS

                                                                            PAGE

Commodity Broker Change....................................................      S-1

The Offering of Units......................................................      S-1

Summary....................................................................      S-2

Risk Factors...............................................................      S-3

Conflicts of Interest......................................................      S-3

Description of Charges.....................................................      S-3

The Spectrum Series........................................................      S-3

Selected Financial Data....................................................      S-7

Management's Discussion and Analysis of Financial Condition and Results of
  Operations...............................................................      S-7

Quantitative and Qualitative Disclosures About Market Risk.................      S-9

The General Partner........................................................     S-10

The Trading Advisors.......................................................     S-12

The Commodity Brokers......................................................     S-19

Financial Statements.......................................................     S-21

                            COMMODITY BROKER CHANGE

     Commencing in June 2000, the general partner will transfer the futures and options clearing for Spectrum Currency from Carr Futures Inc. to Morgan Stanley & Co. Incorporated, an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated, rather than Carr Futures, will act as the counterparty on all of the foreign currency forward trades for Spectrum Currency. Dean Witter will continue to act as the non-clearing commodity broker for the Spectrum Series partnerships.

     THE FOLLOWING REVISIONS TO THE "SUMMARY," "RISK FACTORS," "CONFLICTS OF INTEREST," "DESCRIPTION OF CHARGES," AND "THE COMMODITY BROKERS" SECTIONS OF THE PROSPECTUS RELATE TO THE COMMODITY BROKER CHANGE DESCRIBED ABOVE.

                             THE OFFERING OF UNITS

     As of the date of this supplement, the initial closing for Spectrum Currency has not been held and, accordingly, it has not commenced trading operations. It is presently anticipated that the initial closing will be held on June 30, 2000, with trading to commence immediately thereafter.

                                    SUMMARY

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "ORGANIZATIONAL CHART" ON PAGE 5.

                              ORGANIZATIONAL CHART

     Following is an organizational chart, which shows the relationships among the various parties involved with this offering. With the exception of the trading advisors for Spectrum Currency, all parties are affiliates of Morgan Stanley Dean Witter & Co.

wholly-owned                 Morgan Stanley Dean
                                 Witter & Co.
      wholly-owned                                            wholly-owned
                                                                             general          25 other
      Dean Witter                                           Demeter        partnership        commodity
                                                        GENERAL PARTNER     interest           pools*

                             Selling Agreement
   SELLING AGENT AND
  NON-CLEARING COMMODITY
          BROKER
                                                      general partnership
                             Customer Agreement              interest          Management Agreements

                                          Spectrum Currency
                                          Spectrum Commodity
   Customer Agreement

                             Customer Agreement      Management Agreements
                               F/X Agreement
                                                        Trading Advisors
     Morgan Stanley
          and
Morgan Stanley International**
   CLEARING COMMODITY
        BROKERS

------------------

     *Demeter presently serves as general partner for 25 other commodity pools. Dean Witter acts as the non-clearing commodity broker for all of the pools. Morgan Stanley acts as clearing commodity broker for all but one of the pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Dean Witter also serves as selling agent for all of the pools managed by Demeter. All of the pools, including the partnerships, are managed and traded independently of one another.

     **Morgan Stanley International serves as clearing commodity broker to Spectrum Commodity, but not Spectrum Currency which does not trade on the London Metal Exchange.

                                  RISK FACTORS

     THE RISK FACTOR "TRADING AND PERFORMANCE RISKS -- THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES," ON PAGES 10-11 OF THE PROSPECTUS, SHOULD NOW BE READ AS APPLYING TO MORGAN STANLEY, RATHER THAN CARR FUTURES.

                             CONFLICTS OF INTEREST

     THE FOLLOWING CONFLICT IS ADDED TO "CONFLICTS OF INTEREST" ON PAGES 13-15.

     THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE COMMODITY BROKERS. The general partner has a disincentive to replace Dean Witter, Morgan Stanley, and Morgan Stanley International because they are affiliates of the general partner and receive compensation for serving as the partnerships' commodity brokers. In connection with this conflict of interest, you should understand that Dean Witter receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, Dean Witter pays or reimburses each partnership for the transaction fees and costs charged by Morgan Stanley and reimburses Spectrum Commodity for the transaction fees and costs charged by Morgan Stanley International for acting as the partnership's clearing commodity brokers. Also, Morgan Stanley, as the counterparty on Spectrum Currency's foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to Dean Witter.

     The general partner reviews the brokerage arrangements, including foreign currency forward contracts, annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by Dean Witter and the general partner.

                             DESCRIPTION OF CHARGES

     THE FOLLOWING REPLACES THE SECOND PARAGRAPH ON PAGE 19.

COMMODITY BROKERS

     From the flat-rate brokerage fees received from the partnerships, Dean Witter will pay or reimburse the partnerships for all fees and costs of Morgan Stanley and Morgan Stanley International in executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by Morgan Stanley and Morgan Stanley International, and costs associated with taking delivery on futures contracts. Morgan Stanley will act as principal for its own account on Spectrum Currency's foreign currency forward contract trades and it will attempt to earn a profit on each foreign currency forward contract trade that is not paid or reimbursed by Dean Witter.

                              THE SPECTRUM SERIES

     THE FOLLOWING UPDATES AND REPLACES THE FOURTH PARAGRAPH UNDER "THE SPECTRUM SERIES -- GENERAL" ON PAGE 22.

     Following is a summary of information relating to the sale of units of Spectrum Commodity through March 31, 2000:

                                                                                                     NUMBER
                                                                     TOTAL           GENERAL           OF
                                UNITS         UNITS AVAILABLE       PROCEEDS         PARTNER         LIMITED
                                 SOLD            FOR SALE           RECEIVED       CONTRIBUTIONS     PARTNERS
                            --------------    ---------------    --------------    -------------     --------
                                                                        $                $
Spectrum Commodity.......   4,206,683.176       6,988,810.456       41,320,823         430,000         2,618

     THE FOLLOWING UPDATES AND REPLACES THE PERFORMANCE INFORMATION UNDER "THE SPECTRUM SERIES -- PERFORMANCE RECORDS" ON PAGES 24-26.

PERFORMANCE RECORDS

     A summary of performance information for Spectrum Commodity from its commencement of trading through March 31, 2000 is set forth in Capsule I below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. You should read the footnotes on page 26, which are an integral part of the following capsules.

     Since Spectrum Currency has not commenced trading operations as of the date of this supplement, no performance information is available for that partnership. Instead, Capsule II below provides the actual annual and year-to-date performance information for Dean Witter Cornerstone IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors that will trade for Spectrum Currency. JWH and Sunrise will trade for Spectrum Currency using the same trading strategies that they employ for Cornerstone IV.

     You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, or options trading.

                                                                       CAPSULE I
                       PERFORMANCE OF SPECTRUM COMMODITY

Type of pool: publicly-offered fund
Inception of trading: January 2, 1998
Aggregate subscriptions: $41,750,823
Current capitalization: $22,591,461
Current net asset value per unit: $7.65
Worst monthly % drawdown: (9.09)% (November 1998)
Worst month-end peak-to-valley drawdown: (38.60)% (13 Months, February 1998-February 1999)
Cumulative return since inception: (23.50)%

                                                              MONTHLY PERFORMANCE
                                                    ----------------------------------------
                          MONTH                       2000              1999           1998
        -----------------------------------------   ----------         ------         ------
                                                       %                 %              %
        January..................................       3.02            (1.52)          1.30
        February.................................      (3.19)           (3.86)         (5.92)
        March....................................       0.79             8.68           0.10
        April....................................                        2.37          (2.41)
        May......................................                       (5.92)         (6.87)
        June.....................................                        4.45          (3.23)
        July.....................................                        0.44          (6.44)
        August...................................                        6.15          (7.90)
        September................................                        4.55           7.19
        October..................................                       (2.77)         (3.48)
        November.................................                        0.54          (9.09)
        December.................................                        2.70          (3.38)
        Compound Annual/Period
            Rate of Return.......................       0.53            15.83         (34.30)

                                                    (3 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE II
                         PERFORMANCE OF CORNERSTONE IV

Type of pool: publicly-offered fund
Inception of trading: May 1987
Aggregate subscriptions: $168,108,613
Current capitalization: $96,056,596
Current net asset value per unit: $4,648.19
Worst monthly % drawdown past five years: (7.65)% (January 1995)
Worst monthly % drawdown since inception: (21.04)% (September 1989)
Worst month-end peak-to-valley past five years: (37.85)% (18 months, August 1993-January 1995)
Worst month-end peak-to-valley since inception: (45.21)% (3 months, July 1989-September 1989)
Cumulative return since inception: 376.74%

                                                                 MONTHLY PERFORMANCE
                      ---------------------------------------------------------------------------------------------------------
      MONTH            2000       1999       1998       1997       1996       1995       1994       1993       1992       1991
------------------    ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
                        %          %          %          %          %          %          %          %          %          %
January...........      1.52      (2.37)     (1.58)      5.34       3.19      (7.65)     (1.12)     (5.29)     (9.64)    (10.12)
February..........     (1.70)      0.84      (3.16)      6.55      (5.78)      6.27      (2.75)     12.92      (7.40)     (6.91)
March.............     (0.55)      2.23       2.51       1.45       2.80      27.02       0.29      (2.55)      1.60      26.00
April.............                 1.19      (3.44)      1.23       2.97       2.39      (3.19)      0.03      (6.40)      1.83
May...............                (1.37)      4.89      (5.54)      1.19      (4.83)     (3.65)      3.95       2.71       1.24
June..............                (0.67)     11.31       1.36      (0.23)     (0.62)      6.72       0.92      15.10       9.45
July..............                (5.28)      0.37       8.45      (3.51)     (1.06)     (4.21)      5.87       7.47      (9.47)
August............                 1.27       0.78       2.68      (2.69)      5.49      (3.57)     (5.57)     17.26      (8.50)
September.........                 2.39      (3.11)      0.45       0.32      (0.06)      1.66      (2.10)     (4.21)      6.69
October...........                (3.77)      4.86       3.12       8.80       0.74       4.93      (7.48)     (0.99)     (5.29)
November..........                 5.29      (4.24)      4.15       4.25      (2.57)     (6.82)     (7.50)      0.60       5.26
December..........                (0.42)     (1.49)      4.38       1.76      (0.52)     (2.73)     (0.78)     (2.40)     27.40
Compound Annual/
 Period Rate of
 Return...........     (0.75)     (1.13)      6.80      38.41      12.97      22.96     (14.27)     (9.12)     10.37      33.52

                      (3 months)


      MONTH          1990       1989       1988       1987
------------------  ------     ------     ------     ------
                      %          %          %          %
January...........    3.15      15.72     (18.14)
February..........    1.37     (14.64)      0.93
March.............    6.09       3.44       5.06
April.............    3.01       1.84       3.41
May...............   (8.53)     12.56      25.38      (9.60)
June..............   12.26       0.01      12.95      (0.75)
July..............   23.25     (14.85)      6.93      (2.23)
August............    8.65     (18.51)      3.96     (12.61)
September.........   (3.02)    (21.04)     (4.46)      0.00
October...........   11.07       4.47       1.56      13.82
November..........   (1.11)     11.40       8.77      11.80
December..........   (5.74)     14.97      (7.80)     13.39
Compound Annual/
 Period Rate of
 Return...........   57.77     (14.12)     37.51      10.61
                                                     (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Capsule II-A below is a pro forma of Capsule II, adjusted to reflect the actual brokerage, management, and incentive fees to be paid by Spectrum Currency, rather than those which were paid by Cornerstone IV. The footnotes following Capsule II-A are an integral part of Capsule II-A.

     You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and has no bearing on, the performance results that may be attained by Spectrum Currency in the future. Past results are not a guarantee of future results. We cannot assure you that Spectrum Currency will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Spectrum Currency's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                    CAPSULE II-A

                    PRO FORMA PERFORMANCE OF CORNERSTONE IV

Worst monthly % drawdown: (20.32)% (January 1988)
Worst month-end peak-to-valley drawdown: (43.60)% (3 months, July 1989-September
1989)
Cumulative return since inception: 384.65%

                                                                 MONTHLY PERFORMANCE
                      ---------------------------------------------------------------------------------------------------------
      MONTH            2000       1999       1998       1997       1996       1995       1994       1993       1992       1991
------------------    ------     ------     ------     ------     ------     ------     ------     ------     ------     ------
                        %          %          %          %          %          %          %          %          %          %
January...........      1.59      (3.02)     (1.85)      5.33       3.18      (7.45)     (1.16)     (6.08)    (11.25)    (10.94)
February..........     (1.89)      0.73      (4.07)      6.33      (5.81)      6.33      (2.63)     14.75      (8.58)     (6.68)
March.............     (0.49)      2.55       2.76       1.15       2.70      27.16       0.46      (2.73)      2.06      28.71
April.............                 1.18      (4.25)      0.89       3.08       2.12      (3.23)      0.28      (6.42)      1.80
May...............                (1.83)      5.30      (5.58)      1.13      (4.99)     (3.71)      4.47       3.14       1.30
June..............                (0.59)     11.66       1.35      (0.17)     (0.83)      6.99       1.27      17.70      10.08
July..............                (5.30)      0.03       8.35      (3.53)     (1.26)     (4.25)      6.19       8.05     (10.89)
August............                 1.14       0.53       2.03      (2.73)      5.43      (3.54)     (6.67)     17.37      (8.29)
September.........                 2.47      (3.85)      0.18       0.52      (0.19)      1.72      (1.99)     (4.68)      7.05
October...........                (3.90)      5.45       2.57       8.89       0.49       4.93      (7.26)     (1.32)     (5.01)
November..........                 5.10      (5.30)      3.98       4.17      (2.79)     (6.73)     (7.19)      0.55       5.39
December..........                (0.24)     (1.98)      4.25       1.81      (0.71)     (2.71)     (0.57)     (2.70)     28.91
Compound Annual/
 Period Rate of
 Return...........     (0.82)     (2.18)      3.09      34.68      13.14      21.34     (13.78)     (7.54)      9.78      37.10
                      (3 months)


      MONTH          1990       1989       1988       1987
------------------  ------     ------     ------     ------
                      %          %          %          %
January...........    3.64      17.65     (20.32)
February..........    1.36     (17.29)      1.00
March.............    6.08       4.14       5.83
April.............    3.05       1.94       3.80
May...............   (7.89)     14.32      27.74     (10.64)
June..............   13.16       0.18      13.33      (0.31)
July..............   22.06     (14.37)      6.91      (2.05)
August............    9.71     (17.75)      3.94     (12.21)
September.........   (3.22)    (19.92)     (5.26)     (0.22)
October...........   11.73       4.92       1.99      13.83
November..........   (1.33)     11.66       9.55      11.17
December..........   (6.51)     15.74      (9.00)     13.95
Compound Annual/
 Period Rate of
 Return...........   59.88      (9.52)     36.99      10.22
                                                     (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA

     THE FOLLOWING UPDATES AND REPLACES "SELECTED FINANCIAL DATA" ON PAGE 28.

     The following are the results of operations for Spectrum Commodity for the periods indicated. Since Spectrum Currency has net yet commenced trading operations, comparable financial information is not available.

                               SPECTRUM COMMODITY

              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)

                                                                                      FOR THE PERIOD FROM
                                                                        FOR THE       JANUARY 2, 1998
                                    FOR THE           FOR THE         YEAR ENDED      (COMMENCEMENT OF
                                  QUARTER ENDED     QUARTER ENDED     DECEMBER 31,     OPERATIONS) TO
                                  MARCH 31, 2000    MARCH 31, 1999       1999         DECEMBER 31, 1998
                                  --------------    --------------    ------------    --------------------
                                       $                 $
REVENUES                          (UNAUDITED)       (UNAUDITED)            $                 $
  Trading Profit (loss):
     Realized...................     1,395,164            34,855        3,003,270          (11,870,063)
     Net change in unrealized...    (1,098,518)          796,011        1,178,071             (635,643)
                                    ----------        ----------       ----------         ------------
       Total Trading Results....       296,646           830,866        4,181,341          (12,505,706)
  Interest income (Morgan
     Stanley)...................       256,714           208,595          864,383            1,265,793
                                    ----------        ----------       ----------         ------------
       Total Revenues...........       553,360         1,039,461        5,045,724          (11,239,913)
                                    ----------        ----------       ----------         ------------
EXPENSES
  Brokerage fees (Morgan Stanley
     and Morgan Stanley
     International).............       213,906           215,094          852,484            1,176,024
  Management fees (MSDWCM)......       146,511           147,325          583,893              805,496
  Service fee (Demeter).........        58,604            58,930          233,558              322,198
                                    ----------        ----------       ----------         ------------
       Total Expenses...........       419,021           421,349        1,669,935            2,303,718
                                    ----------        ----------       ----------         ------------
NET INCOME (LOSS)...............       134,339           618,112        3,375,789          (13,543,631)
                                    ----------        ----------       ----------         ------------
                                    ----------        ----------       ----------         ------------
NET INCOME (LOSS) ALLOCATION:
Limited partners................       132,513           609,955        3,330,798          (13,398,948)
General partner.................         1,826             8,157           44,991             (144,683)

NET INCOME (LOSS) PER UNIT
Limited partners................           .04               .19             1.04                (3.43)
General partner.................           .04               .19             1.04                (3.43)

TOTAL ASSETS AT END OF PERIOD...    23,095,446        24,175,620       24,048,757           25,962,970
TOTAL NET ASSETS AT END OF
  PERIOD........................    22,591,461        23,657,651       23,640,470           24,908,316
NET ASSET VALUE PER UNIT AT END
  OF PERIOD.....................
Limited partners................          7.65              6.76             7.61                 6.57
General partner.................          7.65              6.76             7.61                 6.57

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING UPDATES, FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999, AND SUPPLEMENTS THE INFORMATION FOR SPECTRUM COMMODITY UNDER THE CAPTION "RESULTS OF OPERATIONS" ON PAGES 31-32. SINCE SPECTRUM CURRENCY HAS NOT YET COMMENCED TRADING OPERATIONS, COMPARABLE FINANCIAL INFORMATION IS NOT AVAILABLE.

     For the Quarter Ended March 31, 2000. For the quarter ended March 31, 2000, Spectrum Commodity posted an increase in net asset value per unit. The most significant gains of approximately 4.3% were recorded primarily during January and February in the energy markets from long futures positions in crude oil and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. In the agricultural markets, gains of approximately 2.1% were recorded earlier in January from long positions in corn and soybean futures, as prices moved higher on increasing concerns for dryness in Brazil, subsequent crop damage and a surprise cut in year-end stocks. During March, gains were recorded from long futures positions in corn, soybeans and soybean related products, as prices in these markets increased amid fears of a drought this summer. These gains were partially offset by losses of approximately 2.8% recorded in the metals markets from long aluminum and copper futures positions, as prices reversed lower earlier in February due primarily to technically based selling. Aluminum and copper prices dipped further later in February led downward by falling prices of other base metals. Losses were recorded during March from long gold futures positions, as gold prices fell on fears that the French central bank could decide to sell some of its reserves. In soft commodities, losses of approximately 2.3% were recorded primarily during January and February from long coffee futures positions, as coffee prices declined in the wake of forecasts for a bumper crop in Brazil. Long positions in sugar futures also incurred losses during January and February as prices dropped amid sustained fears of a global supply surplus.

     For the quarter ended March 31, 2000, Spectrum Commodity's total trading revenues, including interest income, were $553,360. Total expenses for the quarter ended March 31, 2000 were $419,021, resulting in net income of $134,339. The value of a unit increased from $7.61 at December 31, 1999 to $7.65 at March 31, 2000.

     For the Quarter Ended March 31, 1999. For the quarter ended March 31, 1999, Spectrum Commodity posted an increase in net asset value per unit. Spectrum Commodity's long-only trading approach recorded its most significant gains of approximately 6.5% in the energy markets primarily during March from long futures positions in crude oil and its refined products, heating oil and unleaded gasoline, as oil prices moved considerably higher. The substantial recovery in oil prices during March was largely attributed to the news that both OPEC and non-OPEC countries had reached an agreement to cut total output by approximately two million barrels a day beginning April 1, 1999. Additional gains of approximately 0.5% were recorded in the livestock markets throughout the quarter from long positions in feeder and live cattle futures, as prices moved higher on plans for government aid programs to help struggling farmers. A portion of Spectrum Commodity's overall gains for the quarter was offset by losses of approximately 2.0% experienced in soft commodities largely from long positions in cocoa, sugar, and coffee futures, as prices in these markets declined significantly throughout the quarter amid fears that economic turmoil in Brazil would lead them to flood the market with increased exports. Additional losses were recorded from long positions in orange juice futures during February, as prices plummeted to a 13-month low in response to a USDA report that unexpectedly raised Florida and U.S. crop estimates. In the metals markets, losses of approximately 1.0% were recorded mainly from long copper futures positions during January, as prices declined on reports of a large rise in copper warehouse stocks. Smaller losses of approximately 0.7% were experienced in the agricultural markets during January and February primarily from long positions in soybean and soybean oil futures, as prices in these markets moved lower due to beneficial growing weather in South America and speculation that Brazil would increase exports to aid its ailing economy.

     For the quarter ended March 31, 1999, Spectrum Commodity's total trading revenues, including interest income, were $1,039,461. Total expenses for the quarter ended March 31, 1999 were $421,349, resulting in net income of $618,112. The value of a Unit increased from $6.57 at December 31, 1998 to $6.76 at March 31, 1999.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR SPECTRUM COMMODITY UNDER THE CAPTION "SPECTRUM COMMODITY'S VALUE AT RISK IN DIFFERENT MARKET SECTORS" ON PAGE 33. SINCE SPECTRUM CURRENCY HAS NET YET COMMENCED TRADING OPERATIONS, COMPARABLE INFORMATION IS NOT AVAILABLE.

SPECTRUM COMMODITY'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

     The following table indicates the VaR associated with Spectrum Commodity's open positions, as a percentage of total net assets, by primary market risk category as of March 31, 2000 and 1999.

SPECTRUM COMMODITY:

     As of March 31, 2000 and 1999, Spectrum Commodity's total capitalization was approximately $23 million and $24 million, respectively.

                                                                     VAR
                                                                  MARCH 31,
                                                             --------------------
                           MARKET CATEGORY                    2000        1999
            ----------------------------------------------   --------    --------
                                                                %           %
            Commodity.....................................     (2.10)      (1.78)
            Aggregate Value at Risk.......................     (2.10)      (1.78)

     Aggregate Value at Risk, listed above, represents the aggregate VaR of all open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

     The table above represents the VaR of Spectrum Commodity's open positions at March 31, 2000 and 1999 only and is not necessarily representative of either the historic or future risk of an investment in that partnership. Because the only business of the partnership is the speculative trading of futures and forwards, the composition of the partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

     The table below supplements the March 31, 2000 VaR (set forth above) by presenting Spectrum Commodity's high, low and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from April 1, 1999 through March 31, 2000.

                               SPECTRUM COMMODITY

                    MARKET CATEGORY                  HIGH           LOW          AVERAGE
          -----------------------------------        -----         -----         -------
                                                       %             %             %
          Commodity..........................        (2.10)        (1.78)         (1.95)
          Aggregate Value at Risk............        (2.10)        (1.78)         (1.95)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR SPECTRUM COMMODITY UNDER THE CAPTION "QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES" ON PAGES 34-35. SINCE SPECTRUM CURRENCY HAS NOT YET COMMENCED TRADING OPERATIONS, COMPARABLE INFORMATION IS NOT AVAILABLE.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

SPECTRUM COMMODITY

     The following were the primary trading risk exposures of Spectrum Commodity as of March 31, 2000, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

Commodity

     Metals. Spectrum Commodity's primary metals market exposure is to fluctuations in the price of gold and silver. Spectrum Commodity will from time to time trade base metals such as copper, nickel, aluminum and zinc however, the principal market exposures of Spectrum Commodity have consistently been in precious metals, gold and silver, and, to a much lesser extent, platinum. Exposure was evident in the gold market as gold prices were volatile during the quarter. Silver prices have remained volatile over this period, and the trading advisor has, from time to time, taken positions as market opportunities develop. The general partner anticipates that gold and silver will remain the primary metals market exposure for Spectrum Commodity.

     Soft Commodities and Agriculturals. On March 31, 2000, Spectrum Commodity had exposure in the markets that comprise these sectors. Most of the exposure was in the coffee, corn, cotton and livestock markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.

     Energy. On March 31, 2000, Spectrum Commodity's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors. Fluctuation in natural gas prices is expected to continue in this choppy pattern.

                              THE GENERAL PARTNER

     THE FOLLOWING UPDATES AND REPLACES THE TABLE UNDER "DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGE 38. THE NOTES ON PAGE 39 ARE ON INTEGRAL PART OF THE FOLLOWING TABLE.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED
  (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1995 THROUGH MARCH 31,
                                     2000)

                                                                                            CURRENT        CURRENT
                                                                                             TOTAL        NET ASSET
                                             START        CLOSE         AGGREGATE          NET ASSET      VALUE PER
           FUND TYPE/FUND(1)                DATE(2)      DATE(3)      SUBSCRIPTION(4)      VALUE(5)        UNIT(6)
----------------------------------------    --------     --------     ---------------     -----------     ----------
                                                                            $                  $              $

PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners              Jan-81       Dec-88           9,648,397           739,757        488.29
Columbia Futures Fund(11)                   Jul-83       N/A             29,276,299         8,041,990      2,862.48
DW Diversified Futures Fund L.P.(12)        Apr-88       N/A            206,815,107        87,546,589        994.28
DW Multi-Market Portfolio L.P.(13)          Sep-88       N/A            252,526,000         7,890,884      1,144.32
DW Diversified Futures Fund II L.P.         Jan-89       N/A             13,210,576         7,879,795      2,644.34
DW Diversified Futures Fund III L.P.        Nov-90       N/A            126,815,755        47,040,511      1,653.93
DW Portfolio Strategy Fund L.P.(14)         Feb-91       N/A            143,522,564       100,075,440      2,366.68
DWFCM International Access Fund L.P.        Mar-94       N/A             68,115,440        35,238,325      1,461.02
Morgan Stanley Dean Witter                  Nov-94       N/A             64,340,354        58,704,709         16.62
 Spectrum Global Balanced L.P. (15)
Morgan Stanley Dean Witter Charter
 Graham L.P.                                Mar-99       N/A             23,585,405        22,496,979         10.33
Morgan Stanley Dean Witter Charter
 Millburn L.P.                              Mar-99       N/A             30,269,514        24,361,151          8.82
Morgan Stanley Dean Witter Charter
 Welton L.P.                                Mar-99       N/A             27,880,862        24,454,512          8.86
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                       Jan-85       Dec-91          19,122,276           281,303        456.80
DW Cornerstone Fund II                      Jan-85       N/A             65,653,270        24,794,568      3,938.32
DW Cornerstone Fund III                     Jan-85       N/A            137,132,762        31,224,574      3,001.00
DW Cornerstone Fund IV                      May-87       N/A            168,108,613        96,056,596      4,648.19
Morgan Stanley Dean Witter                  Aug-91       N/A            294,176,684       211,718,422         21.68
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.        Mar-92       N/A             67,424,535        13,261,553        939.01
DW World Currency Fund L.P.                 Apr-93       N/A            114,945,830        17,483,232        939.61
Morgan Stanley Dean Witter                  Nov-94       N/A            113,581,129        87,835,285         12.41
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter                  Nov-94       N/A            313,547,137       262,794,198         14.68
 Spectrum Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.       Jul-89       Sep-95         126,263,000         7,022,437      1,000.00
DW Principal Plus Fund L.P.(17)             Feb-90       N/A            109,013,535        42,022,954      1,845.17
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.        Mar-89       Mar-96         162,203,303         4,966,449      1,056.55
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                 Nov-94       N/A             36,990,990        33,044,311      2,034.09
 Chesapeake L.P.
Morgan Stanley Dean Witter/                 Feb-96       N/A             32,503,924        12,965,528        956.55
 JWH Futures Fund L.P.
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                          Oct-98       N/A             22,416,896        11,255,916        756.16

                                          CUMULATIVE
                                            RETURN            WORST          WORST PEAK-       COMPOUND ANNUAL RATES OF RETURN(10)
                                             SINCE          MONTHLY %         TO-VALLEY       -------------------------------------
           FUND TYPE/FUND(1)              INCEPTION(7)      DRAWDOWN(8)      DRAWDOWN(9)        2000          1999          1998
----------------------------------------  -------------     ------------     ------------     ---------     ---------     ---------
                                               %                %                 %               %             %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                 (51.37)         (34.48)            (64.23)
                                                                 7/88         4/86-12/88
Columbia Futures Fund(11)                      192.09          (17.54)            (48.63)         (1.30)        (8.54)        12.01
                                                                 4/86         7/83-12/86      (3 months
DW Diversified Futures Fund L.P.(12)           294.23          (12.85)            (24.86)          3.22        (11.14)         6.22
                                                                 5/90          5/95-6/96      (3 months
DW Multi-Market Portfolio L.P.(13)              14.43          (13.26)            (29.84)          4.02         (8.77)         5.63
                                                                 2/96          5/95-6/96      (3 months
DW Diversified Futures Fund II L.P.            164.43          (13.41)            (25.62)          3.45         (9.50)         5.22
                                                                 8/89          5/95-6/96      (3 months
DW Diversified Futures Fund III L.P.            65.39          (13.62)            (27.00)          3.69        (10.56)         5.39
                                                                 1/92          5/95-6/96      (3 months
DW Portfolio Strategy Fund L.P.(14)            136.67          (14.40)            (25.65)         (2.19)        (6.85)         9.46
                                                                 1/92          1/92-4/92      (3 months
DWFCM International Access Fund L.P.            46.10          (12.87)            (22.84)          3.33         (9.21)         5.07
                                                                 1/95          7/94-1/95      (3 months
Morgan Stanley Dean Witter                      66.20           (7.92)            (10.64)          3.10          0.75         16.36
 Spectrum Global Balanced L.P. (15)                              2/96          2/96-5/96      (3 months
Morgan Stanley Dean Witter Charter
 Graham L.P.                                     3.30           (8.00)             (9.80)          0.39          2.90
                                                                 3/99          3/99-5/99      (3 months)    (10 months)
Morgan Stanley Dean Witter Charter
 Millburn L.P.                                 (11.80)         (12.69)            (16.79)         (4.96)        (7.20)
                                                                10/99          7/99-3/00      (3 months)    (10 months)
Morgan Stanley Dean Witter Charter
 Welton L.P.                                   (11.40)          (7.70)            (22.20)         (0.78)       (10.70)
                                                                 3/99         3/99-10/99      (3 months)    (10 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                          (53.15)         (20.88)            (64.47)
                                                                 8/91          4/86-8/91
DW Cornerstone Fund II                         303.93          (11.74)            (32.70)         (0.67)        (5.42)        12.54
                                                                 9/89         7/88-10/89      (3 months
DW Cornerstone Fund III                        207.79          (18.28)            (32.35)         (1.46)        (6.78)         9.13
                                                                 2/89         2/89-10/89      (3 months
DW Cornerstone Fund IV                         376.74          (21.04)            (45.21)         (0.75)        (1.13)         6.80
                                                                 9/89          7/89-9/89      (3 months
Morgan Stanley Dean Witter                     116.80          (13.72)            (26.78)         (1.45)        (7.56)        14.15
 Spectrum Select L.P.(16)                                        1/92          6/95-8/96      (3 months
DW Global Perspective Portfolio L.P.            (6.10)         (12.10)            (40.90)         (3.21)        (9.83)        11.25
                                                                10/99          8/93-1/95      (3 months
DW World Currency Fund L.P.                     (6.04)          (9.68)            (46.04)         (5.43)         2.65         (2.61)
                                                                 5/95          8/93-1/95      (3 months
Morgan Stanley Dean Witter                      24.10          (18.47)            (32.10)        (21.70)        37.23          7.84
 Spectrum Strategic L.P.                                         2/00          4/97-7/98      (3 months
Morgan Stanley Dean Witter                      46.80           (9.96)            (14.08)         (1.54)        (7.51)        10.18
 Spectrum Technical L.P.                                        10/99         5/99-10/99      (3 months
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.            0.00          (13.98)            (30.93)
                                                                 1/92          5/90-4/92
DW Principal Plus Fund L.P.(17)                 84.52           (7.48)            (13.08)          1.63         (3.82)        10.54
                                                                 2/96          2/96-5/96      (3 months
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.             5.66           (5.62)            (14.69)
                                                                 1/91          8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                    103.41          (17.34)            (31.03)          2.30         (3.48)        19.93
 Chesapeake L.P.                                                 5/99         9/98-10/99      (3 months
Morgan Stanley Dean Witter/                     (4.35)          (9.62)            (35.12)        (11.92)       (22.29)         4.04
 JWH Futures Fund L.P.                                          10/99          7/99-3/00      (3 months
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                             (24.38)         (10.76)            (30.00)        (22.54)        (2.63)         0.26
                                                                 3/00          3/99-3/00      (3 months )                 (3 months


           FUND TYPE/FUND(1)                 1997          1996          1995
----------------------------------------  ----------     ---------     ---------
                                              %              %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners

Columbia Futures Fund(11)                      22.60         19.09         28.21

DW Diversified Futures Fund L.P.(12)           11.96         (2.66)        (4.56)

DW Multi-Market Portfolio L.P.(13)             13.28         (6.76)        (6.37)

DW Diversified Futures Fund II L.P.            11.28         (4.83)        (2.90)

DW Diversified Futures Fund III L.P.           12.29         (4.73)        (4.02)

DW Portfolio Strategy Fund L.P.(14)            11.28         25.50         25.37

DWFCM International Access Fund L.P.           26.22          3.97         21.88

Morgan Stanley Dean Witter                     18.23         (3.65)        22.79
 Spectrum Global Balanced L.P. (15)
Morgan Stanley Dean Witter Charter
 Graham L.P.

Morgan Stanley Dean Witter Charter
 Millburn L.P.

Morgan Stanley Dean Witter Charter
 Welton L.P.

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I

DW Cornerstone Fund II                         18.05         11.47         26.50

DW Cornerstone Fund III                        10.24          8.24         27.50

DW Cornerstone Fund IV                         38.41         12.97         22.96

Morgan Stanley Dean Witter                      6.22          5.27         23.62
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.           11.16          9.26         16.76

DW World Currency Fund L.P.                    39.35         12.97          2.02

Morgan Stanley Dean Witter                      0.37         (3.53)        10.49
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter                      7.49         18.35         17.59
 Spectrum Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                                       5.21
                                                                       (9 months
DW Principal Plus Fund L.P.(17)                15.39         (5.28)        17.98

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                          1.00          7.30
                                                         (3 months
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                    15.38         15.23         15.80
 Chesapeake L.P.
Morgan Stanley Dean Witter/                    13.66         18.17
 JWH Futures Fund L.P.                                   (11 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              THE TRADING ADVISORS

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO JOHN W. HENRY & COMPANY, INC., A TRADING ADVISOR TO SPECTRUM CURRENCY, UNDER "THE TRADING ADVISORS--MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.--1. JOHN W. HENRY & COMPANY, INC. (JWHREGISTERED)--OTHER INVESTMENT PROGRAMS OPERATED BY JWH" ON PAGES 46-48.

     As of March 31, 2000, JWH was managing approximately $71 million of client assets pursuant to its International Foreign Exchange Program, and approximately $1.6 billion in all of its programs.

     Multiple Style Programs. Multiple Style Programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis. The Strategic Allocation Program is the only program offered in this category.

     The Strategic Allocation Program's objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH investment program. JWH currently operates 11 investment programs; any and all of them may be included in the Strategic Allocation Program. JWH, through its Investment Policy Committee, allocates assets among different combinations of its investment programs which each have distinctive style, timing and market characteristics. The allocation of the Strategic Allocation Program's assets among the investment programs, as well as the selection of the programs used for the Strategic Allocation Program, is dynamic, changing at the discretion of the Investment Policy Committee. While JWH's individual investment programs are technical, trend-following programs, the selection of programs as well as the allocation of assets among the programs in the Strategic Allocation Program are entirely discretionary. JWH is under no obligation to include any particular investment program in the Strategic Allocation Program. Generally, the maximum allocation to an individual program will not exceed 25% of an account's assets.

     The Investment Policy Committee also monitors and adjusts on an ongoing basis the position size in relation to account equity at which the Strategic Allocation Program trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure and subjective evaluation of general market conditions. Position size can range from 50% to 150% of standard trading levels. The Strategic Allocation Program has been trading client capital since July 1996.

     THE FOLLOWING IS ADDED TO THE INFORMATION CONTAINED IN THE SECOND PARAGRAPH ON PAGE 48, UNDER "THE WORLDWIDE BOND PROGRAM."

     Beginning in March 2000, the position size in relation to account equity was increased approximately 25%. The quantitative model underlying the program was not changed.

     THE FOLLOWING UPDATES AND REPLACES THE CAPSULE PERFORMANCE SUMMARIES RELATING TO JWH ON PAGES 49-53.

                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM

         Name of commodity trading advisor: John W. Henry & Company, Inc.
         Name of program: International Foreign Exchange Program
         Inception of client account trading by commodity trading advisor:
         October 1982
         Inception of client account trading in program: August 1986
         Number of open accounts: 4
         Aggregate assets overall: $1.6 billion
         Aggregate assets in program: $71.4 million
         Worst monthly decline on an individual account basis: (8.3)% -- (5/97) Worst peak-to-valley decline on an individual account basis: (35.9)% -- (9/92 - 1/95)
         2000 year-to-date return: (4.3)% (3 months)
         1999 annual return: (5.1)%
         1998 annual return: 13.9%
         1997 annual return: 71.1%
         1996 annual return: 3.7%
         1995 annual return: 16.9%

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                       JANUARY 1, 1995 -- MARCH 31, 2000
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                                                    JWH GLOBAL-
                                         FINANCIAL      ORIGINAL        GLOBAL         GLOBAL                       ANALYTICS(R)
                                        AND METALS     INVESTMENT     DIVERSIFIED     FINANCIAL     G-7 CURRENCY     FAMILY OF
NAME OF PROGRAM:                         PORTFOLIO       PROGRAM       PORTFOLIO      PORTFOLIO      PORTFOLIO       PROGRAMS
                                       -------------  -------------  -------------  -------------  --------------  -------------
Inception of Client Account Trading
 in Program:                           October 1984   October 1982     June 1988      June 1994    February 1991     June 1997
Number of Open Accounts:                    24             16              7              3              4               1
Assets Managed in Program:             $566,820,109   $178,138,841    $85,564,102    $44,421,831    $32,921,390     $21,627,649
Assets Managed in JWH:                 $1.6 billion   $1.6 billion   $1.6 billion   $1.6 billion    $1.6 billion   $1.6 billion
Worst Monthly Decline on an               (10.1)%        (14.2)%        (15.0)%        (12.5)%        (10.1)%         (5.0)%
 Individual Account Basis:                (2/96)         (11/98)        (10/99)        (5/95)         (11/98)         (4/98)
Worst Peak-to-Valley Decline on an        (36.5)%        (18.5)%        (24.1)%        (48.9)%        (31.4)%         (5.3)%
 Individual Account Basis:             (10/98-3/00)   (5/99-10/99)   (6/95-10/95)    (7/94-1/95)    (10/92-1/95)    (4/98-5/98)

                                             %              %              %              %              %               %
                                          ------         ------         ------         ------          ------         ------
2000 Year-to-Date Return (3 months):      (11.6)           2.2           (4.4)           3.0           (5.2)           (4.7)
1999 Compound Annual Rate of Return:      (18.7)         (10.7)         (11.9)           1.4            20.7            N/A
                                                                                                                       (3.6)
1998 Compound Annual Rate of Return:        7.2           10.8           23.5            9.9           (4.8)         (5 mos.)
                                                                                                                       17.6
1997 Compound Annual Rate of Return:       15.2            5.7            3.3            4.9            21.0         (7 mos.)
1996 Compound Annual Rate of Return:       29.7           22.6           26.9           32.4            14.5            N/A

1995 Compound Annual Rate of Return:       38.5           53.2           19.6           86.2            32.2            N/A

                                            JWH       INTERNATIONAL
                                          GLOBAL         CURRENCY
                                       ANALYTICSREGISTERED    AND BOND
NAME OF PROGRAM:                            99          PORTFOLIO
                                       -------------  --------------
Inception of Client Account Trading
 in Program:                            March 1999     January 1993
Number of Open Accounts:                     1              1
Assets Managed in Program:              $10,604,450    $23,099,638
Assets Managed in JWH:                 $1.6 billion    $1.6 billion
Worst Monthly Decline on an               (9.4)%          (6.3)%
 Individual Account Basis:                (10/99)         (8/97)
Worst Peak-to-Valley Decline on an        (15.6)%        (23.6)%
 Individual Account Basis:              (7/99-3/00)    (7/94-1/95)
                                             %              %
                                          ------          ------
2000 Year-to-Date Return (3 months):       (5.8)          (3.5)
                                           (7.5)
1999 Compound Annual Rate of Return:     (10 mos.)         2.3

1998 Compound Annual Rate of Return:        N/A            16.1

1997 Compound Annual Rate of Return:        N/A            17.0
1996 Compound Annual Rate of Return:        N/A            19.9
1995 Compound Annual Rate of Return:        N/A            36.5

The Notes to JWH's Programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                 JANUARY 1, 1995 -- MARCH 31, 2000 (CONTINUED)
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                  DELEVERED YEN                         JWHII
                       THE WORLD                     WORLDWIDE      STRATEGIC      DENOMINATED                        FINANCIAL
                       FINANCIAL       DOLLAR          BOND        ALLOCATION     FINANCIAL AND                      AND METALS
NAME OF PROGRAM:      PERSPECTIVE      PROGRAM        PROGRAM        PROGRAM     METALS PROFILE     INTERRATETM       PORTFOLIO
                     -------------  -------------  -------------  -------------  ---------------  ---------------  ---------------
Inception of Client                                                               October 1995;   December 1998;   September 1991;
 Account Trading in                                                              ceased trading   ceased trading   ceased trading
 Program:             April 1987      July 1996      July 1996      July 1996         12/96            7/96             7/95
Number of Open
 Accounts:                 2              0              0              3               0                0                0
Assets Managed in
 Program:             $24,589,255        $0             $0        $549,328,787         $0               $0               $0
Assets Managed in
 JWH:                $1.6 billion   $1.6 billion   $1.6 billion   $1.6 billion    $1.6 billion     $1.6 billion          $0
Worst Monthly
 Decline on an
 Individual Account     (8.7)%         (8.4)%         (3.8)%         (7.8)%          (3.2)%           (3.1)%           (4.8)%
 Basis:                 (11/98)        (5/97)         (4/97)         (10/99)         (2/96)           (11/94)          (7/94)
Worst
 Peak-to-Valley
 Decline on an
 Individual Account     (25.9)%        (11.6)%        (6.2)%         (11.7)%         (5.1)%           (19.7)%          (12.2)%
 Basis:               (7/94-1/95)    (5/97-9/97)   (12/96-5/97)   (7/99-10/99)     (2/96-8/96)     (9/92-11/93)     (7/94-12/94)

                           %              %              %              %               %                %                %
                        ------         ------         ------         ------          ------           ------           ------
2000 Year-to-Date
 Return (3 months):      (1.6)           N/A            N/A           (1.4)            N/A              N/A              N/A
1999 Compound
 Annual Rate of
 Return:                 (1.6)           N/A            N/A           (1.5)            N/A              N/A              N/A
1998 Compound
 Annual Rate of                         (4.9)          (0.4)
 Return:                  7.2         (5 mos.)       (5 mos.)         17.0             N/A              N/A              N/A
1997 Compound
 Annual Rate of
 Return:                 10.4            6.8            9.5           13.3             N/A              N/A              N/A
1996 Compound
 Annual Rate of                         10.6           17.8           25.5                             5.79
 Return:                 40.9         (6 mos.)       (6 mos.)       (6 mos.)           9.4           (7 mos.)            N/A
1995 Compound
 Annual Rate of                                                                        0.2                              30.3
 Return:                 32.2            N/A            N/A            N/A          (3 mos.)           5.19           (7 mos.)

The Notes to JWH's Programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                            YEN FINANCIAL PORTFOLIO
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1992
                           NUMBER OF OPEN ACCOUNTS: 0
                         ASSETS MANAGED IN PROGRAM: $0
                      ASSETS MANAGED BY JWH: $1.6 billion

                  INCEPTION         AGGREGATE                      COMPOUND                WORST                   WORST
                     OF               ASSETS                      ANNUAL RATE             MONTHLY             PEAK-TO-VALLEY
ACCOUNT NO.        TRADING       AUGUST 31, 1999                   OF RETURN              DECLINE                 DECLINE
-----------     -------------    ----------------            ---------------------    ----------------    -------------------------
                                                               %                         %                  %
   1                1/92          closed -  3/97   1997:      (3.3)    (3 mos.)        (7.3)   (7/95)     (30.5)      (4/95 - 7/96)
                                                   1996:      (8.5)
                                                   1995:      20.6
   2                1/93          closed -  1/97   1997:      (0.1)    (1 mo.)         (6.9)   (7/95)     (29.0)      (4/95 - 7/96)
                                                   1996:      (9.9)
                                                   1995:      21.0
   3                1/94          closed -  1/97   1997:      (2.4)    (1 mo.)         (6.0)   (7/95)     (26.6)      (4/95 - 7/96)
                                                   1996:     (10.9)
                                                   1995:      22.4
   4                6/94          closed -  3/97   1997:       1.4     (3 mos.)        (6.5)   (7/95)     (22.3)      (4/95 - 7/96)
                                                   1996:      (0.6)
                                                   1995:      24.2
   5                8/94          closed -  3/97   1997:      (2.4)    (3 mos.)        (7.1)   (7/95)     (30.4)      (4/95 - 7/96)
                                                   1996:      (6.0)
                                                   1995:      21.1
   6                1/95          closed -  3/97   1997:      (3.7)    (3 mos.)        (7.5)   (7/95)     (35.5)      (4/95 - 7/96)
                                                   1996:     (13.5)
                                                   1995:      13.2
   7                3/94          closed -  3/97   1997:       4.0     (3 mos.)        (6.7)   (7/96)     (15.9)      (2/96 - 7/96)
                                                   1996:       7.8
                                                   1995:      28.1
  11                11/93         closed -  8/95   1995:      20.0     (8 mos.)        (9.0)   (8/95)     (18.8)      (4/95 - 8/95)
  12                11/93         closed -  1/95   1995:      (0.6)    (1 mo.)         (6.3)   (5/94)     (16.5)      (4/94 - 1/95)
  13                12/92         closed -  3/96   1996:      (4.1)    (3 mos.)        (4.9)   (7/95)     (15.8)     (12/93 - 1/95)
                                                   1995:      31.4
  14                1/93          closed - 12/95   1995:      10.9                     (6.2)   (7/95)     (15.8)     (4/95 - 12/95)
  17                12/92         closed -  1/96   1996:       0.3     (1 mo.)         (6.0)   (7/95)     (12.4)     (4/95 - 10/95)
                                                   1995:      26.6
  18                3/94          closed -  4/96   1996:      (6.3)    (4 mos.)        (6.2)   (7/95)     (18.5)      (4/95 - 4/96)
                                                   1995:      18.5
  19                12/94         closed -  4/96   1996:      (7.8)    (4 mos.)        (6.6)   (7/95)     (21.1)      (4/95 - 4/96)
                                                   1995:      18.3
  21                6/94          closed -  3/95   1995:      48.1     (3 mos.)        (3.6)   (7/94)      (9.9)      (6/94 - 1/95)

               The Yen Financial Portfolio Closed in March 1997.

------------

The Notes to JWH's programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING UPDATES AND REPLACES THE CAPSULE PERFORMANCE SUMMARIES RELATING TO SUNRISE CAPITAL PARTNERS, A TRADING ADVISOR TO SPECTRUM CURRENCY, UNDER "THE TRADING ADVISORS--MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.--2. SUNRISE CAPITAL PARTNERS LLC" ON PAGES 60-61. THE NOTES ON PAGES 61-62 ARE AN INTEGRAL PART OF THE CAPSULE PERFORMANCE SUMMARIES.

                            SUNRISE CAPITAL PARTNERS
                                CURRENCY PROGRAM
               (Calculations based on Fully-Funded Subset Method)

         Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Currency Program
         Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1985
         Number of open accounts: 4
         Aggregate assets overall: $523.9 million
         Aggregate assets in program: $58.0 million
         Largest monthly drawdown: (11.22)% -- (1/95)
         Worst peak-to-valley drawdown: (58.60)% -- (8/93 - 1/95)
         2000 year-to-date return (3 months): 4.0%
         1999 annual return: 6.2%
         1998 annual return: (1.9)%
         1997 annual return: 10.9%
         1996 annual return: 20.2%
         1995 annual return: 34.0%

                            SUNRISE CAPITAL PARTNERS
                      CIMCO-DIVERSIFIED FINANCIAL PROGRAM

         Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise CIMCO-Diversified Financial Program Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1990
         Number of open accounts: 2
         Aggregate assets overall: $523.9 million
         Aggregate assets in program: $87.9 million
         Largest monthly drawdown: (10.50)% -- (2/96)
         Worst peak-to-valley drawdown: (44.47)% -- (8/93 - 1/95) 2000 year-to-date return (3 months): (0.2)%
         1999 annual return: (0.6)%
         1998 annual return: 7.7%
         1997 annual return: (2.8)%
         1996 annual return: 26.1%
         1995 annual return: 50.9%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SUNRISE CAPITAL PARTNERS
                              DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)

         Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Diversified Program
         Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: June 1980
         Number of open accounts: 23
         Aggregate assets overall: $523.9 million
         Aggregate assets in program: $54.2 million
         Largest monthly drawdown: (9.79)% -- (2/96)
         Worst peak-to-valley drawdown: (39.68)% -- (10/90 - 5/92) 2000 year-to-date return (3 months): (1.2)%
         1999 annual return: 5.8%
         1998 annual return: 17.0%
         1997 annual return: 11.3%
         1996 annual return: 21.7%
         1995 annual return: 40.0%

                            SUNRISE CAPITAL PARTNERS
                          EXPANDED DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)

         Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Expanded Diversified Program
         Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: January 1989
         Number of open accounts: 28
         Aggregate assets overall: $523.9 million
         Aggregate assets in program: $323.8 million
         Largest monthly drawdown: (8.46)% -- (1/95)
         Worst peak-to-valley drawdown: (29.82)% -- (8/93 - 4/94)
         2000 year-to-date return (3 months): (1.2)%
         1999 annual return: 4.4%
         1998 annual return: 25.8%
         1997 annual return: 20.7%
         1996 annual return: 19.3%
         1995 annual return: 11.5%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING UPDATES AND REPLACES THE CAPSULE PERFORMANCE SUMMARIES RELATING TO MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC., THE TRADING ADVISOR TO SPECTRUM COMMODITY, UNDER "THE TRADING ADVISORS--MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P." ON PAGES 64-65. THE FOOTNOTES ON PAGE 65 ARE AN INTEGRAL PART OF THE CAPSULE PERFORMANCE SUMMARIES.

             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                   MS COMMODITY INVESTMENT PORTFOLIO STRATEGY

         Name of commodity trading advisor: Morgan Stanley Dean Witter
         Commodities
           Management Inc.
         Name of program: MS Commodity Investment Portfolio Strategy
         Inception of client trading by commodity trading advisor: February 1993 Inception of client trading in program: May 1994
         Number of open accounts: 4
         Aggregate assets overall: $196,000,000
         Aggregate assets in program: $173,000,000
         Largest monthly % drawdown: (7.65)% -- (11/98)
         Largest peak-to-valley drawdown: (34.63)% -- (8/97 - 2/99)

MONTHLY RATES OF RETURN      2000            1999            1998            1997            1996            1995
-----------------------    -----------     -----------     -----------     -----------     -----------     -----------
                               %               %               %               %               %               %
January................         1.80           (0.82)          (1.68)           1.35           (0.70)          (0.82)
February...............        (1.09)          (3.09)          (5.48)           2.26            2.45            0.21
March..................         1.29            7.72            0.43            1.30            3.93            1.69
April..................                         1.97           (1.73)           0.29            1.64            0.34
May....................                        (3.39)          (5.86)           0.58           (0.99)          (1.17)
June...................                         4.08           (1.54)          (2.24)           0.13           (0.36)
July...................                         0.57           (5.57)           3.19           (0.12)           1.40
August.................                         4.26           (6.42)          (1.59)           4.91            1.86
September..............                         3.44            8.02            0.86           (0.95)           1.01
October................                        (1.57)          (2.03)           0.49           (0.90)           0.46
November...............                         0.16           (7.65)          (1.67)           2.36            1.49
December...............                         1.55           (2.10)          (3.53)           2.45            5.53
Compound (period)               1.99           15.27          (28.12)           1.09           14.92           12.09
  Rate of Return.......
                            (3 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                        MS COMMODITY YIELD FUND STRATEGY

Name of commodity trading advisor: Morgan Stanley Dean Witter Commodities Management Inc.
Name of program: MS Commodity Yield Fund Strategy
Inception of client trading by commodity trading advisor: February 1993 Inception of client trading in program: February 1993
Number of open accounts: 0
Aggregate assets overall: $196,000,000
Aggregate assets in program: None
Largest monthly % drawdown: (8.07)% -- (5/94)
Largest peak-to-valley drawdown: (16.58)% -- (11/93 - 8/94)
1998 annual return: (2.98)%
1997 annual return: (6.07)%
1996 annual return: 16.33%
1995 annual return: (3.26)%
1994 annual return: (9.25)%
1993 annual return (11 months): 16.20%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             THE COMMODITY BROKERS

     THE FOLLOWING REPLACES THE INFORMATION CONTAINED UNDER "THE COMMODITY BROKERS" ON PAGE 68.

DEAN WITTER REYNOLDS INC., MORGAN STANLEY & CO. INCORPORATED, AND MORGAN STANLEY & CO. INTERNATIONAL LIMITED

     Dean Witter Reynolds Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Dean Witter, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Dean Witter monitors each partnership's futures positions that Morgan Stanley reports it is carrying for any errors in trade prices or trade fill. Dean Witter also serves as the non-clearing commodity broker for all, and Morgan Stanley serves as the clearing commodity broker and foreign exchange counterparty and Morgan Stanley International serves as the clearing commodity broker with regard to any trading on the London Metal Exchange for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator.

     Dean Witter is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Dean Witter has its main business office at Two World Trade Center, New York, New York 10048. Dean Witter is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Dean Witter is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Dean Witter is also registered with the SEC as a broker-dealer and is a member of the NASD. Dean Witter is currently servicing its clients through a network of approximately 450 offices nationwide with 12,000 financial advisors servicing individual and institutional client accounts.

     Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for the partnerships, other than those on the London Metal Exchange for Spectrum Commodity. Morgan

Stanley has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.

     Morgan Stanley International, a United Kingdom corporation, acts as Spectrum Commodity's clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.

     Morgan Stanley Dean Witter & Co., the parent company of Dean Witter, Morgan Stanley, and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in offices throughout the United States and 20 foreign countries. Morgan Stanley Dean Witter & Co. is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $79.9 billion at February 29, 2000. At that date, Morgan Stanley Dean Witter & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top five asset managers globally, with over $455 billion in assets under management.

BROKERAGE ARRANGEMENTS

     The partnerships' brokerage arrangements are discussed under "Conflicts of Interest" on pages 13-15 and S-3 and "Description of Charges -- Commodity Brokers" on pages 18-19 and S-3.

     The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

     *   the size of the partnership;

     *   the futures, forwards, and options trading activity;

     * the services provided by the commodity brokers or any affiliate thereof to the partnership;

     * the cost incurred by the commodity brokers or any affiliate thereof in organizing and operating the partnership and offering units;

     *   the overall costs to the partnership;

     * any excess interest and compensating balance benefits to the commodity brokers from assets held thereby; and

     * if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership;

     Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" on page 15.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner:

     We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Spectrum Commodity L.P.(formerly, Morgan Stanley Tangible Asset Fund L.P.) (the "Partnership") as of December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1999 and the period from January 2, 1998 through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Tangible Asset Fund L.P. at December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and the period from January 2, 1998 to December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 7, 2000
New York, New York

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                      MARCH 31,       -----------------------------
                                                        2000             1999             1998
                                                     ------------     ------------     ------------
                                                          $                $                $
                                                     (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash...........................................     23,480,160       23,430,137       26,519,891
  Unrealized gain (loss) on open contracts:
     Net unrealized gain (loss) on open contracts
       (Morgan Stanley International)............        (94,573)         643,258         (134,255)
     Net unrealized loss on open contracts
       (Morgan Stanley)..........................       (461,517)        (100,830)        (501,388)
                                                      ----------       ----------       ----------
       Unrealized gain (loss) on open
       contracts.................................       (556,090)         542,428         (635,643)
                                                      ----------       ----------       ----------
     Total Trading Equity........................     22,924,070       23,972,565       25,884,248
Interest receivable (Morgan Stanley).............         85,776           76,192           78,722
Subscriptions receivable.........................         85,600          --               --
                                                      ----------       ----------       ----------
     Total Assets................................     23,095,446       24,048,757       25,962,970
                                                      ----------       ----------       ----------
                                                      ----------       ----------       ----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable..............................        368,850          269,545          895,547
Accrued brokerage fees (Morgan Stanley and Morgan
  Stanley International).........................         68,985           70,827           81,222
Accrued management fees (Morgan Stanley Dean
  Witter Commodities Management).................         47,250           48,511           55,632
Service fees payable (Demeter)...................         18,900           19,404           22,253
                                                      ----------       ----------       ----------
     Total Liabilities...........................        503,985          408,287        1,054,654
                                                      ----------       ----------       ----------
PARTNERS' CAPITAL
  Limited Partners (2,908,338.656, 3,062,471.522,
     and 3,745,069.052 Units, respectively)......     22,259,327       23,310,162       24,622,999
  General Partner (43,395.648 Units)                     332,134          330,308          285,317
                                                      ----------       ----------       ----------
     Total Partners' Capital.....................     22,591,461       23,640,470       24,908,316
                                                      ----------       ----------       ----------
     Total Liabilities and Partners' Capital.....     23,095,446       24,048,757       25,962,970
                                                      ----------       ----------       ----------
                                                      ----------       ----------       ----------
NET ASSET VALUE PER UNIT.........................           7.65             7.61             6.57
                                                      ----------       ----------       ----------
                                                      ----------       ----------       ----------

   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                            STATEMENTS OF OPERATIONS

                                                                                       FOR THE PERIOD FROM
                                             FOR THE QUARTERS                            JANUARY 2, 1998
                                                   ENDED               FOR THE YEAR       (COMMENCEMENT
                                                MARCH 31,                  ENDED        OF OPERATIONS) TO
                                       -----------------------------   DECEMBER 31,    DECEMBER 31,
                                           2000            1999            1999              1998
                                       -------------   -------------   -------------   --------------------

                                            $               $                 $                 $
                                       (UNAUDITED)     (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized........................     1,395,164          34,855       3,003,270         (11,870,063)
     Net change in unrealized........    (1,098,518)        796,011       1,178,071            (635,643)
                                        -----------     -----------     -----------        ------------
       Total Trading Results.........       296,646         830,866       4,181,341         (12,505,706)
  Interest Income (Morgan Stanley)...       256,714         208,595         864,383           1,265,793
                                        -----------     -----------     -----------        ------------
       Total Revenues................       553,360       1,039,461       5,045,724         (11,239,913)
                                        -----------     -----------     -----------        ------------
EXPENSES
  Brokerage fees (Morgan Stanley and
     Morgan Stanley International)...       213,906         215,094         852,484           1,176,024
  Management fees (Morgan Stanley
     Dean Witter Commodities
     Management).....................       146,511         147,325         583,893             805,496
  Service fees (Demeter).............        58,604          58,930         233,558             322,198
                                        -----------     -----------     -----------        ------------
       Total Expenses................       419,021         421,349       1,669,935           2,303,718
                                        -----------     -----------     -----------        ------------
NET INCOME (LOSS)....................       134,339         618,112       3,375,789         (13,543,631)
                                        -----------     -----------     -----------        ------------
                                        -----------     -----------     -----------        ------------
Net Income (Loss) Allocation
  Limited Partners...................       132,513         609,955       3,330,798         (13,398,948)
  General Partner....................         1,826           8,157          44,991            (144,683)
Net Income (Loss) per Unit
  Limited Partners...................           .04             .19            1.04               (3.43)
  General Partner....................           .04             .19            1.04               (3.43)

   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
      FOR THE QUARTER ENDED MARCH 31, 2000 (UNAUDITED) AND THE YEAR ENDED
                               DECEMBER 31, 1999
    AND FOR THE PERIOD FROM JANUARY 2, 1998 (COMMENCEMENT OF OPERATIONS) TO
                               DECEMBER 31, 1998

                                           UNITS OF
                                          PARTNERSHIP        LIMITED         GENERAL
                                           INTEREST          PARTNERS        PARTNER         TOTAL
                                         -------------     ------------     ---------     -----------

                                                                $               $              $
Partners' Capital, January 2, 1998
  (commencement of operations).........        200.000            1,000         1,000           2,000
Initial Offering.......................  2,573,486.803       25,475,868       259,000      25,734,868
Offering of Units......................  1,665,202.477       15,758,355       170,000      15,928,355
Net Loss...............................       --            (13,398,948)     (144,683)    (13,543,631)
Redemptions............................   (450,424.580)      (3,213,276)       --          (3,213,276)
                                         -------------     ------------     ---------     -----------
Partners' Capital, December 31, 1998...  3,788,464.700       24,622,999       285,317      24,908,316
Net Income.............................       --              3,330,798        44,991       3,375,789
Redemptions............................   (682,597.530)      (4,643,635)       --          (4,643,635)
                                         -------------     ------------     ---------     -----------
Partners' Capital, December 31, 1999...  3,105,867.170       23,310,162       330,308      23,640,470
                                         -------------     ------------     ---------     -----------
Offering of Units......................     11,189.544           85,600        --              85,600
Net Income.............................       --                132,513         1,826         134,339
Redemptions............................   (165,322.410)      (1,268,948)       --          (1,268,948)
                                         -------------     ------------     ---------     -----------
Partners' Capital, March 31, 2000......  2,951,734.304     $ 22,259,327     $ 332,134     $22,591,461
                                         -------------     ------------     ---------     -----------
                                         -------------     ------------     ---------     -----------

   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE PERIOD FROM
                                          FOR THE QUARTERS                             JANUARY 2, 1998
                                               ENDED                FOR THE YEAR        (COMMENCEMENT
                                             MARCH 31,                  ENDED         OF OPERATIONS) TO
                                    ----------------------------    DECEMBER 31,     DECEMBER 31,
                                        2000            1999            1999               1998
                                    ------------    ------------    -------------    --------------------
                                         $               $               $                     $
                                    (UNAUDITED)     (UNAUDITED)

CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)................       134,339         618,112        3,375,789          (13,543,631)
Noncash item included in net
  income (loss):
  Net change in unrealized.......     1,098,518        (796,011)      (1,178,071)             635,643
(Increase) decrease in operating
  assets:
  Interest receivable (Morgan
  Stanley).......................        (9,584)          8,305            2,530              (78,722)
Increase (decrease) in operating
  liabilities:
  Accrued brokerage fees (Morgan
     Stanley and Morgan Stanley
     International)..............        (1,842)        (13,928)         (10,395)              81,222
  Accrued management fee (Morgan
     Stanley Dean Witter
     Commodities Management......        (1,261)         (9,540)          (7,121)              55,632
  Service fee payable
  (Demeter)......................          (504)         (3,816)          (2,849)              22,253
                                    ------------    ------------     -----------         ------------
Net cash provided by (used for)
  operating activities...........     1,219,666        (196,878)       2,179,883          (12,827,603)
                                    ------------    ------------     -----------         ------------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Increase (decrease) in
  redemptions payable............        99,305        (509,401)        (626,002)             895,547
Offering of units................        85,600         --               --                15,928,355
Increase (decrease) in
  subscriptions receivable.......       (85,600)        --               --                25,736,868
Redemptions of units.............    (1,268,948)     (1,868,777)      (4,643,635)          (3,213,276)
                                    ------------    ------------     -----------         ------------
Net cash provided by (used for)
  financing activities...........    (1,169,643)     (2,378,178)      (5,269,637)          39,347,494
                                    ------------    ------------     -----------         ------------

Net increase (decrease) in
  cash...........................        50,023      (2,575,056)      (3,089,754)          26,519,891
Balance at beginning of period...    23,430,137      26,519,891       26,519,891            --
                                    ------------    ------------     -----------         ------------
Balance at end of period.........    23,480,160      23,944,835       23,430,137           26,519,891
                                    ------------    ------------     -----------         ------------
                                    ------------    ------------     -----------         ------------

   The accompanying notes are an integral part of these financial statements.

               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
               (FORMERLY MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 2000 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION -- Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset L.P.) (the "Partnership") is a limited partnership organized to engage primarily in speculative trading of futures contracts in metals, energy and agricultural markets, (collectively, "futures interests"). The Partnership's general partner is Demeter Management Corporation ("Demeter"). The commodity brokers are Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, (collectively, the "Commodity Brokers"). The trading advisor is Morgan Stanley Dean Witter Commodities Management, Inc. Morgan Stanley Dean Witter Commodities Management, the commodity brokers and Demeter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

     Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

     USE OF ESTIMATES -- The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

     The unaudited interim financial statements contained herein include, in the opinion of management, all of the adjustments necessary for a fair presentation of the results of operations and financial condition of the Partnership. These financial statements should be read in conjunction with the Partnership's December 31, 1999 annual report on Form 10-K.

     REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net changes in unrealized gains and losses is reflected in the change in unrealized profit (loss) on open contracts from one period to the next in the statements of operations. Morgan Stanley credits the Partnership at each month-end with interest income as if 80% of the Partnership's average daily "Net Assets" for the month, as defined in the Limited Partnership Agreement, were invested at a rate based on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.

     NET INCOME (LOSS) PER UNIT -- Net income (loss) per unit of limited partnership interest is computed using the weighted average number of units outstanding during the period.

     EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with the Commodity Brokers to be used as margin for trading; and (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value.

     The Partnership, in the normal course of business, enters into various contracts with MS & Co. and MSIL, acting as its commodity brokers. Pursuant to brokerage arrangements with MS & Co. and MSIL, to the extent that such trading results in receivables from and payables to MS & Co. and MSIL, these receivables and payables are offset and reported as a net receivable from or payable to MS
& Co. and MSIL.

     BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Brokerage fees are accrued at a monthly rate of 1/12 of 3.65% of the Net Assets as of the first day of each month (a 3.65% annual rate). Such fees cover all costs of executing trades by the Partnership, including floor brokerage fees, exchange fees, clearing house fees, NFA fees, "give-ups" or transfer fees and any costs associated with taking delivery of commodities.

     SERVICE FEE -- The Partnership pays Demeter a monthly service fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets as of the first day of each month.

     OPERATING EXPENSES -- The Partnership incurs monthly management fees and may incur incentive fees as described in Note 2. All administrative expenses are borne by Demeter.

     INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

     DISTRIBUTIONS -- Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

     OFFERING OF UNITS -- Units were offered to the public at a price equal to 100% of the net asset value as of the close of business on the last day of the month immediately preceding the four closings held on January 2, February 2, March 2 and April 1, 1998.

     The Partnership, Demeter, Morgan Stanley Dean Witter Commodities Management and Dean Witter, the selling agent and an affiliate of Demeter, extended the Offering Period for those Units already registered with the SEC but still unsold, until October 16, 1998. The remaining unsold Units were offered to the public at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the three closings held on August 3, September 1, and October 1, 1998.

     REDEMPTIONS -- Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit effective as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any units redeemed at or prior to the last day of the twelfth month after such units were purchased were subject to a redemption charge equal to 2% of the Net Asset Value of a unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value per Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Limited Partners who obtained their Units via an exchange from another Dean Witter-sponsored commodity pool were not subject to the six month holding period or the redemption charges.

     DISSOLUTION OF THE PARTNERSHIP -- The Partnership will terminate on December 31, 2027 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS

     The Partnership pays brokerage fees to the Commodity Brokers and a service fee to Demeter as described in Note 1. The Partnership's cash is on deposit with the Commodity Brokers in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley pays interest on these funds as described in Note 1.

     Demeter, on behalf of the Partnership and itself entered into a Management Agreement with Morgan Stanley Dean Witter Commodities Management whereby Morgan Stanley Dean Witter Commodities Management makes all trading decisions for the Partnership. Compensation to Morgan Stanley Dean Witter Commodities Management by the Partnership consists of a management fee and an incentive fee as follows:

     MANAGEMENT FEE -- The management fee is accrued at the rate of 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).

     INCENTIVE FEE -- The Partnership will pay an annual incentive fee equal to 20% of trading profits as of the end of each calendar year. Trading profits represent the amount by which profits from futures trading exceed losses, after brokerage and management fees have been paid. Such incentive fee is accrued in each month in which trading profits occur. In those months in which trading profits are negative, previous accruals, if any, during the incentive period will be reduced. Any accrued incentive fees with respect to Units redeemed at the end of a month that is not the end of a calendar year will be deducted and paid to Morgan Stanley Dean Witter Commodities Management at the time of such redemption.

3.  FINANCIAL INSTRUMENTS

     The Partnership trades futures contracts in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. The issuance of SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS
No. 133," defers the required implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. However, the Partnership has elected to adopt the provisions of SFAS No. 133 beginning with the fiscal year that ended
December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/ notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.

     The net unrealized gain (loss) on open contracts is reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled $(556,090), $542,428, and $(635,643) at March 31, 2000,
December 31, 1999, and December 31, 1998 respectively.

     The $556,090 net unrealized loss on open contracts at March 31, 2000, the $542,428 net unrealized gain on open contracts at December 31, 1999, and the $(635,643) net unrealized loss on open contracts at December 31, 1998, were related to exchange-traded futures contracts that mature through April 2000, April 2000, and June 1999, respectively.

     The Partnership also has credit risk because Morgan Stanley and Morgan Stanley International act as the futures commission merchants or the counterparties with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley and Morgan Stanley International, as a futures commission merchant for the Partnership's exchange-traded futures contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds, in the aggregate, totaled $22,924,070, $23,972,565, and $25,884,248 at March 31, 2000,
December 31, 1999, and December 31, 1998, respectively.

4.  LEGAL MATTERS

     The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996 and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures & Currency Management

Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18 and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice.

     In addition, on December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.

5. SUBSEQUENT EVENTS (UNAUDITED)

     Effective March 1, 2000, Spectrum Commodity pays brokerage fees accrued at a monthly rate of 1/12 of 4.60% of the Net Assets as of the first day of each month (a 4.60% annual rate) and does not pay any Service Fee, representing a net reduction in fees of 0.05%.

     Effective March 1, 2000, Dean Witter, not Morgan Stanley, acts as the Partnership's non-clearing commodity broker, and as such, holds the Partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Additionaly, Dean Witter credits the Partnership at each month-end with interest income as if 80% of the Partnership's average daily "Net Assets" for the month, as defined in the Limited Partnership Agreement, were invested at a rate based on U.S. Treasury bills. Morgan Stanley and Morgan Stanley International continue to act as the Partnership's clearing commodity brokers.

     On March 3, 2000, the plaintiff in the New York action referred to in
Note 4 above filed an appeal of the order dismissing the consolidated complaint.

     Effective March 7, 2000, the Partnership was renamed Morgan Stanley Dean Witter Spectrum Commodity L.P.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1999 and 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

January 21, 2000
New York, New York

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                          NOVEMBER 30,
                                                 FEBRUARY 29,     -----------------------------
                                                     2000             1999             1998
                                                 ------------     ------------     ------------
                                                      $
                                                 (UNAUDITED)           $                $
ASSETS
Investments in affiliated partnerships (Note
  2)                                               17,997,295       17,825,316       16,959,248
Income taxes receivable                               337,254          803,778          708,505
Receivable from affiliated partnerships                20,798           20,428           25,716
                                                 ------------     ------------     ------------
Total Assets                                       18,355,347       18,649,522       17,693,469
                                                 ------------     ------------     ------------
                                                 ------------     ------------     ------------

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Payable to Morgan Stanley
     Dean Witter & Co.                             12,676,196       13,033,208       11,648,971
  Accrued expenses                                      9,117           29,293           62,198
                                                 ------------     ------------     ------------
     Total Liabilities                             12,685,313       13,062,501       11,711,169
                                                 ------------     ------------     ------------

STOCKHOLDER'S EQUITY:
  Common stock, no par value:
     Authorized 1,000 shares; Issued and
       outstanding 100 shares at stated value
       of $500 per share                               50,000           50,000           50,000
  Additional paid-in capital                      123,170,000      123,170,000      111,170,000
  Retained earnings                                 5,520,034        5,437,021        5,832,300
                                                 ------------     ------------     ------------
                                                  128,740,034      128,657,021      117,052,300
  Less: Notes receivable from Morgan Stanley
     Dean Witter & Co.                           (123,070,000)    (123,070,000)    (111,070,000)
                                                 ------------     ------------     ------------

     Total Stockholder's Equity                     5,670,034        5,587,021        5,982,300
                                                 ------------     ------------     ------------

     Total Liabilities and Stockholder's
       Equity                                      18,355,347       18,649,522       17,693,469
                                                 ------------     ------------     ------------
                                                 ------------     ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 2000 IS UNAUDITED)

1. INTRODUCTION AND BASIS OF PRESENTATION

     Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. Effective February 19, 1998 Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.

     Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Tangible Asset Fund L.P., Morgan Stanley Dean Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Dean Witter/Market Street Futures Fund L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P.

     Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

     The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

     The unaudited interim statement of financial condition contained herein includes, in the opinion of management, all adjustments necessary for a fair presentation of the statement of financial condition of Demeter.

     On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Tangible Asset Fund L.P. On November 4, 1997, Morgan Stanley Tangible Asset Fund L.P. registered with the Securities and Exchange Commission 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, Morgan Stanley Tangible Asset Fund L.P., Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.

     In January of 1998, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Market Street Futures Fund, which offers units to investors in a continuing private offering. The fund began trading on October 1, 1998.

     On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and subsequently on April 30, 1999, changed it to Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

     On April 20, 1998, Dean Witter Select Futures Fund L.P. ("DWSF") changed its name to Dean Witter Spectrum Select L.P. Effective May 1, 1998 Spectrum Select became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering. On April 30, 1999, DWSF changed its name to Morgan Stanley Dean Witter Spectrum Select L.P.

     On April 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Account II and subsequently distributed its net assets.

     On May 11, 1998, Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. ("DWST") and 1,500,000 units of Spectrum Select, both of which are being offered to investors in a continuing public offering with previously registered units of the other Spectrum funds. On April 30, 1999, DWST changed its name to Morgan Stanley Dean Witter Spectrum Technical, L.P.

     On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering. Charter Graham, Charter Millburn and Charter Welton each commenced trading on March 1, 1999.

     On September 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Balanced Portfolio Account III, and subsequently distributed its net assets.

     On February 3, 1999, DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P.

     On February 3, 1999, DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

     On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P.

     On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley Dean Witter & Co., computed on a separate company basis and due to Morgan Stanley Dean Witter & Co.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

     The total assets, liabilities and partners' capital of all the funds managed by Demeter at February 29, 2000, and November 30, 1999 and 1998 were as follows:

                                                                        NOVEMBER 30,
                                          FEBRUARY 29,       ----------------------------------
                                              2000                1999                1998
                                         --------------      --------------      --------------
                                               $                   $                   $
Total assets..........................    1,348,402,633       1,355,594,817       1,316,093,947
Total liabilities.....................       33,756,305          28,406,267          21,644,069
Total partners' capital...............    1,314,646,328       1,327,188,550       1,294,449,878

     Demeter's investments in such limited partnerships are carried at market value.

4. PAYABLE TO MORGAN STANLEY DEAN WITTER & CO.

     The payable to Morgan Stanley Dean Witter & Co. is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley Dean Witter & Co. on behalf of Demeter and the cumulative results of operations.

5. NET WORTH REQUIREMENT

     At February 29, 2000, November 30, 1999, and November 30, 1998, Demeter held non-interest bearing notes from Morgan Stanley Dean Witter & Co. that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at February 29, 2000, $123,070,000 at November 30, 1999, and $111,070,000 at November 30, 1998.

     The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

     In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Morgan Stanley Dean Witter & Co. are included in net worth for purposes of this calculation.

6. LITIGATION

     The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures & Currency Management Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Morgan Stanley Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice.

     In addition on December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.

7. SUBSEQUENT EVENT (UNAUDITED)

     On March 3, 2000, the plaintiffs in the New York action referred to in Note 6 above filed an appeal of the order dismissing the consolidated complaint.

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.
               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.
                  SUPPLEMENT TO PROSPECTUS DATED MARCH 6, 2000

     The Prospectus dated March 6, 2000 is supplemented by a supplement dated June * , 2000. You should read the supplement together with the prospectus.

June * , 2000

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
 (THIS IS ONE OF TWO PROSPECTUSES FOR THE PARTNERSHIPS IN THE SPECTRUM SERIES.)

                                                               MINIMUM NUMBER                         NET
                                                               OF UNITS THAT         MAXIMUM         ASSET
                                                                MUST BE SOLD        AVAILABLE        VALUE
                                                              TO BREAK ESCROW         UNITS        PER UNIT
                                                             ------------------   --------------   ---------
                                                                                                       $
MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P. .........           600,000     12,000,000.000     10.00
MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. ........   not applicable       7,000,000.000      7.61
  (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)

Each partnership trades futures, forwards and options contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The total number of units available and the net asset value per unit for Spectrum Commodity as of December 31, 1999 is set forth above. The net asset value per unit of Spectrum Currency is its initial offering price.

Minimum Initial Purchase......................  $5,000 or $2,000 (for IRAs only)
                                                  in one or more partnerships
Minimum Per Partnership.......................  $1,000
Minimum Purchase for Existing Investors.......  $500

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.

Your subscription funds will be held in escrow at The Chase Manhattan Bank, New York, New York until they are transferred to the partnership whose units you have purchased.

THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9. IN PARTICULAR, YOU SHOULD BE AWARE THAT:

  - Each partnership's futures, forwards and options trading is speculative and trading performance is expected to be volatile.


  - Each partnership's trading is leveraged, which accentuates the trading profit or trading loss on a trade.


  - Past performance is not necessarily indicative of future results.

  - You may not redeem your units until you have been an investor for at least six months.

  - If you redeem units within 24 months after they are purchased, you will pay a redemption charge except in defined circumstances.

  - Units will not be listed on an exchange and no other secondary market will exist for the units.

  - The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

                                                 Without a           With a 2%
                                             Redemption Charge   Redemption Charge
                                             -----------------   -----------------
                                                     %                   %
Spectrum Currency..........................  4.34                6.38
Spectrum Commodity.........................  3.34                5.38

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


                           MORGAN STANLEY DEAN WITTER
                           DEAN WITTER REYNOLDS INC.
                                 March 6, 2000

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 17 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 9.

    YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.
                              -------------------

                              NOTICE TO INVESTORS

    THE SPECTRUM SERIES CONSISTS OF SIX CONTINUOUSLY OFFERED LIMITED PARTNERSHIPS. TWO OF THOSE PARTNERSHIPS, SPECTRUM CURRENCY AND SPECTRUM COMMODITY, ARE DISCUSSED IN THIS PROSPECTUS. THE OTHER FOUR PARTNERSHIPS, SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED, ARE DISCUSSED IN A SEPARATE PROSPECTUS. IF YOU ARE CONSIDERING AN INVESTMENT IN ANY OF THOSE FOUR OTHER PARTNERSHIPS, YOU SHOULD READ THE PROSPECTUS RELATING TO THOSE PARTNERSHIPS.

                               TABLE OF CONTENTS

                                    PART ONE
                              DISCLOSURE DOCUMENT


                                              PAGE
                                            --------
Summary...................................       1
Risk Factors..............................       9
  Trading and Performance Risks...........       9
    The partnerships' trading is
      speculative and volatile............       9
    Each partnership's trading is
      leveraged...........................       9
    Options trading can be more volatile
      than futures trading................       9
    You should not rely on the past
      performance of a partnership in
      deciding to purchase units..........       9
    Spectrum Currency does not have an
      operating history...................       9
    Spectrum Currency is a new fund and
      will be subject to special risks
      during its start-up period..........       9
    Spectrum Commodity is subject to
      greater risk of loss during periods
      of low inflation....................      10
    Market illiquidity may cause less
      favorable trade prices..............      10
    Trading on foreign exchanges presents
      greater risks to each partnership
      than trading on U.S. exchanges......      10
    The unregulated nature of the forwards
      markets creates counterparty risks
      that do not exist in futures trading
      on exchanges........................      10
    The partnerships are subject to
      speculative position limits.........      11
    The partnerships could lose assets and
      have their trading disrupted if a
      commodity broker or others become
      bankrupt............................      11
    Euro conversion limits Spectrum
      Currency's ability to trade
      individual currencies and could
      result in trading losses............      11
  Partnerships and Offering Risks.........      11
    Each partnership incurs substantial
      charges.............................      11
    Incentive fees may be paid by a
      partnership even though the
      partnership sustains trading
      losses..............................      11
    Restricted investment liquidity in the
      units...............................      12
    Conflicts of interest in each
      partnership's structure.............      12


                                              PAGE
                                            --------
    An investment in units may not
      diversify an overall portfolio......      12
    No assurance that units of Spectrum
      Currency will be sold...............      12
  Trading Advisor Risks...................      12
    Reliance on the trading advisors to
      trade successfully..................      12
    Market factors may adversely influence
      the trading programs................      12
    Possible consequences of using
      multiple trading advisors for
      Spectrum Currency...................      12
    Spectrum Commodity is a single-advisor
      fund and lacks the diversity of a
      multi-advisor fund..................      12
    Increasing the assets managed by a
      trading advisor may adversely affect
      performance.........................      13
    Limited partners will not be aware of
      changes to trading programs.........      13
    Limited term of management agreements
      may limit access to a trading
      advisor.............................      13
  Taxation Risks..........................      13
    Even though the partnerships do not
      intend to make distributions, you
      will be liable for taxes on your
      share of any trading profits and any
      other income of the partnerships in
      which you have invested.............      13
    The partnerships' tax returns could be
      audited.............................      13
Conflicts of Interest.....................      13
Fiduciary Responsibility and Liability....      15
Description of Charges....................      17
Use of Proceeds...........................      20
The Spectrum Series.......................      22
Selected Financial Data...................      28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................      29
Quantitative and Qualitative Disclosures
  About Market Risk.......................      32
The General Partner.......................      35
The Trading Advisors......................      40
Exchange Right............................      65
Redemptions...............................      66
The Commodity Brokers.....................      68

                                      (i)

                                              PAGE
                                            --------
Litigation................................      69
The Limited Partnership Agreements........      70
Plan of Distribution......................      74
Subscription Procedure....................      76
Purchases by Employee Benefit Plans--
  ERISA Considerations....................      78
Material Federal Income Tax
  Considerations..........................      79
State and Local Income Tax Aspects........      85
Legal Matters.............................      85
Experts...................................      85
Where You Can Find More Information.......      85

               PART TWO
              STATEMENT OF
       ADDITIONAL INFORMATION
The Futures, Options, and Forwards
  Markets.................................      86
Potential Advantages......................      90
Supplemental Performance
  Information.............................      99
Glossary of Terms.........................     107
Financial Statements......................     F-1
    Exhibit A - Form of Amended and
      Restated Limited Partnership
      Agreements..........................     A-1
    Annex A - Request for Redemption......    A-23
    Exhibit B - Specimen Form of
      Subscription and Exchange Agreement
      and Power of Attorney...............     B-1
    Exhibit C - Subscription Agreement
      Update Form.........................     C-1


                                      (ii)

                 THE DATE OF THIS PROSPECTUS IS MARCH 6, 2000.


                                    SUMMARY

    Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

    The Spectrum Series consists of six continuously offered limited partnerships. Two of those partnerships, Spectrum Currency and Spectrum Commodity, are discussed in this prospectus. The other four partnerships, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, are discussed in a separate prospectus. If you are considering an investment in any of those four other partnerships, you should read the prospectus relating to those partnerships.

    Each partnership was organized in the State of Delaware:

PARTNERSHIPS                                    DATE ORGANIZED
------------                                 --------------------
Spectrum Currency                              October 20, 1999
Spectrum Commodity (formerly, Morgan
  Stanley Tangible Asset Fund L.P.)               July 31, 1997

    The offices of each partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.

    Each partnership provides the opportunity to invest in futures contracts managed by an experienced, professional trading advisor. Since each partnership's assets are traded by different trading advisors, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisors to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six month holding period, you may shift your investment among one or more of the Spectrum Series partnerships, including Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced.


    A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument or index. Futures, forwards and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of Additional Information" beginning on page 86.


    The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same over-all investment objective, each trading advisor and its trading programs trades differently. Each partnership has distinct trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest. If you are also considering an investment in the other four Spectrum Series partnerships, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, you should review the prospectus relating to those partnerships and make similar comparisons.

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    This new partnership will allocate its assets between two trading advisors:
John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading advisors collectively trade world currencies primarily in the forward dealer markets, but also in the futures and options markets.

MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. (FORMERLY, MORGAN STANLEY
  TANGIBLE ASSET FUND L.P.)

    This partnership currently allocates its assets to a single trading advisor, Morgan Stanley Dean Witter Commodities Management Inc. The trading advisor employs a proprietary trading approach that seeks to identify increasing price trends through the disciplined analysis of technical market information. The trading advisor trades futures and may trade forwards in a portfolio of agricultural commodities, precious and base metals, soft commodities and energy products.

                               WHO MAY SUBSCRIBE

INVESTMENT CONSIDERATIONS

    You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

MINIMUM INVESTMENT

    If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your investment among any one or more of the partnerships in the Spectrum Series, including Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, which are discussed in a separate prospectus, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum
Series partnership, you may increase that investment with an additional contribution of at least $500.

    If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships.

    The general partner may, in its sole discretion, reject any subscription in whole or in part.

FINANCIAL SUITABILITY

    Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $75,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $30,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $30,000. You should be aware, however, that certain States impose more restrictive suitability and/ or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable State minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

LIMITED REVOCATION RIGHT

    After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor.

                             THE OFFERING OF UNITS

SPECTRUM CURRENCY'S INITIAL OFFERING

    12,000,000 Units of Spectrum Currency are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of April 30, 2000. The period from the date of this prospectus through September 30, 2000 is the initial offering period for Spectrum Currency. The initial offering period, however, may be extended to November 30, 2000 in the sole discretion of the general partner. The general partner must receive and accept subscriptions for at least 600,000 units during the initial offering period in order for Spectrum Currency to commence trading operations. If investors do not subscribe for at least 600,000 units of Spectrum Currency during the initial offering period, the offering will terminate and each subscriber's customer account will be credited for the full subscription amount, with interest.

THE SPECTRUM SERIES CONTINUOUS OFFERING

    Spectrum Commodity is continuously offering, and Spectrum Currency, once it has held its initial closing, will continuously offer, units of limited partnership interest for sale at monthly closings held as of the last day of each month. You can purchase units at a price equal to 100% of a partnership's month-end net asset value. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

ESCROW TERMS

    During Spectrum Currency's initial offering period and during each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Dean Witter. In turn, Dean Witter will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

    - These are speculative securities.

    - You could lose all or substantially all of your investment in the partnerships.

    - Past performance is not necessarily indicative of future results.

    - Each partnership's futures, forwards and options trading is speculative and trading performance is expected to be volatile.


    - Each partnership's trading is leveraged, which accentuates the trading profit or loss on a trade.

    - You may not redeem your units until you have been an investor for at least six months.

    - If you redeem units within 24 months after they are purchased, you will pay a redemption charge except in defined circumstances.

    - Units will not be listed on an exchange and no other secondary market will exist for the units.

    - Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

    - Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

                          MAJOR CONFLICTS OF INTEREST

    - Because the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management are affiliates of each other, the fees payable to those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.

    - Because your Morgan Stanley Dean Witter financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

    - The trading advisors, commodity brokers and general partner may trade futures, forwards and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

                              THE GENERAL PARTNER

    The general partner of each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 35 commodity pools and currently operates 25 other commodity pools. As of December 31, 1999, the general partner managed $1.4 billion of client assets. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.

                             THE COMMODITY BROKERS

    The commodity brokers for the partnerships are responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place, and for holding the partnerships' funds deposited with the commodity brokers as margin for the trades.

    Dean Witter is the non-clearing commodity broker for each partnership. As non-clearing broker, Dean Witter holds each partnership's funds and provides margin funds to the clearing brokers for the partnership's futures, forwards and options positions.

    Carr Futures Inc. serves as the clearing commodity broker for Spectrum Currency. The clearing commodity broker for Spectrum Commodity is Morgan
Stanley & Co. Incorporated, except that all trades for Spectrum Commodity on the London Metal Exchange are cleared by Morgan Stanley & Co. International Limited. The clearing commodity broker is responsible for processing and clearing the futures and options transactions placed by a trading advisor for the account of a partnership. Carr Futures also acts as the dealer on each foreign currency forward contract for the partnerships.

                              ORGANIZATIONAL CHART

    Following is an organizational chart for each partnership, showing the relationships among the various parties involved with this offering. With the exception of Carr Futures, JWH, and Sunrise, all parties are affiliates of Morgan Stanley Dean Witter & Co.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                  MORGAN STANLEY DEAN WITTER & CO.
                                                    wholly-owned                                                  wholly-owned
                                      Dean Witter
                                SELLING AGENT AND                                                     Selling          Demeter
                           NON-CLEARING COMMODITY                                                   Agreement  GENERAL PARTNER
                                           BROKER
                                                                                                                       general
                                                                                                                   partnership
                                         Customer                                                                     interest
                                        Agreement
                                   Morgan Stanley       Customer
                                              and      Agreement
                                   Morgan Stanley
                                    International
                               CLEARING COMMODITY
                                          BROKERS
                                     FOR SPECTRUM
                                        COMMODITY
Customer                                                Customer                          Customer
Agreement                                              Agreement                         Agreement
                                                   F/X Agreement
Carr Futures                                                                     Spectrum Currency
CLEARING COMMODITY BROKER                                                       Spectrum Commodity                  Management
FOR SPECTRUM CURRENCY                                                                                               Agreements
                                                                                        Management
                                                                                        Agreements
                                                                                  Trading Advisors


                               general   25 other
                           partnership  commodity
                              interest     pools*
Customer
Agreement
Carr Futures
CLEARING COMMODITY BROKER
FOR SPECTRUM CURRENCY

---------

* Demeter presently serves as general partner for 25 other commodity pools. Dean Witter acts as the non-clearing commodity broker for all of the pools, and Carr Futures acts as the clearing commodity broker for all of the pools except Spectrum Commodity. Morgan Stanley acts as the clearing commodity broker for Spectrum Commodity, and Morgan Stanley International serves as the clearing commodity broker for that pool's trades that take place on the London Metal Exchange. Dean Witter has also served as selling agent for all but one of the pools managed by Demeter. All of the pools, including the partnerships, are managed and traded independently of one another.

                      FEES TO BE PAID BY THE PARTNERSHIPS

    The partnerships pay the following monthly fees:

                                                   MANAGEMENT FEE                      BROKERAGE FEE
                                                   (ANNUAL RATE)    INCENTIVE FEE(1)   (ANNUAL RATE)
                                                   --------------   ----------------   -------------
                                                         %                 %                %
Spectrum Currency                                    3 or 4(2)            15               4.60
Spectrum Commodity                                      2.5               20               4.60

---------

(1) Spectrum Currency pays its trading advisors a monthly incentive fee, and Spectrum Commodity pays its trading advisor an annual incentive fee.

(2) JWH-Registered Trademark- receives a monthly management fee at a 4% annual rate. Sunrise receives a monthly management fee at a 3% annual rate.

    The management fee payable to each trading advisor and the brokerage fee payable to Dean Witter are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. The partnerships pay each trading advisor an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. You should understand that because Spectrum Currency has two trading advisors, it may pay one of its trading advisors an incentive fee even though the partnership as a whole is not profitable.

    Neither you nor the partnerships will pay any selling commissions, or organizational, initial, or continuing offering expenses in connection with the offering of units by the partnerships. Dean Witter will pay all costs incurred in connection with the organization of Spectrum Currency and its initial offering of units. Dean Witter will also pay all costs incurred in connection with the continuing offering of units of each partnership, and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

                              BREAK EVEN ANALYSIS

    Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and more than two years. The fees and expenses applicable to each partnership are described above.

                                                              SPECTRUM   SPECTRUM
                                                              CURRENCY   COMMODITY
                                                              --------   ---------
                                                                 $          $
Management Fee..............................................    175.00     125.00
Brokerage Fee...............................................    230.00     230.00
Less: Interest Income (1)...................................   (188.00)   (188.00)
Incentive Fee (2)...........................................     --         --
Redemption Charge (3).......................................    102.04     102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year
  after paying a redemption charge..........................    319.04     269.04
Trading profits as percentage of net assets that a
  partnership must earn for you to recoup your initial
  investment at the end of one year after paying a
  redemption charge.........................................      6.38%      5.38%
Amount of trading profits a partnership must earn each year
  for you to recoup your initial investment after two years
  with no redemption charge.................................    217.00     167.00
Trading profits as percentage of net assets that a
  partnership must earn each year for you to recoup your
  initial investment after two years with no redemption
  charge....................................................      4.34%      3.34%

---------

(1) The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Dean Witter at the blended rate Dean Witter earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% of the partnership's average daily net assets for the month were invested at that rate. The rate used in the calculations was estimated based upon current rates of approximately 4.70%.

(2) Incentive fees are paid to a trading advisor only on trading profits on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's breakeven point on the assets managed by the trading advisor. Further, there do not need to be trading profits to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge; after two years there are no redemption charges.

                       REDEMPTION CHARGES INCURRED BY YOU

    You will pay a redemption charge of 2% of the net asset value of the units redeemed if you redeem within the first twelve months after the units were purchased, and 1% if you redeem units within the thirteenth through twenty-fourth months after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

    You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

    - If you purchase at least $500,000 of units.

    - If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.

    - If you redeem units in connection with an exchange for units in another Spectrum Series partnership.

    - If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

    - If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

                                  REDEMPTIONS

    Once you have been an investor in any Spectrum Series partnership, including Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.

                                 EXCHANGE RIGHT

    You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Spectrum Series, including Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

                                 DISTRIBUTIONS

    The General Partner currently does not intend to make any distribution of partnership profits.

                               TAX CONSIDERATIONS

    Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

    The trading activities of each partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

    You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS

    This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

TRADING AND PERFORMANCE RISKS

    THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 25 to 26, each partnership has experienced volatility in its performance on both a monthly and an annual basis.


    EACH PARTNERSHIP'S TRADING IS LEVERAGED. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.


    The leverage employed by the partnerships in their trading can vary substantially from month to month. As an example of the leverage employed by Spectrum Commodity, the average of the underlying value of its month-end positions for the period January 1999 to December 1999, as compared to its average month-end net assets during that period, was 1.4 times net assets. Since Spectrum Currency is a new partnership without an operating history, comparable information is not available for that partnership but it is expected that Spectrum Currency will be more highly leveraged than Spectrum Commodity. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 25 to 26.

    OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

    During the period January 1999 to December 1999, Spectrum Commodity did not engage in any options trading. You should be aware, however, that in the future the partnerships may engage in options trading.

    YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.

    SPECTRUM CURRENCY DOES NOT HAVE AN OPERATING HISTORY. The CFTC requires a commodity pool operator to disclose to prospective pool participants the actual performance record of the pool for which the operator is soliciting participants. YOU SHOULD NOTE THAT SPECTRUM CURRENCY HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

    SPECTRUM CURRENCY IS A NEW FUND AND WILL BE SUBJECT TO SPECIAL RISKS DURING ITS START-UP PERIOD. During its start-up period, Spectrum Currency's performance may be more volatile because it will not have had time to develop a fully-diversified portfolio. The more concentrated the trading, the greater the possibility of volatility, which can result in greater losses. The general partner believes the start-up period could last for one to three months after the initial closing.

    SPECTRUM COMMODITY IS SUBJECT TO GREATER RISK OF LOSS DURING PERIODS OF LOW INFLATION. During periods of low or no commodity price inflation, Spectrum Commodity is more likely to experience losses because it is a long-only commodity fund. As a long-only commodity fund, the partnership will not be profitable unless some commodity prices increase. For example, Spectrum Commodity experienced losses during its initial year of trading, as 1998 was a year characterized by a deflationary environment with respect to the commodities traded by the partnership, except orange juice.


    MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

    TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

    - Spectrum Commodity has traded, and Spectrum Currency will trade, on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

    - Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

    - A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.


    Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and Spectrum Currency must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. The average percentage of month-end margin requirements for the period January 1999 to December 1999 for Spectrum Commodity that relate to futures contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements was 19.6%. Spectrum Currency does not have an operating history, therefore comparable information is not currently available. This information will provide you with a sense of the magnitude of Spectrum Commodity's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph. You should be aware, however, that the percentage of Spectrum Commodity's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentage set forth above.


    THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and Spectrum Currency will be at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because Spectrum Currency will trade forwards contracts in foreign currency only with Carr Futures, it will be at risk to the creditworthiness and trading practices of Carr Futures as the counterparty to the trades. Spectrum Commodity will not trade foreign currency forwards.

    As the counterparty to all of Spectrum Currency's foreign currency forwards contracts, Carr Futures will require the partnership to make margin deposits with Carr Futures to assure the partnership's performance on those contracts, just as Carr Futures will require the partnership to deposit margin on its futures contracts.

    THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

    THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

    EURO CONVERSION LIMITS SPECTRUM CURRENCY'S ABILITY TO TRADE INDIVIDUAL CURRENCIES AND COULD RESULT IN TRADING LOSSES. On January 1, 1999, eleven countries in the European Union established fixed conversion rates on their existing sovereign currencies and converted to a common single currency. During a three-year transition period, the existing sovereign currencies will continue to exist but only as a fixed denomination of the euro. Conversion to the euro prevents Spectrum Currency's trading advisors from trading those sovereign currencies and thereby limits its ability to take advantage of potential market opportunities that might otherwise have existed had separate currencies been available to trade. This could adversely affect the performance results of Spectrum Currency.

PARTNERSHIPS AND OFFERING RISKS

    EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

                                                               %
                                                              ----
Spectrum Currency...........................................  4.34
Spectrum Commodity..........................................  3.34

    For actual past performance results relating to Spectrum Commodity and for another currency-only fund operated by the general partner and traded by Spectrum Currency's trading advisors, including when such partnerships did not break even, see the performance capsules on page 25.

    INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees will be paid monthly for Spectrum Currency, it is possible that an incentive fee may be paid to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

    It is also possible that one trading advisor for Spectrum Currency may generate trading profits on which it has earned an incentive fee, while the other trading advisor simultaneously incurs losses such that Spectrum Currency is paying an incentive fee when it has sustained an overall trading loss.

    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.

    CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE.

    - The general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management are affiliates. As a result, the brokerage fees and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management fee paid by Spectrum Commodity to its trading advisor and the terms of its management agreement have not been independently negotiated.

    - Employees of Dean Witter receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

    - The trading advisors, commodity brokers, and general partner may trade futures, forwards and options for their own accounts, and thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

    AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future.

    NO ASSURANCE THAT UNITS OF SPECTRUM CURRENCY WILL BE SOLD. Spectrum Currency will not commence trading operations unless 600,000 units are subscribed for during the initial offering period and accepted by the general partner. Because Dean Witter, as selling agent, will only use its best efforts to offer and sell the units, neither the general partner nor Dean Witter can assure you that Dean Witter will raise the minimum amount required to commence trading. Further, while the general partner, Dean Witter, any other firm selling units, and the trading advisors, and their respective affiliates may subscribe for units in Spectrum Currency, so that the 600,000 unit minimum is met, they are not required to do so.

TRADING ADVISOR RISKS

    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.

    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM CURRENCY. Spectrum Currency has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisors. As a result, it is possible that the trading advisors for Spectrum Currency could hold opposite positions in the same or similar futures, forwards or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for Spectrum Currency may hold similar positions in the same or similar futures, forwards or options, thereby compounding a potential losing position.

    SPECTRUM COMMODITY IS A SINGLE-ADVISOR FUND AND LACKS THE DIVERSITY OF A MULTI-ADVISOR FUND. Spectrum Commodity is managed by a single trading advisor. Therefore, the partnership lacks the potential benefit of trading advisor diversification.

    INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increases. This can occur for many reasons including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

    LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, the management agreements for Spectrum Currency have three-year terms and the management agreement for Spectrum Commodity has a one year term, each of which renew annually unless terminated by the general partner or the trading advisor.

TAXATION RISKS

    EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

    THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.

                             CONFLICTS OF INTEREST

    While the general partner, Dean Witter and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

THE FEES PAYABLE TO AFFILIATES OF THE GENERAL PARTNER WERE NOT NEGOTIATED AT
  ARMS-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS

    The general partner, Dean Witter, Morgan Stanley and Morgan Stanley International are wholly-owned subsidiaries of Morgan Stanley Dean
Witter & Co. Dean Witter is the non-clearing commodity broker for each partnership and receives a monthly brokerage fee for effecting transactions for each partnership. Morgan Stanley is the clearing commodity broker for Spectrum Commodity and receives a portion of the monthly brokerage fee payable to Dean Witter for effecting transactions for that partnership. Morgan Stanley International is the commodity broker for Spectrum Commodity's trades on the London Metal Exchange; however, Morgan Stanley International's fees are paid by Morgan Stanley, and not by the partnership. Because the general partner is an affiliate of Dean Witter and Morgan Stanley, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, and in obtaining favorable brokerage fees for Dean Witter and retaining Dean Witter, Morgan Stanley and Morgan Stanley International as commodity brokers. In addition, the brokerage fees generated by the partnerships are used by Dean Witter as a factor in determining the salaries and bonuses of Dean Witter's employees who are also officers and directors of the general partner. Customers of Dean Witter who maintain commodity trading accounts with over $1,000,000 pay commissions at negotiated rates that may be substantially less than the rate paid by each partnership.

    While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable and competitive, and represent the best price and services available, considering the following factors. Dean Witter pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

    The general partner reviews the brokerage arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by Dean Witter and the general partner.

THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE


    The partnerships, Dean Witter, Morgan Stanley Dean Witter Commodities Management, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.


EMPLOYEES OF DEAN WITTER ARE COMPENSATED BASED UPON YOUR INVESTMENT AND
  REDEMPTION DECISIONS

    Dean Witter pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because Dean Witter employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

THE SELECTION OF A TRADING ADVISOR MAY BENEFIT DEAN WITTER

    The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase Dean Witter's costs as non-clearing broker, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE TRADING ADVISOR FOR
  SPECTRUM COMMODITY WHICH IS AN AFFILIATE OF THE GENERAL PARTNER

    Morgan Stanley Dean Witter Commodities Management is the trading advisor for Spectrum Commodity and receives a monthly management fee and a possible annual incentive fee. Because the general partner and Morgan Stanley Dean Witter Commodities Management are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm's-length. Further, the general partner has a disincentive to remove and replace Morgan Stanley Dean Witter Commodities Management as trading advisor.

AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY
  BROKERS MAY TRADE FOR THEIR OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS

    The general partner does not trade futures, forwards or options for its own account, but officers, directors and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors and employees, may trade futures, forwards and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

    Carr Futures and Morgan Stanley are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards and options. Thus, Carr Futures and Morgan Stanley may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, Carr Futures or Morgan Stanley, or customers or correspondents of Carr Futures or Morgan Stanley. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT WILL COMPETE WITH THE
  PARTNERSHIPS


    - Each trading advisor manages other accounts in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limits purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.


    - Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

    - If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

    - The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL
  PARTNER

    The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, Dean Witter and Morgan Stanley will receive increased brokerage fees, and Morgan Stanley Dean Witter Commodities Management will receive increased management fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT
  IN LOSSES OR LOST PROFIT OPPORTUNITY

    Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

    Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon 60 days' prior written notice.

                     FIDUCIARY RESPONSIBILITY AND LIABILITY

    You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.

    The limited partnership agreements, the customer agreements, and the selling agreement provide that the general partner, the commodity brokers, Dean Witter (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Dean Witter (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

    Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has agreed to indemnify and defend the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Dean Witter (as selling agent), or any additional seller, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

    No indemnification of the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

    Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

    Each partnership will also indemnify its trading advisors and their affiliates against any loss, claim, damage, liability, cost and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, and does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

    The foregoing involves a rapidly developing and changing area of the law and if you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, any additional seller or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP

    Each partnership is subject to substantial charges, all of which are described below.

                               SPECTRUM CURRENCY

                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisors..........................  Monthly management fee.                     1/12 of 4% of the net assets allocated to
                                                                                        JWH, and 1/12 of 3% with respect to
                                                                                        Sunrise.

                                            Monthly incentive fee.                      15% of the trading profits experienced
                                                                                        with respect to each trading advisor's
                                                                                        allocated net assets.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 4.60% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of the brokerage fee
                                            designation of a bank or banks in which     payable by the partnership and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.

                               SPECTRUM COMMODITY
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)

                  ENTITY                               FORM OF COMPENSATION                       AMOUNT OF COMPENSATION
------------------------------------------  ------------------------------------------  ------------------------------------------
Trading advisor...........................  Monthly management fee.                     1/12 of 2.5% of net assets.

                                            Annual incentive fee.                       20% of trading profits.

Dean Witter...............................  Monthly brokerage fee.                      1/12 of 4.60% of net assets.

                                            Financial benefit to Dean Witter from       The compensating balance and excess net
                                            interest earned on the partnership's        interest benefit to Dean Witter is
                                            assets in excess of the interest paid to    estimated at less than 2% of the
                                            the partnership and from compensating       partnership's annual average month-end net
                                            balance treatment in connection with its    assets. The aggregate of brokerage fees
                                            designation of a bank or banks in which     payable by the partnership, and net excess
                                            the partnership's assets are deposited.     interest and compensating balance benefits
                                                                                        to Dean Witter (after crediting the
                                                                                        partnership with interest) will not exceed
                                                                                        14% annually of the partnership's average
                                                                                        month-end net assets during a calendar
                                                                                        year.

TRADING ADVISORS

    Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.

    MONTHLY MANAGEMENT FEE. Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

    Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Commodity equaled $25,000,000 as of the first day of each month during the fiscal year, the trading advisor would receive an aggregate monthly management fee for the year of $625,000 ( 1/12 of 2.5% of $25,000,000 per month, or $52,083 times 12).

    INCENTIVE FEE. Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on the trading advisor's allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor's allocated net assets, with such trading profits and items of decrease determined from the end of the last period for which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.

    In the case of Spectrum Commodity, whose trading advisor is eligible to receive an annual incentive fee, any accrued incentive fees with respect to units of Spectrum Commodity that are redeemed during the year will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at year-end.

    If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor's allocated net assets are reduced or increased because of redemptions, additions or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

    Following is an example of the incentive fee payable by a partnership. If a trading advisor for Spectrum Currency earns trading profits of $1,000,000 for the period ended January 31, 2000, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 29, 2000, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending March 31, 2000, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (I.E., January 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.

COMMODITY BROKERS

    BROKERAGE FEES. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership's behalf.

    Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Commodity equaled $25,000,000 as of the first day of each month during the fiscal year, Dean Witter would receive an aggregate monthly brokerage fee for the year of $1,150,000 ( 1/12 of 4.60% of $25,000,000 per month, or $95,833 times 12).

    From the flat-rate brokerage fees received from the partnerships, Dean Witter pays or reimburses the partnerships for all fees and costs incurred by Carr Futures, Morgan Stanley, and Morgan Stanley International in executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by Carr Futures, Morgan Stanley, and Morgan Stanley International, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions.

    Dean Witter also pays, from the brokerage fees it receives, the ordinary administrative expenses of each partnership, the organizational costs of Spectrum Currency and the initial offering of its units (estimated to be approximately $300,000 in the aggregate), and the continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The organizational and initial offering costs of Spectrum Currency, and the continuing offering expenses of each partnership, include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.

    While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading advisors' historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:

    $45-55 for Spectrum Currency

    $65-75 for Spectrum Commodity

    You should note that the approximate roundturn commissions set forth above include administrative, organizational, offering, and other expenses, for which Dean Witter is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

    FINANCIAL BENEFITS. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards and options trading. Dean Witter then pays each partnership the rate that Dean Witter earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% of the partnership's average net assets for the month were invested at that rate. The commodity brokers, as they are permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC specified securities and other instruments and retain any interest earned on those investments. Instead of investing the partnership's funds, Dean Witter may choose to deposit the funds in non-interest-bearing bank accounts at various banks (currently seven banks), in exchange for which the banks offer Dean Witter affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to Dean Witter and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to Dean Witter from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to Dean Witter currently for each partnership is set forth in the "Charges To Each Partnership" table beginning on page 17. For more information regarding Dean Witter's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers. See "Use of Proceeds--Interest Credits" on page 21.

EXTRAORDINARY EXPENSES

    Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

    The general partner may permit an increase, subject to state limits described below, in the management, incentive and brokerage fees payable by a partnership only on the first business day following a redemption date. Prior to any such increase, the following conditions must be satisfied:

    - notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

    - the notice must describe investors' redemption and voting rights; and

    - investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

    Each partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES

    You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.

    Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased, are subject to a redemption charge equal to 1% of the net asset value of a unit on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. Any redemption charges will be paid to Dean Witter.

    The following is an example of a redemption charge that may be payable by you to Dean Witter. If you redeem $5,000 worth of units in Spectrum Commodity after the sixth month and on or before the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000 will be deducted from the proceeds of your redemption).

                                USE OF PROCEEDS

    Each partnership engages in the speculative trading of futures and forwards contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership's trading accounts will be used to engage in trading futures contracts.

    The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

    Each parnership's margin commitments with respect to its U.S. commodity futures/forwards positions are anticipated to range between 10% and 40% of net assets for Spectrum Currency, and between 5% and 20% for Spectrum Commodity. However, a partnership's margin levels could deviate substantially from that range in the future.

    The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:

    - Deutsche Terminborse/Eurex

    - Hong Kong Futures Exchange Ltd.

    - International Petroleum Exchange of London Ltd.

    - Italian Derivatives Market

    - London International Financial Futures Exchange Ltd.

    - London Commodity Exchange

    - London Metal Exchange

    - London Securities and Derivatives Exchange

    - Marche a Terme International de France

    - MEFF Renta Fija

    - MEFF Renta Variable

    - Montreal Exchange

    - New Zealand Futures and Options Exchange

    - Osaka Securities Exchange

    - Singapore International Monetary Exchange

    - Swiss Options and Financial Futures Exchange AG

    - Sydney Futures Exchange

    - Tokyo Grain Exchange

    - Tokyo International Financial Futures Exchange

    - Tokyo Stock Exchange

    - Winnipeg Commodity Exchange

    In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed, and will be subject to the regulatory authorities in the jurisdictions in which they operate.

    At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership are allocated to them, in the following proportions:

                                                               PERCENTAGE OF NET
                                                                     ASSETS
                                                               ALLOCATED TO EACH
                                                                    TRADING
                                                                 ADVISOR AS OF
SPECTRUM CURRENCY                    ADDITIONS   REDEMPTIONS   DECEMBER 31, 1999
-----------------                    ---------   -----------   -----------------
                                       %            %               %
  John W. Henry & Company, Inc.....      50           50           N/A
  Sunrise Capital Partners, LLC....      50           50           N/A

SPECTRUM COMMODITY
-----------------------------------
  Morgan Stanley Dean Witter
    Commodities Management Inc.....     100          100               100

    With respect to Spectrum Currency in the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may adjust the portion of Spectrum Currency's assets traded by a trading advisor through reallocations of assets between the partnership's trading advisors. In addition, after net assets allocated to JWH reach $30 million, JWH has the right to reject any additional monthly allocations that exceed 10% of its allocated net assets at month end.

    The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS

    The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the partnerships will receive interest at the rate earned by Dean Witter on its U.S. Treasury bill investments with customer segregated funds as if 80% of their respective average daily net assets for the month were invested at that rate. For purposes of these interest credits, net assets do not include monies due a partnership on or with respect to futures, forwards or options contracts which have not been received. Dean Witter retains any interest earned in excess of the interest credited by Dean Witter to the partnerships.

    To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, only in instruments that are obligations of the U.S., general obligations of any state or any political subdivision thereof, or obligations fully guaranteed as to principal and interest by the U.S., or in designated reverse repurchase agreements with respect to those instruments. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, only in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by Dean Witter will be held in secured accounts and will be invested in short-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

    To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, Dean Witter or its affiliates will benefit from compensating balance treatment in connection with Dean Witter's designation of a bank or banks in which the partnership's assets are deposited, meaning that Dean Witter or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to Dean Witter or its affiliates exceed the interest Dean Witter is obligated to credit to the partnerships, they will not be shared with the partnerships.

                              THE SPECTRUM SERIES

GENERAL

    The Spectrum Series consists of six continuously offered limited partnerships. Two of those partnerships, Spectrum Currency and Spectrum Commodity, are discussed in this prospectus. The other four partnerships, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, are discussed in a seperate prospectus. If you are considering an investment in any of those four other partnerships, you should read the prospectus relating to those partnerships.

    Each partnership is a limited partnership formed under the laws of Delaware.

                                                                   DATE PARTNERSHIP
                                              DATE PARTNERSHIP   BEGAN OR IS EXPECTED
                                                 WAS FORMED      TO BEGIN OPERATIONS
                                              ----------------   --------------------
Spectrum Currency...........................  October 20, 1999        Initial closing
Spectrum Commodity (formerly, Morgan Stanley
  Tangible Asset Fund L.P.).................     July 31, 1997        January 2, 1998

    Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisors.

    Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. Except for its initial closing, where Spectrum Currency will offer units at a price of $10 per unit, the purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription. Following is a summary of information relating to the sale of units of Spectrum Commodity through December 31, 1999:

                                                                                                       NUMBER
                                                                          TOTAL          GENERAL         OF
                                                        UNITS           PROCEEDS         PARTNER      LIMITED
                                                         SOLD           RECEIVED      CONTRIBUTIONS   PARTNERS
                                                   ----------------   -------------   -------------   --------
                                                                            $               $
Spectrum Commodity..............................     4,195,493.632      41,235,223         430,000      2,834

INVESTMENT OBJECTIVES


    The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same overall investment objective, each trading advisor has developed its own trading programs and trades futures, forwards, or options in a different manner. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms and its trading advisors before selecting one or more partnerships in which to invest. If you are also considering an investment in the other four Spectrum Series partnerships, Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, you should review the prospectus relating to those partnerships and make similar comparisons.


    MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    Spectrum Currency will utilize two trading advisors, each of whom employs proprietary trading models that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical market information. JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. Sunrise Capital Partners' Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar. For a more detailed discussion of the Spectrum Currency trading advisors see "The Trading Advisors--Morgan Stanley Dean Witter Spectrum Currency L.P." on page 40.

    MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. (FORMERLY, MORGAN STANLEY
      TANGIBLE ASSET FUND L.P.)

    Spectrum Commodity utilizes one trading advisor to engage in the long-only speculative trading of a diverse mix of tangible commodity futures, including metals, energy, food, fiber and agricultural markets. As its primary focus is tangible commodities, Spectrum Commodity does not participate in financial markets, such as interest rate, stock index, or currency futures and options. The trading program seeks to benefit from supply and demand dynamics, based on consumer and producer reactions to price movements, by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening. For a more detailed discussion of the trading advisor for Spectrum Commodity and its trading program, see "The Trading Advisor--Morgan Stanley Dean Witter Spectrum Commodity L.P." on page 62.

TRADING POLICIES

    Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.

    The trading advisors will manage the funds allocated to them in accordance with the following trading policies.

TRADING POLICIES FOR BOTH PARTNERSHIPS:

          - The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interests due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."

          - The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the "lender") may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The partnership will not permit "churning" of the partnership's assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.

TRADING POLICY FOR SPECTRUM CURRENCY ONLY:

          - The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with Dean Witter, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and Dean Witter will consult with the Corporate Credit Department of Dean Witter.

TRADING POLICY FOR SPECTRUM COMMODITY ONLY:

          - The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

PERFORMANCE RECORDS

    A summary of performance information for Spectrum Commodity from its commencement of trading through December 31, 1999 is set forth in Capsule I. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. You should read the footnotes on page 26, which are an integral part of the following capsules.

    Capsule II below provides the actual annual and year-to-date performance information for Dean Witter Cornerstone IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors that will trade for Spectrum Currency. JWH and Sunrise will trade for Spectrum Currency using the same trading strategies that they employ for Cornerstone IV.

                              -------------------


    You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by either partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, or options trading.

                                                                       CAPSULE I

                       PERFORMANCE OF SPECTRUM COMMODITY
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)

Type of pool: publicly-offered fund
Inception of trading: January 2, 1998
Aggregate subscriptions: $41,665,223
Current capitalization: $23,640,470
Current net asset value per unit: $7.61
Worst monthly % drawdown: (9.09)% (November 1998)
Worst month-end peak-to-valley drawdown: (38.60)% (13 Months, February 1998-February 1999)
Cumulative return since inception: (23.90)%

                                                      MONTHLY PERFORMANCE
                                                    -----------------------
MONTH                                                  1999         1998
-----                                                  ----         ----
                                                         %            %
January...........................................     (1.52)         1.30
February..........................................     (3.86)        (5.92)
March.............................................      8.68          0.10
April.............................................      2.37         (2.41)
May...............................................     (5.92)        (6.87)
June..............................................      4.45         (3.23)
July..............................................      0.44         (6.44)
August............................................      6.15         (7.90)
September.........................................      4.55          7.19
October...........................................     (2.77)        (3.48)
November..........................................      0.54         (9.09)
December..........................................      2.70         (3.38)
Compound Annual/Period
  Rate of Return..................................     15.83        (34.30)

                                                                      CAPSULE II

                         PERFORMANCE OF CORNERSTONE IV

Type of pool: publicly-offered fund

Inception of trading:  May 1987

Aggregate subscriptions:  $168,090,005

Current capitalization:  $102,975,653

Current net asset value per unit:  $4,683.42

Worst monthly % drawdown past five years: (7.65)% (January 1995)

Worst monthly % drawdown since inception:  (21.04)% (September 1989)

Worst month-end peak-to-valley past five years: (37.85)% (18 months, August 1993-January 1995)

Worst month-end peak-to-valley since inception: (45.21)% (3 months, July 1989-September 1989)

Cumulative return since inception: 380.35%

                                    MONTHLY PERFORMANCE
             ------------------------------------------------------------------
MONTH           1999         1998       1997       1996       1995       1994
-----           ----         ----       ----       ----       ----       ----
                  %           %          %          %          %          %
January.....    (2.37)      (1.58)      5.34       3.19      (7.65)     (1.12)
February....     0.84       (3.16)      6.55      (5.78)      6.27      (2.75)
March.......     2.23        2.51       1.45       2.80      27.02       0.29
April.......     1.19       (3.44)      1.23       2.97       2.39      (3.19)
May.........    (1.37)       4.89      (5.54)      1.19      (4.83)     (3.65)
June........    (0.67)      11.31       1.36      (0.23)     (0.62)      6.72
July........    (5.28)       0.37       8.45      (3.51)     (1.06)     (4.21)
August......     1.27        0.78       2.68      (2.69)      5.49      (3.57)
September...     2.39       (3.11)      0.45       0.32      (0.06)      1.66
October.....    (3.77)       4.86       3.12       8.80       0.74       4.93
November....     5.29       (4.24)      4.15       4.25      (2.57)     (6.82)
December....    (0.42)      (1.49)      4.38       1.76      (0.52)     (2.73)
Compound
 Annual/
 Period Rate
 of Return..    (1.13)       6.80      38.41      12.97      22.96     (14.27)

                                          MONTHLY PERFORMANCE
              ---------------------------------------------------------------------------
MONTH          1993       1992       1991       1990       1989       1988        1987
-----          ----       ----       ----       ----       ----       ----        ----
                 %         %          %          %          %          %           %
January.....   (5.29)    (9.64)    (10.12)      3.15      15.72     (18.14)
February....   12.92     (7.40)     (6.91)      1.37     (14.64)      0.93
March.......   (2.55)     1.60      26.00       6.09       3.44       5.06
April.......    0.03     (6.40)      1.83       3.01       1.84       3.41
May.........    3.95      2.71       1.24      (8.53)     12.56      25.38       (9.60)
June........    0.92     15.10       9.45      12.26       0.01      12.95       (0.75)
July........    5.87      7.47      (9.47)     23.25     (14.85)      6.93       (2.23)
August......   (5.57)    17.26      (8.50)      8.65     (18.51)      3.96      (12.61)
September...   (2.10)    (4.21)      6.69      (3.02)    (21.04)     (4.46)       0.00
October.....   (7.48)    (0.99)     (5.29)     11.07       4.47       1.56       13.82
November....   (7.50)     0.60       5.26      (1.11)     11.40       8.77       11.80
December....   (0.78)    (2.40)     27.40      (5.74)     14.97      (7.80)      13.39
Compound
 Annual/
 Period Rate
 of Return..   (9.12)    10.37      33.52      57.77     (14.12)     37.51       10.61
                                                                               (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    Capsule II-A below is a pro forma of Capsule II, adjusted to reflect the actual brokerage, management and incentive fees to be paid by Spectrum Currency, rather than those which were paid by Cornerstone IV. The footnotes following Capsule II-A are an integral part of Capsule II-A.

    You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and has no bearing on, the performance results that may be attained by Spectrum Currency in the future. Past results are not a guarantee of future results. We cannot assure you that Spectrum Currency will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Spectrum Currency's total income and may generate profits where there have been realized or unrealized losses from futures, forwards and options trading.

                                                                    CAPSULE II-A

                    PRO FORMA PERFORMANCE OF CORNERSTONE IV

Worst monthly % drawdown: (20.32)% (January 1988)

Worst month-end peak-to-valley drawdown: (43.60)% (3 months, July 1989-September
1989)

Cumulative return since inception: 389.82%

                                                                    MONTHLY PERFORMANCE
                                   --------------------------------------------------------------------------------------
MONTH                                 1999       1998       1997       1996       1995       1994       1993       1992
-----                                 ----       ----       ----       ----       ----       ----       ----       ----
                                        %         %          %          %          %          %          %          %
January...........................    (3.02)    (1.85)      5.33       3.18      (7.45)      (1.16)     (6.08)    (11.25)
February..........................     0.73     (4.07)      6.33      (5.81)      6.33       (2.63)     14.75      (8.58)
March.............................     2.55      2.76       1.15       2.70      27.16        0.46      (2.73)      2.06
April.............................     1.18     (4.25)      0.89       3.08       2.12       (3.23)      0.28      (6.42)
May...............................    (1.83)     5.30      (5.58)      1.13      (4.99)      (3.71)      4.47       3.14
June..............................    (0.59)    11.66       1.35      (0.17)     (0.83)       6.99       1.27      17.70
July..............................    (5.30)     0.03       8.35      (3.53)     (1.26)      (4.25)      6.19       8.05
August............................     1.14      0.53       2.03      (2.73)      5.43       (3.54)     (6.67)     17.37
September.........................     2.47     (3.85)      0.18       0.52      (0.19)       1.72      (1.99)     (4.68)
October...........................    (3.90)     5.45       2.57       8.89       0.49        4.93      (7.26)     (1.32)
November..........................     5.10     (5.30)      3.98       4.17      (2.79)      (6.73)     (7.19)      0.55
December..........................    (0.24)    (1.98)      4.25       1.81      (0.71)      (2.71)     (0.57)     (2.70)
Compound Annual/Period
 Rate of Return...................    (2.18)     3.09      34.68      13.14      21.34      (13.78)     (7.54)      9.78

                                                     MONTHLY PERFORMANCE
                                    ------------------------------------------------------
MONTH                                 1991       1990       1989       1988        1987
-----                                 ----       ----       ----       ----        ----
                                       %          %          %          %           %
January...........................   (10.94)      3.64      17.65     (20.32)
February..........................    (6.68)      1.36     (17.29)      1.00
March.............................    28.71       6.08       4.14       5.83
April.............................     1.80       3.05       1.94       3.80
May...............................     1.30      (7.89)     14.32      27.74      (10.64)
June..............................    10.08      13.16       0.18      13.33       (0.31)
July..............................   (10.89)     22.06     (14.37)      6.91       (2.05)
August............................    (8.29)      9.71     (17.75)      3.94      (12.21)
September.........................     7.05      (3.22)    (19.92)     (5.26)      (0.22)
October...........................    (5.01)     11.73       4.92       1.99       13.83
November..........................     5.39      (1.33)     11.66       9.55       11.17
December..........................    28.91      (6.51)     15.74      (9.00)      13.95
Compound Annual/Period
 Rate of Return...................    37.10      59.88      (9.52)     36.99       10.22
                                                                                (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         FOOTNOTES TO CAPSULES I AND II

    "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

    "Drawdown" is the decline in the net asset value per unit.

    "Worst month-end peak-to-valley drawdown" is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

    "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

    "Compound Annual/Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

            FOOTNOTES TO CAPSULE II-A PRO FORMA PERFORMANCE SUMMARY

    Capsule II-A above reflects pro forma rates of return for Spectrum Currency as if it were in operation during the same periods as Cornerstone IV. These rates of return are the result of the general partner making pro forma adjustments to the actual past performance record of Cornerstone IV. The pro forma adjustments are an attempt to reflect the brokerage, management and incentive fees, which would have been paid or received by Spectrum Currency, as opposed to the actual fees and expenses applicable to Cornerstone IV.

    The pro forma calculations are made on a month-to-month basis, I.E., the pro forma adjustment to brokerage, management and incentive fees in one month do not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period. Accordingly, the pro forma table does not reflect on a cumulative basis the effect of the differences between the fees to be paid by Spectrum Currency and the fees paid by Cornerstone IV.

    Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made.

    While the general partner believes that the information set forth in Capsule II-A is relevant to evaluating an investment in Spectrum Currency, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past results are not a guarantee of future results. The results presented in Capsule II-A are hypothetical because no trades were actually made under the terms set forth in the Capsule.

ADDITIONAL PARTNERSHIPS

    In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.

AVAILABILITY OF EXCHANGE ACT REPORTS

    The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov." Spectrum Commodity's SEC file number is 0-24035; Spectrum Currency's SEC file number will be assigned after the date of this prospectus.

                            SELECTED FINANCIAL DATA

    The following are the results of operations for Spectrum Commodity for the periods indicated.

                               SPECTRUM COMMODITY
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)

                                                                              FOR THE PERIOD FROM
                                                                 FOR THE        JANUARY 2, 1998
                                                               YEAR ENDED      (COMMENCEMENT OF
                                                              DECEMBER 31,      OPERATIONS) TO
                                                                  1999         DECEMBER 31, 1998
                                                              -------------   -------------------
                                                                    $                  $
REVENUES
Trading Profit (loss):
  Realized                                                      3,003,270         (11,870,063)
  Net change in unrealized                                      1,178,071            (635,643)
                                                               ----------         -----------
    Total Trading Results                                       4,181,341         (12,505,706)
Interest income (Morgan Stanley)                                  864,383           1,265,793
                                                               ----------         -----------
    Total Revenues                                              5,045,724         (11,239,913)
                                                               ----------         -----------
EXPENSES
Brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                                  852,484           1,176,024
Management fees (MSDWCM)                                          583,893             805,496
Service fee (Demeter)                                             233,558             322,198
                                                               ----------         -----------
    Total Expenses                                              1,669,935           2,303,718
                                                               ----------         -----------
NET INCOME (LOSS)                                               3,375,789         (13,543,631)
                                                               ==========         ===========
NET INCOME (LOSS) ALLOCATION:
Limited partners                                                3,330,798         (13,398,948)
General partner                                                    44,991            (144,683)

NET INCOME (LOSS) PER UNIT:
Limited partners                                                     1.04               (3.43)
General partner                                                      1.04               (3.43)

TOTAL ASSETS AT END OF PERIOD                                  24,048,757          25,962,970
TOTAL NET ASSETS AT END OF PERIOD                              23,640,470          24,908,316
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited partners                                                     7.61                6.57
General partner                                                      7.61                6.57

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    LIQUIDITY

    The partnership will deposit its assets with the commodity brokers in separate futures trading accounts established for each trading advisor, which assets are used as margin to engage in trading. The assets will be held in either non-interest-bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. The partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since the partnership's sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own such liquid assets for margin purposes.

    The partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contract and result in restrictions on redemptions.

    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

    CAPITAL RESOURCES

    The partnership does not have, or expect to have, any capital assets. Redemptions, exchanges and sales of additional units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions.

    RESULTS OF OPERATIONS

    Spectrum Currency is a new commodity pool and as a result it does not have an operating history.

    FINANCIAL INSTRUMENTS

    The partnership will be a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership will trade futures and forwards, and may trade options. In entering into these contracts, the partnership will be subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and if the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and investors would realize a 100% loss. In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. These trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisors and the general partner will monitor the partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.

    In addition to market risk, in entering into futures, forwards, and options contracts there will be a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures contracts traded in the U.S. and the foreign exchanges on which the partnership trades will be the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where the partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forwards contract counterparty. For a list of the foreign exchanges on which the partnership trades, see "Use of Proceeds" on page 20. FOR AN ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE 10.

    There is no assurance that a clearinghouse or exchange will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of a broker appears even less clear where the default occurs in a non-U.S. jurisdiction.

    The general partner will deal with these credit risks of the partnership in several ways. First, it will monitor the partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers will inform the partnership, as with all their customers, of its net margin requirements for all its existing open positions, but will not break that net figure down, exchange by exchange. The general partner, however, has installed a system which will permit it to monitor the partnership's potential margin liability, exchange by exchange. As a result, the general partner will be able to monitor the partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.

    Second, the partnership's trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of such trading policies is to reduce the credit exposure of the partnership to a single exchange, and it is anticipated that the partnership's exposure will typically amount to only a small percentage of its total net assets. On those relatively few occasions where the partnership's credit exposure may climb above that level, the general partner will deal with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

    Third, the general partner has secured, with respect to Carr Futures acting as the clearing broker for the partnership, a guarantee by Credit Agricole Indosuez, Carr Futures' parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in the partnership's account. As of December 31, 1998, Credit Agricole Indosuez' total equity was $3.301 billion, and its senior unsecured debt is currently rated Aa2 by Moody's.

    With respect to forward contract trading, the partnership will trade with only those counterparties which the general partner, together with Dean Witter, have determined to be creditworthy. At the date of this prospectus, the partnership will be dealing only with Carr Futures as its counterparty on forward contracts. The guarantee by Carr Futures' parent, discussed above, covers these forward contracts.

MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. (FORMERLY, MORGAN STANLEY
  TANGIBLE ASSET FUND L.P.)

    LIQUIDITY

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Currency L.P.--Liquidity" on page 29, which discussion is equally applicable to Spectrum Commodity. Spectrum Commodity has never had illiquidity affect a material portion of its assets.

    CAPITAL RESOURCES

    See the discussion under "--Morgan Stanley Dean Witter Spectrum Currency L.P.--Capital Resources" on page 29, which discussion is equally applicable to Spectrum Commodity.

    RESULTS OF OPERATIONS

    GENERAL. The partnership's results depend on its trading advisor and the ability of its trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures markets. The following presents a summary of the partnership's operations for the two years ended December 31, 1999 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.

    1999 RESULTS. During 1999, commodity market price behavior returned to the more normal pattern of some commodities gaining in price, while other commodities declined in price. Of the seventeen components of the Commodity Research Bureau, 10 increased in price during 1999, while the remaining seven declined in price. This was noticeably different from 1998, when all but one of the components of the Commodity Research Bureau declined in price. Energy markets, which had been the worst performing sector during 1998, rebounded strongly to become the best performing commodity sector in 1999, resulting in gains of approximately 8.99%. OPEC, which had suffered economically as their late 1997 decision to expand production coincided with the onset of economic difficulties in virtually all of the world's emerging economies, cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily throughout 1998. Crude oil, its refined products, and natural gas all benefited from the improving global demand for energy and the decreased supply of crude oil. Base metals markets also improved in price during 1999, resulting in gains of approximately 8.55%. Historically, copper has been referred to by some as "the world's economist", rising in price as economic activity improves and falling in price when economic difficulties are encountered. During both 1998 and 1999, copper served as an accurate barometer of global economic health. Additionally, copper producers' decisions to curtail production in the short-term helped support prices. Perhaps more importantly for the long-term, the consolidation of major mining companies in both copper and aluminum bodes well for less over-expansion during future periods of elevated prices, likely leading to "higher highs" and "higher lows" in future price cycles. Precious metals prices also improved modestly during 1999. After several years of lower gold prices, with central banks continuing to sell despite the lower prices, an announcement by a group of European central banks abruptly reversed the price slide and caught many short-sellers off guard. For 1999, gold was up in price by less than 1%, while silver and platinum, which have significant industrial demand, fared much better. Grain markets continued to suffer in price during 1999, resulting in a loss of approximately 5.37%. Despite an early summer scare caused by dry weather, overall conditions were favorable for another good harvest. As the year drew to a close, improved demand finally surfaced, perhaps signaling an end to multi-decade low prices.

    For the year ended December 31, 1999, Spectrum Commodity's total trading revenues, including interest income, were $5,045,724. Total expenses for the year were $1,669,935, resulting in net income of $3,375,789. The net asset value of a unit in Spectrum Commodity increased from $6.57 at December 31, 1998 to $7.61 at December 31, 1999.

    1998 RESULTS. Spectrum Commodity recorded net losses during 1998. Spectrum Commodity adheres to a long-only approach to trading traditional commodity markets. This approach encountered significant difficulty during the entire year, resulting in a total loss of 34.30%, given the magnitude and unrelenting nature of declines in a broad-based majority of commodities markets. The major factors impacting the commodity markets in 1998 were the emerging market economies, global economic instability, and unusual weather patterns. Demand for almost every commodity was negatively impacted by the downturn in virtually all of the world's emerging economies, as currency woes quickly spread worldwide. The ultimate contractions in demand for commodities (from affected economies) had a severe negative impact in the supply increases being provided by the world's producers, particularly within the energy and metals markets.

    For the year ended December 31, 1998, Spectrum Commodity's total trading loss, net of interest income, was $11,239,913. Spectrum Commodity's total expenses for the year were $2,303,718, resulting in a net loss of $13,543,631. The net asset value of a unit in Spectrum Commodity decreased from $10.00 at inception of trading on January 2, 1998 to $6.57 at December 31, 1998.

    To enhance the foregoing comparison of operations, you should examine, line by line, the face of partnership's Statements of Operations and Statements of Financial Condition.

    FINANCIAL INSTRUMENTS

    Spectrum Commodity trades futures and may trade forwards in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

    The credit risk associated with the instruments in which the partnership is involved is limited to the amounts reflected in the partnership's Statement of Financial Condition.

    Spectrum Commodity also has credit risk because Dean Witter, Morgan Stanley and Morgan Stanley International act as commodity brokers with respect to Spectrum Commodity's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Dean Witter and Morgan Stanley, as commodity brokers for Spectrum Commodity's exchange-traded futures contracts, are required, pursuant to regulations of the CFTC, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts including an amount equal to the net unrealized loss on all open futures contracts.

    The discussion of credit risks relating to foreign exchanges under "--Morgan Stanley Dean Witter Spectrum Currency L.P.--Financial Instruments" on page 29 is equally applicable to Spectrum Commodity.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION


    Spectrum Commodity is a commodity pool involved in the speculative trading of futures, forwards, and options. The market sensitive instruments held by the partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of the partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to the partnership's main business activities.



    The futures traded by Spectrum Commodity involve varying degrees of market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of the partnership's open positions, and, consequently, in its earnings and cash flow.



    Spectrum Commodity's total market risk is influenced by a wide variety of factors, including the diversification among the partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with the partnership.



    Spectrum Commodity's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify the partnership's market risk is limited by the uncertainty of its speculative trading. The partnership's speculative trading may cause future losses and volatility (I.E. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectations based upon historical changes in market value.


QUANTIFYING THE PARTNERSHIPS' TRADING VALUE AT RISK

    THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING SPECTRUM COMMODITY'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

    Spectrum Commodity accounts for open positions using mark-to-market accounting principles. Any loss in the market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and cash flow. Profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.

    Spectrum Commodity's risk exposure in the market sectors traded by the trading advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model used includes many variables that could change the market value of the partnership's trading portfolio. The partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. The historical observation period of the partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days.

    VaR models, including the partnership's, are continuously evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities.

SPECTRUM COMMODITY'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

    The following tables indicate the VaR associated with Spectrum Commodity's open positions, as a percentage of total net assets, by primary market risk category as of December 31, 1999 and 1998.

    As of December 31, 1999 and 1998, Spectrum Commodity's total capitalization was approximately $24 million and $25 million, respectively.

                                                            VAR
MARKET CATEGORY                                   1999              1998
---------------                                   ----              ----
                                                    %                 %
Commodity..................................       (1.41)            (1.86)
Aggregate Value at Risk....................       (1.41)            (1.86)

    Aggregate Value at Risk, listed above, represents the aggregate VaR of all open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

    The table above represents the VaR of Spectrum Commodity's open positions at December 31, 1999 and 1998 only and are not necessarily representative of either the historic or future risk of an investment in that partnership. Because the only business of the partnership is the speculative trading of futures and forwards, the composition of the partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

    The table below supplements the December 31, 1999 VaR (set forth above) by presenting Spectrum Commodity's high, low and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from January 1, 1999 through December 31, 1999.

MARKET CATEGORY                                          HIGH        LOW       AVERAGE
---------------                                        --------    --------    --------
                                                          %           %           %
Commodity............................................   (2.04)      (1.41)      (1.78)
Aggregate Value at Risk..............................   (2.04)      (1.41)      (1.78)

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

    The face value of the market sector instruments held by Spectrum Commodity is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 20% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by Spectrum Commodity to be between one and two times the total capitalization of the partnership. The value of Spectrum Commodity's open positions thus creates a "risk of ruin" not usually found in other investments. The relative size of the positions held may cause Spectrum Commodity to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of Spectrum Commodity, give no indication of this "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:

      - past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

      - changes in portfolio value caused by market movements may differ from those of the VaR model;

      - VaR results reflect past trading positions while future risk depends on future positions;

      - VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

      - the historical market risk data used for VaR estimation may provide only limited insight into losses that could be incurred under unusual market movements.

    The VaR table above presents the results of Spectrum Commodity's VaR for its market risk exposure and on an aggregate basis at December 31, 1999 and for the end of the quarter periods from January 1, 1999 through December 31, 1999. Since VaR is based on historical data, VaR should not be viewed as predictive of Spectrum Commodity's future financial performance or its ability to manage or monitor risk. There can be no assurance that Spectrum Commodity's actual losses on a particular day will not exceed the VaR amounts indicated above or that losses will not occur more than once in 100 trading days.

NON-TRADING RISK

    Spectrum Currency will have non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent will be immaterial. The partnership will maintain a substantial portion (approximately 77-92%) of its available assets in cash at Dean Witter. A decline in short-term interest rates will result in a decline in the partnership's cash management income. This cash flow risk is not considered to be material.

    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

    THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING SPECTRUM COMMODITY'S MARKET RISK EXPOSURES--EXCEPT FOR (A) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (B) THE DESCRIPTIONS OF HOW SPECTRUM COMMODITY MANAGES ITS PRIMARY MARKET RISK EXPOSURES--CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. SPECTRUM COMMODITY'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY THE GENERAL PARTNER AND THE TRADING ADVISOR FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF SPECTRUM COMMODITY'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

    The following were the primary trading risk exposures of Spectrum Commodity as of December 31, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

    COMMODITY.

    METALS. Spectrum Commodity's primary metals market exposure is to fluctuations in the price of copper and silver. The partnership will from time to time trade other base metals such as nickel, aluminum and zinc, and other precious metals, like gold and platinum. A reasonable amount of exposure was evident in the gold market as the price of gold retreated during the fourth quarter. However, silver prices have remained volatile over this period, and the trading advisor has from time to time taken substantial positions as they have perceived market opportunities to develop. The general partner anticipates that over time there will be shifts in the primary metals market exposure for the partnership.

    SOFT COMMODITIES AND AGRICULTURAL. On December 31, 1999, Spectrum Commodity had exposure in the markets that comprise these sectors. Most of the exposure, however, was in the coffee, sugar and wheat markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.

    ENERGY. On December 31, 1999, Spectrum Commodity's energy exposure was shared by futures contracts in the crude oil, refined products and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. As oil prices have increased approximately 100% this year, and, given that the agreement by OPEC to cut production is approaching expiration in March 2000, it is possible that volatility will remain on the high end. Significant profits and losses have been and are expected to continue to be experienced in this market. Natural gas, also a primary energy market exposure, has exhibited more volatility than the oil markets on an intra day and daily basis and is expected to continue in this choppy pattern.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

    Spectrum Commodity did not have non-trading risk exposure at December 31, 1999.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

    Spectrum Commodity and its trading advisor, separately, attempt to manage the risk of the partnership's open positions in essentially the same manner in all market categories traded. The trading advisor establishes diversification guidelines, often set in terms of the maximum dollar exposure to positions in any one market sector or market sensitive instrument.

    The general partner monitors and controls the risk of the partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

                              THE GENERAL PARTNER

    The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The general partner is an affiliate of Dean Witter, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Dean Witter Commodities Management in that all such companies are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley Dean Witter & Co.'s SEC file number is 1-11758.

    The general partner is or has been the general partner and commodity pool operator for 35 commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of December 31, 1999, the general partner had approximately $1.4 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of December 31, 1999, there were over 67,000 investors in the commodity pools managed by Demeter.

    The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley Dean Witter & Co. has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

    According to Morgan Stanley Dean Witter & Co.'s 1998 annual report and Form 10-Q for the quarter ended August 31, 1999, Morgan Stanley Dean Witter & Co. had total shareholders' equity of $14,119 million and total assets of $317,590 million as of November 30, 1998 (audited), and total shareholders' equity of $15,445 million and total assets of $340,870 million as of August 31, 1999 (unaudited). Additional financial information regarding Morgan Stanley Dean Witter & Co. is included in the financial statements filed as part of that annual report and Form 10-Q. Morgan Stanley Dean Witter & Co. will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the same manner described under "The Spectrum Series--Availability of Exchange Act Reports" on page 27, or will be available at no charge to you by writing to Morgan Stanley Dean Witter & Co. at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

    Because of their relationship to the partnerships and each other, Morgan Stanley Dean Witter & Co., Dean Witter and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

    Robert E. Murray, age 39, is Chairman of the Board, President and a Director of the general partner. Mr. Murray is also Chairman of the Board, President and a Director of Dean Witter Futures & Currency Management Inc. Mr. Murray is currently a Senior Vice President of Dean Witter's Managed Futures Department. Mr. Murray began his career at Dean Witter in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as Vice Chairman and a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.

    Mitchell M. Merin, age 46, is a Director of the general partner. Mr. Merin is also a Director of Dean Witter Futures & Currency Management Inc. Mr. Merin was appointed the chief operating officer of asset management for Morgan Stanley Dean Witter & Co. in December 1998 and the President and chief executive officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of Dean Witter since 1990, during which time he has been director of Dean Witter's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in finance and accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.

    Joseph G. Siniscalchi, age 54, is a Director of the general partner.
Mr. Siniscalchi joined Dean Witter in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for Dean Witter's Securities Division through 1997. He is currently Executive Vice President and Director of the Operations Division of Dean Witter. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

    Edward C. Oelsner III, age 57, is a Director of the general partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of Dean Witter. Mr. Oelsner joined Dean Witter in 1981 as a Managing Director in Dean Witter's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the Dean Witter Retail Products Group. Prior to joining Dean Witter, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.

    Lewis A. Raibley, III, age 37, is Vice President, Chief Financial Officer, and a Director of the general partner. Mr. Raibley is also a Director of Dean Witter Futures & Currency Management Inc. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of Morgan Stanley Dean Witter & Co. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of Morgan Stanley Dean Witter & Co. and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. He has been with Morgan Stanley Dean Witter & Co. and its affiliates since June 1986.

    Richard A. Beech, age 48, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at Dean Witter since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining Dean Witter, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.

    Ray Harris, age 43, is a Director of the general partner. Mr. Harris is currently Executive Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at Dean Witter or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate Dean Witter affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in finance from the University of Chicago.

    The general partner and its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

    As of the date of this prospectus, Robert E. Murray, Chairman of the Board, President and a Director of the general partner, owns and 209.644 units of Spectrum Commodity, which amount is less than 1% of the outstanding units of that partnership. As of the date of this prospectus, Mr. Murray did not beneficially own units of any other partnership, and none of the other directors or executive officers of the general partner beneficially owned units of any partnership.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE
  GENERAL PARTNER

    The following table summarizes information relating to each of the other commodity pools operated by the general partner except those commodity pools exempt from disclosure under CFTC Rule 4.7.

    While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described on the following page. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.

    All summary performance information is current as of December 31, 1999. In reviewing the following summary performance information, you should understand that performance is calculated on an accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner and/or its affiliates is available without charge upon request to the general partner.

    Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1994 THROUGH DECEMBER 31,
                                     1999)

                                                                                       CURRENT     CURRENT    CUMULATIVE
                                                                                        TOTAL     NET ASSET     RETURN
                                                   START    CLOSE      AGGREGATE      NET ASSET   VALUE PER     SINCE
FUND TYPE/FUND(1)                                 DATE(2)  DATE(3)  SUBSCRIPTION(4)   VALUE(5)     UNIT(6)   INCEPTION(7)
-----------------                                 -------  -------  ---------------  -----------  ---------  ------------
                                                                           $              $           $           %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                    Jan-81   Dec-88       9,648,397        739,757    488.29      (51.37)
Columbia Futures Fund(11)                         Jul-83      N/A      29,276,299      8,355,156  2,900.13      195.93
DW Diversified Futures Fund L.P.(12)              Apr-88      N/A     206,815,107     91,649,223    963.26      281.93
DW Multi-Market Portfolio L.P.(13)                Sep-88      N/A     252,526,000      7,901,749  1,100.09       10.01
DW Diversified Futures Fund II L.P.               Jan-89      N/A      13,210,576      8,053,814  2,556.25      155.63
DW Diversified Futures Fund III L.P.              Nov-90      N/A     126,815,755     48,527,568  1,595.11       59.51
DW Portfolio Strategy Fund L.P.(14)               Feb-91      N/A     143,522,564    109,201,218  2,419.78      141.98
DWFCM International Access Fund L.P.              Mar-94      N/A      68,115,440     36,142,214  1,413.97       41.40
Morgan Stanley Dean Witter Spectrum Global        Nov-94      N/A      61,233,656     57,864,012     16.12       61.20
  Balanced L.P.
Morgan Stanley Dean Witter Charter Graham L.P.    Mar-99      N/A      19,645,489     20,661,112     10.29        2.90
Morgan Stanley Dean Witter Charter                Mar-99      N/A      25,738,736     23,303,720      9.28       (7.20)
  Millburn L.P.
Morgan Stanley Dean Witter Charter Welton L.P.    Mar-99      N/A      24,110,529     23,077,361      8.93      (10.70)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                             Jan-85   Dec-91      19,122,276        281,303    456.80      (53.15)
DW Cornerstone Fund II(15)                        Jan-85      N/A      65,653,270     26,708,981  3,964.87      306.65
DW Cornerstone Fund III(15)                       Jan-85      N/A     137,132,762     33,421,010  3,045.43      212.35
DW Cornerstone Fund IV(15)                        May-87      N/A     168,090,005    102,988,045  4,683.42      380.35
Morgan Stanley Dean Witter Spectrum Select L.P.   Aug-91      N/A     282,761,631    213,805,674     22.00      120.00
DW Global Perspective Portfolio L.P.              Mar-92      N/A      67,424,535     14,845,767    970.18       (2.98)
DW World Currency Fund L.P.                       Apr-93      N/A     114,945,830     20,261,082    993.59       (0.64)
Morgan Stanley Dean Witter Spectrum               Nov-94      N/A     106,010,689    107,629,521     15.85       58.50
  Strategic L.P.
Morgan Stanley Dean Witter Spectrum               Nov-94      N/A     303,236,878    268,755,718     14.91       49.10
  Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.             Jul-89   Sep-95     126,263,000      7,022,437  1,000.00        0.00
DW Principal Plus Fund L.P.(16)                   Feb-90      N/A     109,013,535     43,912,716  1,815.50       81.55
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE
  ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.              Mar-89   Mar-96     162,203,303      4,966,449  1,056.55        5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Chesapeake L.P.        Nov-94      N/A      34,470,990     31,833,466  1,988.42       98.84
Morgan Stanley Dean Witter/JWH Futures            Feb-96      N/A      31,450,959     16,262,381  1,085.94        8.59
  Fund L.P.
PRIVATELY-OFFERED FUND WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street Futures  Oct-98      N/A      20,086,896     12,750,338    976.21       (2.38)
  Fund L.P.

                                                                                      COMPOUND ANNUAL RATES OF RETURN(10)
                                                     WORST     WORST PEAK-  -------------------------------------------------------
                                                   MONTHLY %    TO-VALLEY
FUND TYPE/FUND(1)                                 DRAWDOWN(8)  DRAWDOWN(9)     1999       1998       1997        1996       1995
-----------------                                 -----------  -----------  ----------  ---------  ---------  ----------  ---------
                                                       %            %           %           %          %          %           %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                      (34.48)        (64.23)
                                                      7/88     4/86-12/88
Columbia Futures Fund(11)                           (17.54)        (42.58)       (8.54)     12.01      22.60       19.09      28.21
                                                      4/86      7/83-9/85
DW Diversified Futures Fund L.P.(12)                (12.85)        (24.86)      (11.14)      6.22      11.96       (2.66)     (4.56)
                                                      5/90      5/95-6/96
DW Multi-Market Portfolio L.P.(13)                  (13.26)        (29.84)       (8.77)      5.63      13.28       (6.76)     (6.37)
                                                      2/96      5/95-6/96
DW Diversified Futures Fund II L.P.                 (13.41)        (25.62)       (9.50)      5.22      11.28       (4.83)     (2.90)
                                                      8/89      5/95-6/96
DW Diversified Futures Fund III L.P.                (13.62)        (27.00)      (10.56)      5.39      12.29       (4.73)     (4.02)
                                                      1/92      5/95-6/96
DW Portfolio Strategy Fund L.P.(14)                 (14.40)        (25.65)       (6.85)      9.46      11.28       25.50      25.37
                                                      1/92      1/92-4/92
DWFCM International Access Fund L.P.                (12.87)        (22.84)       (9.21)      5.07      26.22        3.97      21.88
                                                      1/95      8/94-1/95
Morgan Stanley Dean Witter Spectrum Global           (7.92)        (10.64)        0.75      16.36      18.23       (3.65)     22.79
  Balanced L.P.                                       2/96      2/96-5/96
Morgan Stanley Dean Witter Charter Graham L.P.       (8.00)         (9.80)        2.90
                                                      3/99      3/99-5/99   (10 months)
Morgan Stanley Dean Witter Charter                  (12.69)        (15.00)       (7.20)
  Millburn L.P.                                      10/99     7/99-10/99   (10 months)
Morgan Stanley Dean Witter Charter Welton L.P.       (7.70)        (22.20)      (10.70)
                                                      3/99     3/99-10/99   (10 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                               (20.88)        (64.47)
                                                      8/91      4/86-8/91
DW Cornerstone Fund II(15)                          (11.74)        (32.70)       (5.42)     12.54      18.05       11.47      26.50
                                                      9/89     7/88-10/89
DW Cornerstone Fund III(15)                         (18.28)        (32.35)       (6.78)      9.13      10.24        8.24      27.50
                                                      2/89     2/89-10/89
DW Cornerstone Fund IV(15)                          (21.04)        (45.21)       (1.13)      6.80      38.41       12.97      22.96
                                                      9/89      7/89-9/89
Morgan Stanley Dean Witter Spectrum Select L.P.     (12.11)        (26.78)       (7.56)     14.15       6.22        5.27      23.63
                                                      2/96      6/95-8/96
DW Global Perspective Portfolio L.P.                (12.10)        (40.90)       (9.83)     11.25      11.16        9.26      16.76
                                                     10/99      8/93-1/95
DW World Currency Fund L.P.                          (9.68)        (46.04)        2.65      (2.61)     39.35       12.97       2.02
                                                      5/95      8/93-1/95
Morgan Stanley Dean Witter Spectrum                 (13.38)        (32.11)       37.23       7.84       0.37       (3.53)     10.49
  Strategic L.P.                                      5/99      4/97-7/98
Morgan Stanley Dean Witter Spectrum                  (9.96)        (14.08)       (7.51)     10.18       7.49       18.35      17.59
  Technical L.P.                                     10/99     5/99-10/99
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.               (13.98)        (30.93)                                                     5.21
                                                      1/92      5/90-4/92                                                 (9 months)
DW Principal Plus Fund L.P.(16)                      (7.48)        (13.08)       (3.82)     10.54      15.39       (5.28)     17.98
                                                      2/96      2/96-5/96
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE
  ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                 (5.62)        (14.69)                                          1.00       7.30
                                                      1/91      8/89-4/92                                      (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Chesapeake L.P.          (17.34)        (31.03)       (3.48)     19.93      15.38       15.23      15.80
                                                      5/99     9/98-10/99
Morgan Stanley Dean Witter/JWH Futures               (9.62)         26.34       (22.29)      4.04      13.66       18.17
  Fund L.P.                                          10/99     7/99-12/99                                     (11 months)
PRIVATELY-OFFERED FUND WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street Futures     (8.59)        (13.38)       (2.63)      0.26
  Fund L.P.                                           3/99     3/99-10/99               (3 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.

5. "Current Total Net Asset Value" is the net asset value of the pool as of December 31, 1999, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.

6. "Current Net Asset Value per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of December 31, 1999, or, in the case of liquidated pools, the date of liquidation.

7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through December 31, 1999, or, in the case of liquidated pools, from its Start Date through the date of liquidation.

8. "Drawdown" means losses experienced by the pool over the specified period and is calculated by dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 1999, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it became a publicly-offered fund with one advisor.

12. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly.

13. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

15. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual return for 1994.

16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISORS

MANAGEMENT AGREEMENTS

    Each trading advisor has entered into a management agreement with a partnership and the general partner. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon 5 days' prior written notice to the trading advisor. Each partnership may also terminate its management agreements immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS

    The biographies of the principals and brief summaries of the trading programs of the trading advisors for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisors in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors' trading methods are proprietary and confidential, the trading advisors selected for a partnership may change over time, and even if the same trading advisors continue to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.

    The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

    Morgan Stanley Dean Witter Commodities Management is the only trading advisor affiliated with the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, or any of their affiliates.

    A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

    1.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)

    John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH's offices are at One Glendinning Place, Westport Connecticut, 06880, 203-221-0431 and 301 Yamato Road, Suite 2200, Boca Raton, Florida. JWH's registration as a commodity trading advisor became effective in November 1980. JWH is a member of the National Futures Association in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc.

    PRINCIPALS

    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation, Global Capital

Management Limited, and JWH Financial Products, Inc., all affiliates of JWH.
Mr. Henry currently concentrates his activities at JWH on portfolio management, research and new system development, day-to-day decisions involving the strategic direction and business of the firm and frequent dialogue with trading supervisors. He is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.

    Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates, including acting as chairman of the Florida Marlins Baseball Club LLC, which continues to be operated by professional baseball staff.

    Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. He is also vice chairman and a director of JWH Financial Products, Inc. Prior to joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as general counsel of the MFA and general counsel of the National Association of Futures Trading Advisors. Mr. Mitchell is currently a member of the National Futures Association commodity pool operator/commodity trading advisor Advisory Committee. In addition, he has served as a member of the National Futures Association Special Committee for the Review of a Multi-tiered Regulatory Approach to National Futures Association Rules, the MFA Government Relations Committee, and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

    Mr. Verne O. Sedlacek is the president and chief operating officer and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Mr. Sedlacek is also president and director of Westport Capital Management Corporation and Global Capital Management Limited and vice president of JWH Financial Products, Inc. Prior to joining JWH in July 1998, he was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly owned subsidiary of Harvard University which, at the time of his departure, managed approximately $14 billion of University-related funds. At Harvard Management Company, he was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation; he joined Harvard Management in March 1983.

    Mr. Sedlacek currently serves on the Boards of Directors of the Futures Industry Association and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. He is also a member of the National Futures Association/Futures Industry Institute Best Practices Study End User Expert Panel. He received an A.B. in Economics from Princeton University, and an M.B.A. in Accounting from New York University and was certified as a C.P.A. by the State of New York in 1978.

    Dr. Mark S. Rzepczynski is a senior vice president, research and trading and a member of the JWH Investment Policy Committee. He is also a vice president of JWH Financial Products, Inc. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. CUM LAUDE, Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

    Mr. E. Lyndon Tefft is a senior vice president and the chief financial officer. He is also the treasurer of Westport Capital Management Corporation, vice president of JWH Financial Products, Inc., and director, secretary, and treasurer of JWH Securities, Inc. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development, and operation of global equity, bond, and derivative trading, accounting, and settlement systems beginning in May 1994. Mr. Tefft received a B.S. in Industrial Management from Purdue University, and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

    Ms. Elizabeth A.M. Kenton is a senior vice president, compliance. She is responsible for the day-to-day management of compliance, as well as overall issues pertaining to administration and human resources. Ms. Kenton is also a vice president of JWH Financial Products, Inc., and a director of Westport Capital Management Corporation and Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton received a B.S. in Finance from Ithaca College.

    Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation. He is also secretary of JWH Financial Products, Inc., and director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler from 1989 and an associate from September 1983. In his practice there, he concentrated in commodity futures law with an emphasis on commodity money management.

    Mr. Kozak is currently the secretary and a director of the MFA and is a member of that organization's Executive Committee and chairman of its Government Relations Committee. He is also a member of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to National Futures Association Rules, both of the National Futures Association. He is chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

    Mr. David I. Ginsberg is a member of the JWH Board of Directors and special advisor to the chairman. Mr. Ginsberg joined JWH in October 1999. He served as the managing director of the Multi-Manager Group at Global Asset Management from its inception in September 1989 until July 1995. This GAM group was, and continues to be, one of the largest multi-advisor groups specializing in hedge funds. Since leaving GAM, Mr. Ginsberg has been a private investor. Mr. Ginsberg received a M.B.A. with a concentration in Finance from Boston University and a B.A. from Kenyon College. Mr. Ginsberg is a member of the board of directors of GAM Diversity, Inc., a global multi-advisor hedge fund with assets in excess of $1 billion that specializes in hedge funds, and a director of the Adelphi Europe Fund, a hedge fund specializing in European equities. He is also vice chairman of the Florida Marlins Baseball Club LLC.

    Mr. John A. Wing is a member of the JWH Board of Directors. Mr. Wing is also a professor of Law and Finance at the Illinois Institute of Technology and director of its Center for the Study of Law and Financial Markets. Before joining JWH in February 2000 and the Illinois Institute of Technology in July 1998, he was chairman of the board and chief executive officer of ABN-AMRO Incorporated, formerly The Chicago Corporation. Mr. Wing joined The Chicago Corporation as its chief executive officer in 1981 and continued to lead the firm following its merger with ABN-AMRO in January 1997 until his retirement in July 1998.

    Mr. Wing is currently chairman of the board for the Risk Management Committee of the Commercial Club and of Market Liquidity Holding, LLC. He is also a director of AmerUs Life Holdings. In addition, he has served as a director of the Midwest Stock Exchange, The Chicago Board Options Exchange, Securities Industry Association, Futures Industry Association, National Futures Association and Chicago Capital Fund. Mr. Wing has also been a governor of the National Association of Securities Dealers, a member of the New York Stock Exchange Regional Firms Committee, and a member of the Chicago Mercantile Exchange's special panel to review trading rules and practices. Mr. Wing has also served as a trustee of the Illinois Institute of Technology and chairman of the Board of Overseers of its Stuart School of Business. He received a BA in Economics from Union College and a LLB from George Washington University.

    Mr. Kevin S. Koshi is a senior vice president, proprietary trading, and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. Matthew J. Driscoll is a vice president, trading, and chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. He attended Pace University.

    Mr. Christopher E. Deakins is a vice president, investor services, responsible for general business development and management of the investor services department. He is also director and vice president of JWH Securities, Inc. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the management team at RXR Capital Management, Inc., where he was responsible for business development, institutional sales, and broker-dealer support from August 1986 to July 1995. Currently he serves on the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. Mr. Deakins received a BA in Economics from Hartwick College.

    Mr. Edwin B. Twist is a director of JWH. He is also a director of JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991 and has been a director since August 1993. His responsibilities include assisting with the day-to-day administration and internal projects of JWH's Florida office.

    Mr. Julius A. Staniewicz is a vice president, senior strategist and a member of the JWH Investment Policy Committee. He is also president of JWH Financial Products, Inc. He joined JWH in March of 1992. Mr. Staniewicz received a B.A. in Economics from Cornell University.

    The following is a list of additional principals of JWH: Ms. Nancy O. Fox, C.P.A., vice president, investment support; Mr. Andrew D. Willard, vice president, information technology; Mr. Paul D. Braica, C.P.A., vice president, analytics; Ms. Florence Y. Sofer, vice president, marketing; Mr. Robert B. Lendrim, vice president, investor services; and Ms. Wendy B. Goodyear, vice president, investor services.

    THE JWH-REGISTERED TRADEMARK- INVESTMENT PROGRAM


    JWH specializes in managing institutional and individual capital in the global futures, financial futures, and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on short- to long-term trends. JWH currently operates 11 investment programs.


    JWH will utilize the International Foreign Exchange Program for Spectrum Currency.

    THE INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style.

    As of December 31, 1999, JWH was managing approximately $78 million of client assets pursuant to its International Foreign Exchange Program, and approximately $1.9 billion in all of its programs.

    INVESTMENT PHILOSOPHY AND METHODOLOGY.

    The JWH investment philosophy is based on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions. The firm maintains that changes in market prices initially reflect human reactions to new or emerging information or events that will cause trends, but that prices eventually reflect all relevant information. The price adjustments process takes time, however, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing abilities to process and evaluate data, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management. Systematic risk taking may be rewarded, as markets adjust to a new price.

    There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to identify. Since the firm's founding, JWH has employed analytical methods to identify short to long-term trends. Comprehensive research undertaken by the firm's founder, John W. Henry, led to the development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or relationships which will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

    JWH attempts to control risk throughout the investment process. This includes the confirmation of a trend, determining the optimal exposure in a given market, and money management issues such as the startup or upgrade of an account. JWH's research on these and other issues has resulted in investment program modifications from time to time that have decreased from previous levels the overall volatility of its investment programs while maintaining the potential for generating attractive performance returns.

    DURATION OF POSITIONS HELD.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally pared relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

    DISCRETIONARY ASPECTS.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH's application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, contracts and contract months traded, and effective trade execution.

    PROGRAM MODIFICATIONS.

    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for an investment program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

    All cash in a JWH investment program is available to be used to trade in a JWH program, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Spectrum Currency will generally not be informed of such changes.

    OVERSIGHT OF TRADING POLICIES.

    The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and leverage levels for the Strategic Allocation Program, a multi-program asset allocation methodology. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. All recommendations of the Investment Policy Committee require approval by the chairman. The Investment Policy Committee does not make day-to-day trading decisions.

    ADJUSTING THE SIZE OF POSITIONS TAKEN.

    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Currency, its policy regarding adjustments in position size relative to account equity.

    ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND
     ACCOUNTS.

    Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the fund's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

    PHYSICAL AND CASH COMMODITIES.

    JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner's consent.

    EQUITY DRAWDOWNS.

    Historically, only thirty to forty percent of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly sixty percent. You should understand that similar or greater drawdowns are possible in the future.

    LEGAL CONCERNS.

    There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from investor positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. In addition, Mr. Ginsberg may engage in discretionary trading for his own account pursuant to his own personal trading approach as long as such trading does not amount to a breach of fiduciary duty; Mr. Ginsberg's trades may be the same as or opposite to positions that JWH takes for client accounts. Trades for the accounts of JWH, Mr. Henry and Mr. Ginsberg may on occasion receive better fills than Spectrum Currency's accounts. Records for these accounts will not be made available to Spectrum Currency.

    Employees and principals of JWH (other than Messrs. Henry and Ginsberg) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records for these accounts will not be made available to Spectrum Currency.

    Mr. Wing is chairman of the board of Market Liquidity Holding, LLC. Market Liquidity Holding acts as the general partner of partnerships or sponsors entities that will trade futures, options on futures, and equity options for hedging and risk management purposes in connection with those entities' equity trading. Mr. Wing is not involved in directing or overseeing such trading. Records of Market Liquidity Holding's accounts will not be made available to Spectrum Currency.

    Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interest of JWH and its clients.

    OTHER INVESTMENT PROGRAMS OPERATED BY JWH.

    In addition to the International Foreign Exchange Program, JWH currently operates ten other investment programs in three categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Currency. Each program is operated separately and independently.

    - BROADLY DIVERSIFIED programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, non-U.S. stock indices, metals, energies, and agricultural commodities. Investment choices include a program that always maintains a position--long or short--in a market (two-phase investment style), a program that takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets (three-phase investment style), and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends.

    - FINANCIAL programs invest in worldwide financial futures and forward markets including currencies, interest rates, and stock indices in addition to the metals and energies markets. The range of investment choices includes diversified financial programs, sector-focused programs, and a program that takes positions from several currency perspectives. Some programs use a two-phase investment style while others use a three-phase investment style. Another program uses a combination of the three-phase investment style and the three-phase forex investment style described below.

    - FOREIGN EXCHANGE programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.

    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. This program always maintains a position--long or short--in every market traded.

    In 1992, a broad research effort was initiated to enhance the risk/reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were eliminated. The quantitative model underlying the program was not changed. Beginning in October 1995 the position size in relation to account equity in this program was reduced 25%. Today, the Original Investment Program is one of JWH's largest and historically best-performing programs, manifesting lower volatility since the above changes were implemented in 1992.

    THE FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio, which began trading client capital in October 1984, is both JWH's largest and second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices, and metals. This program takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in August 1992 the position size in relation to account equity in this program was reduced 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992 the Financial and Metals Portfolio has experienced lower volatility.

    THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style.

    JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS. Introduced in June 1997 as the firm's most broadly diversified investment program, JWH GlobalAnalytics-Registered Trademark- Family of Programs is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate or long-term price movements, JWH GlobalAnalytics-Registered Trademark- invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets including interest rates, non-U.S. stock indices, currencies, metals, energies, and agricultural commodity markets. JWH modified this program by adding new markets to enhance overall diversification. The quantitative model underlying the program was not changed. This program uses the five-phase investment style.

    THE WORLD FINANCIAL PERSPECTIVE. The World Financial Perspective, which began trading client capital in April 1987, seeks to capitalize on long-term price movements in five worldwide market sectors: interest rates, stock indices, currencies, metals, and energies. Rather than concentrating on the profit potential available solely from the point of view of one country, the program trades from different vantage points. The program holds positions from several currency perspectives, including the British pound, Canadian dollar, euro, Japanese yen, Swiss franc and U.S. dollar. This program uses the two-phase investment style. JWH modified The World Financial Perspective in January 1993 by adding new markets to enhance overall diversification. The quantitative model underlying the program was not changed.

    THE GLOBAL FINANCIAL PORTFOLIO. The Global Financial Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, non-U.S. stock indices, currencies, metals, and energies. This program uses the two-phase investment style. Beginning in April 1995 the position size in relation to account equity in this program was reduced 50%. Since the change was implemented in 1995 the Global Financial Portfolio has experienced lower volatility. In 1997 the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed.

    THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO. The International Currency and Bond Portfolio, which began trading client capital in January 1993, seeks to identify and capitalize on intermediate-term price movements in the currency and interest rate markets. The International Currency and Bond Portfolio targets currencies and the long-term portion of interest rate markets of major industrialized nations. Currency positions are held both as outrights--positions taken in foreign currencies versus the U.S. dollar--and cross rates--foreign currencies traded against each other. This program uses both types of the three-phase investment styles. Beginning in May 1998 the position size in relation to account equity in this program was increased 20%.

    THE WORLDWIDE BOND PROGRAM. The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs.

    THE G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio, which began trading client capital in February 1991, seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France, and Italy are now executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998 the position size in relation to account equity in this program was increased 50%. The quantitative model underlying the program was not changed.

    THE DOLLAR PROGRAM. The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the foreign exchange sector, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, the program may be less diversified than other JWH foreign exchange programs.

    InterRate-TM- began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1997, offered investors access to a select group of Japanese financial futures markets. The program was designed to capitalize on intermediate and long-term price movements and attempted to exit the markets during periods when sustained trends were not identified. The Delevered Yen Financial and Metals Profile, which began trading client capital in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the position size in relation to account equity of the traditional Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.

    PAST PERFORMANCE OF JWH

    The following are the capsule performance records of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations. All performance information is current as of December 31, 1999. The notes on page 54 are an integral part of these capsules.

    PERFORMANCE OF THE EXCLUSIVE FUND ACCOUNTS

    Pursuant to JWH's Strategic Allocation program, which is currently subject to an exclusivity arrangement with one client operating two funds (the "Exclusive Fund Accounts"), JWH makes various discretionary trading adjustments for the accounts of those funds, including selection of programs, ongoing allocations and reallocations of fund assets among the investment programs and periodic adjustments to the position size in relation to account equity. As a result of a change made to these accounts on May 8,

1998, these accounts have traded differently from the other accounts in the respective JWH investment programs. For details concerning the Exclusive Fund Account capsule performance records for these programs, see page 52. JWH believes that because these modified programs have been employed as part of the Strategic Allocation Program, which is now available on a limited basis, the Exclusive Fund Account capsule performance records are the most representative performance record of these programs as they have been traded in the Strategic Allocation Program. The Exclusive Fund Account capsule performance records reflect the performance of these accounts from May 8, 1998.

    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by JWH or Spectrum Currency in the future, since past performance is not a guarantee of future results and another trading advisor will also be investing funds of Spectrum Currency. In addition, Spectrum Currency cannot assure you that JWH or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.

                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM

       Name of commodity trading advisor: John W. Henry & Company, Inc.
       Name of program: International Foreign Exchange Program
       Inception of client account trading by commodity trading advisor: October 1982
       Inception of client account trading in program: August 1986
       Number of open accounts: 4
       Aggregate assets overall: $1.9 billion
       Aggregate assets in program: $78.5 million
       Largest monthly drawdown: (8.3)%--(5/97)
       Worst peak-to-valley drawdown: (35.9)%--(9/92 - 1/95)
       1999 annual return: (5.1)%
       1998 annual return: 13.9%
       1997 annual return: 71.1%
       1996 annual return: 3.7%
       1995 annual return: 16.9%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                      JANUARY 1, 1995 - DECEMBER 31, 1999

                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                                           GLOBAL
                                                               FINANCIAL AND     ORIGINAL INVESTMENT     DIVERSIFIED
                                                              METALS PORTFOLIO         PROGRAM            PORTFOLIO
NAME OF PROGRAM:                                              ----------------   -------------------   ---------------
Inception of Client Account Trading in Program:                October 1984         October 1982          June 1988

Number of Open Accounts:                                            26                   18                   8

Assets Managed in Program:                                     $713,914,599         $251,400,496        $115,703,029

Assets Managed in JWH:                                         $1.9 billion         $1.9 billion        $1.9 billion

                                                                  (10.1)%             (14.2)%              (15.0)%
Worst Monthly Decline on an Individual Account Basis:             (2/96)              (11/98)              (10/99)

                                                                  (30.5)%             (18.5)%              (24.1)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (6/94-1/95)         (5/99-10/99)        (6/95-10/95)

                                                                     %                   %                    %
                                                               --------------     -----------------    ---------------

1999 Compound Annual Rate of Return                               (18.7)               (10.7)              (11.9)

1998 Compound Annual Rate of Return:                                7.2                 10.8                23.5

1997 Compound Annual Rate of Return:                               15.2                 5.7                  3.3

1996 Compound Annual Rate of Return:                               29.7                 22.6                26.9

1995 Compound Annual Rate of Return:                               38.5                 53.2                19.6

                                                                                                             JWH GLOBAL-
                                                                                                   ANALYTICS-REGISTERED TRADEMARK-
                                                              GLOBAL FINANCIAL    G-7 CURRENCY                FAMILY OF
                                                                 PORTFOLIO          PORTFOLIO                 PROGRAMS*
NAME OF PROGRAM:                                              ----------------   ---------------   -------------------------------
Inception of Client Account Trading in Program:                  June 1994        February 1991          June 1997
Number of Open Accounts:                                             4                  4                    0
Assets Managed in Program:                                      $73,993,599        $38,749,916               $0
Assets Managed in JWH:                                         $1.9 billion       $1.9 billion          $1.9 billion
                                                                  (12.5)%            (10.1)%               (5.0)%
Worst Monthly Decline on an Individual Account Basis:             (5/95)             (11/98)               (4/98)
                                                                  (48.9)%            (31.4)%               (5.3)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (7/94-1/95)       (10/92-1/95)          (4/98-5/98)
                                                                     %                  %                    %
                                                              ---------------    ---------------            -------------
1999 Compound Annual Rate of Return                                 1.4               20.7                  N/A

1998 Compound Annual Rate of Return:                                9.9               (4.8)                (3.6)
                                                                                                         (5 mos.)
1997 Compound Annual Rate of Return:                                4.9               21.0                  17.6
                                                                                                          (7 mos.)
1996 Compound Annual Rate of Return:                               32.4               14.5                  N/A
1995 Compound Annual Rate of Return:                               86.2               32.2                  N/A

                                                                            JWH
                                                                          GLOBAL
                                                              ANALYTICS-REGISTERED TRADEMARK-   INTERNATIONAL CURRENCY
                                                                            99                    AND BOND PORTFOLIO
NAME OF PROGRAM:                                              -------------------------------   ----------------------
Inception of Client Account Trading in Program:                     March 1999                      January 1993
Number of Open Accounts:                                                1                                0
Assets Managed in Program:                                          $7,374,711                      $25,447,930
Assets Managed in JWH:                                             $1.9 billion                     $1.9 billion
                                                                      (9.4)%                           (6.3)%
Worst Monthly Decline on an Individual Account Basis:                (10/99)                           (8/97)
                                                                     (15.1)%                          (23.6)%
Worst Peak-to-Valley Decline on an Individual Account Basis:       (7/99-10/99)                     (7/94-1/95)
                                                                        %                                %
                                                                      --------------             -------------------
1999 Compound Annual Rate of Return                                   (7.5)                             2.3
                                                                    (10 mos.)
1998 Compound Annual Rate of Return:                                   N/A                              16.1

1997 Compound Annual Rate of Return:                                   N/A                              17.0

1996 Compound Annual Rate of Return:                                   N/A                              19.9
1995 Compound Annual Rate of Return:                                   N/A                              36.5

---------------------------

*This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy that is currently the subject of an exclusivity agreement. For performance information subsequent to May 7, 1998, see page 52 for the Exclusive Fund Accounts.

The Notes to JWH's Programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                              DELEVERED YEN
                                                                                               DENOMINATED
                                     THE WORLD FINANCIAL                     WORLDWIDE BOND   FINANCIAL AND
                                         PERSPECTIVE       DOLLAR PROGRAM*      PROGRAM*      METALS PROFILE   INTERRATE-TM-
NAME OF PROGRAM:                     -------------------   ---------------   --------------   --------------   --------------
                                                                                              October 1995;    December 1988;
Inception of Client Account Trading                                                           ceased trading   ceased trading
  in Program:                            April 1987          July 1996         July 1996          12/96             7/96

Number of Open Accounts:                      2                  0                 0                0                0

Assets Managed in Program:               $26,427,766             $0                $0               $0               $0

Assets Managed in JWH:                  $1.9 billion        $1.9 billion      $1.9 billion     $1.9 billion     $1.9 billion

Worst Monthly Decline on an                (8.7)%              (8.4)%            (3.8)%           (3.2)%           (3.1)%
  Individual Account Basis:                (11/98)             (5/97)            (4/97)           (2/96)          (11/94)

Worst Peak-to-Valley Decline on an         (25.9)%            (11.6)%            (6.2)%           (5.1)%          (19.7)%
  Individual Account Basis:              (7/94-1/95)        (5/97-9/97)       (12/96-5/97)     (2/96-8/96)      (9/92-11/93)

                                              %                  %                 %                %                %
                                       -----------------   --------------    --------------   --------------   --------------

1999 Compound Annual Rate of Return
  (11 months):                              (1.6)               N/A               N/A              N/A              N/A

1998 Compound Annual Rate of                                   (4.9)             (0.4)
  Return:                                    7.2              (5 mos.)          (5 mos.)           N/A              N/A

1997 Compound Annual Rate of
  Return:                                   10.4                6.8               9.5              N/A              N/A

1996 Compound Annual Rate of                                    10.6              17.8                              5.79
  Return:                                   40.9              (6 mos.)          (6 mos.)           9.4            (7 mos.)

1995 Compound Annual Rate of                                                                       0.2
  Return:                                   32.2                N/A               N/A            (3 mos.)           5.19


                                            JWHII
                                     FINANCIAL AND METALS
                                          PORTFOLIO
NAME OF PROGRAM:                     --------------------

Inception of Client Account Trading    September 1991;
  in Program:                        ceased trading 7/95
Number of Open Accounts:                      0
Assets Managed in Program:                   $0
Assets Managed in JWH:                       $0
Worst Monthly Decline on an                (4.8)%
  Individual Account Basis:                (7/94)
Worst Peak-to-Valley Decline on an         (12.2)%
  Individual Account Basis:             (7/94-12/94)
                                              %
                                      ------------------
1999 Compound Annual Rate of Return
  (11 months):                               N/A
1998 Compound Annual Rate of
  Return:                                    N/A
1997 Compound Annual Rate of
  Return:                                    N/A
1996 Compound Annual Rate of
  Return:                                    N/A
1995 Compound Annual Rate of                30.3
  Return:                                 (7 mos.)

---------------------------

*This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy that is currently the subject of an exclusivity agreement. For performance information subsequent to May 7, 1998, see page 52 for the Exclusive Fund Accounts.

The Notes to JWH's Programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                            EXCLUSIVE FUND ACCOUNTS

                        MAY 8, 1998 - DECEMBER 31, 1999

                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                                 GLOBAL
                                                                                               DIVERSIFIED
                                                FINANCIAL AND METALS   ORIGINAL INVESTMENT      PORTFOLIO       GLOBAL FINANCIAL
                                                PORTFOLIO EXCLUSIVE     PROGRAM EXCLUSIVE       EXCLUSIVE      PORTFOLIO EXCLUSIVE
NAME OF PROGRAM:                                --------------------   -------------------   ---------------   -------------------
Inception of Client Account Trading in
  Program:                                           May 1998               May 1998            May 1998           May 1998

Number of Open Accounts:                                 2                      2                   2                  2

Assets Managed in Program:                          $59,456,658           $100,485,535         $49,467,198        $82,234,542

Assets Managed in JWH:                             $1.9 billion           $1.9 billion        $1.9 billion       $1.9 billion

Worst Monthly Decline on an Individual Account        (8.7)%                 (12.0)%             (14.0)%            (8.8)%
  Basis:                                              (10/99)                (11/98)             (10/99)            (10/99)

Worst Peak-to-Valley Decline on an Individual         (24.0)%                (13.9)%             (19.5)%            (11.6)%
  Account Basis:                                   (7/99-12/99)           (7/99-10/99)        (8/99-11/99)       (7/99-10/99)

                                                         %                      %                   %                  %
                                                 ------------------      -----------------   ---------------    ----------------

1999 Compound Annual Rate of Return                   (17.9)                  (5.6)               (6.9)               4.0

1998 Compound Annual Rate of Return:                   33.5                   20.2                39.7               18.4
                                                     (8 mos.)               (8 mos.)            (8 mos.)           (8 mos.)

1997 Compound Annual Rate of Return:                    N/A                    N/A                 N/A                N/A

1996 Compound Annual Rate of Return:                    N/A                    N/A                 N/A                N/A

1995 Compound Annual Rate of Return:                    N/A                    N/A                 N/A                N/A

                                                                                             JWH GLOBAL-
                                                                                            ANALYTICS-TM-
                                                   G-7 CURRENCY        WORLDWIDE BOND         FAMILY OF        DOLLAR PROGRAM
                                                PORTFOLIO EXCLUSIVE   PROGRAM EXCLUSIVE   PROGRAMS EXCLUSIVE     EXCLUSIVE
NAME OF PROGRAM:                                -------------------   -----------------   ------------------   --------------
Inception of Client Account Trading in
  Program:                                          May 1998              May 1998            May 1998            May 1998
Number of Open Accounts:                                2                    2                    2                  2
Assets Managed in Program:                         $60,647,443          $27,553,110          $95,019,512        $29,390,758
Assets Managed in JWH:                            $1.9 billion          $1.9 billion        $1.9 billion        $1.9 billion
Worst Monthly Decline on an Individual Account       (8.6)%                (7.0)%              (9.2)%              (7.2)%
  Basis:                                             (11/98)              (10/98)              (10/99)            (11/98)
Worst Peak-to-Valley Decline on an Individual        (11.9)%               (8.2)%              (13.5)%             (7.6)%
  Account Basis:                                  (11/98-1/99)          (8/99-11/99)        (7/99-10/99)        (11/98-1/99)
                                                        %                    %                    %                  %
                                                 ----------------     ----------------     ----------------     -------------
1999 Compound Annual Rate of Return                   19.5                 (6.1)                (1.3)               9.0

1998 Compound Annual Rate of Return:                   0.7                  25.9                25.5                2.7
                                                    (8 mos.)              (8 mos.)            (8 mos.)            (8 mos.)
1997 Compound Annual Rate of Return:                   N/A                  N/A                  N/A                N/A
1996 Compound Annual Rate of Return:                   N/A                  N/A                  N/A                N/A
1995 Compound Annual Rate of Return:                   N/A                  N/A                  N/A                N/A

                                                 INTERNATIONAL
                                                FOREIGN EXCHANGE
                                                    PROGRAM
                                                   EXCLUSIVE
NAME OF PROGRAM:                                ----------------
Inception of Client Account Trading in
  Program:                                         April 1999
Number of Open Accounts:                               2
Assets Managed in Program:                        $26,544,592
Assets Managed in JWH:                            $1.9 billion
Worst Monthly Decline on an Individual Account       (6.3)%
  Basis:                                            (10/99)
Worst Peak-to-Valley Decline on an Individual       (10.8)%
  Account Basis:                                  (4/99-10/99)
                                                       %
                                                 ---------------
1999 Compound Annual Rate of Return                  (6.1)
                                                    (9 mos.)
1998 Compound Annual Rate of Return:                  N/A

1997 Compound Annual Rate of Return:                  N/A
1996 Compound Annual Rate of Return:                  N/A
1995 Compound Annual Rate of Return:                  N/A

---------------------------

The Notes to JWH's Programs on page 54 are an integral part of this table.

For an explanation of the Exclusive Fund Accounts, please see "Performance of the Exclusive Fund Accounts" on page 48.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982
                            YEN FINANCIAL PORTFOLIO
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JANUARY 1992
                           NUMBER OF OPEN ACCOUNTS: 0
                         ASSETS MANAGED IN PROGRAM: $0
                      ASSETS MANAGED BY JWH: $1.9 BILLION

                                          AGGREGATE                 COMPOUND          WORST                WORST
                        INCEPTION OF       ASSETS                  ANNUAL RATE       MONTHLY          PEAK-TO-VALLEY
     ACCOUNT NO.          TRADING      AUGUST 31, 1999              OF RETURN        DECLINE              DECLINE
---------------------   ------------   ---------------          -----------------  ------------   -----------------------
                                                                  %                %                %
          1                1/92        closed - 3/97     1997:   (3.3)   (3 mos.)  (7.3) (7/95)   (30.5)    (4/95 - 7/96)
                                                         1996:   (8.5)
                                                         1995:   20.6
          2                1/93        closed - 1/97     1997:   (0.1)    (1 mo.)  (6.9) (7/95)   (29.0)    (4/95 - 7/96)
                                                         1996:   (9.9)
                                                         1995:   21.0
          3                1/94        closed - 1/97     1997:   (2.4)    (1 mo.)  (6.0) (7/95)   (26.6)    (4/95 - 7/96)
                                                         1996:  (10.9)
                                                         1995:   22.4
          4                6/94        closed - 3/97     1997:    1.4    (3 mos.)  (6.5) (7/95)   (22.3)    (4/95 - 7/96)
                                                         1996:   (0.6)
                                                         1995:   24.2
          5                8/94        closed - 3/97     1997:   (2.4)   (3 mos.)  (7.1) (7/95)   (30.4)    (4/95 - 7/96)
                                                         1996:   (6.0)
                                                         1995:   21.1
          6                1/95        closed - 3/97     1997:   (3.7)   (3 mos.)  (7.5) (7/95)   (35.5)    (4/95 - 7/96)
                                                         1996:  (13.5)
                                                         1995:   13.2
          7                3/94        closed - 3/97     1997:    4.0    (3 mos.)  (6.7) (7/96)   (15.9)    (2/96 - 7/96)
                                                         1996:    7.8
                                                         1995:   28.1
         11                11/93       closed - 8/95     1995:   20.0    (8 mos.)  (9.0) (8/95)   (18.8)    (4/95 - 8/95)
         12                11/93       closed - 1/95     1995:   (0.6)    (1 mo.)  (6.3) (5/94)   (16.5)    (4/94 - 1/95)
         13                12/92       closed - 3/96     1996:   (4.1)   (3 mos.)  (4.9) (7/95)   (15.8)   (12/93 - 1/95)
                                                         1995:   31.4
         14                1/93        closed - 12/95    1995:   10.9              (6.2) (7/95)   (15.8)   (4/95 - 12/95)
         17                12/92       closed - 1/96     1996:    0.3     (1 mo.)  (6.0) (7/95)   (12.4)   (4/95 - 10/95)
                                                         1995:   26.6
         18                3/94        closed - 4/96     1996:   (6.3)   (4 mos.)  (6.2) (7/95)   (18.5)    (4/95 - 4/96)
                                                         1995:   18.5
         19                12/94       closed - 4/96     1996:   (7.8)   (4 mos.)  (6.6) (7/95)   (21.1)    (4/95 - 4/96)
                                                         1995:   18.3
         21                6/94        closed - 3/95     1995:   48.1    (3 mos.)  (3.6) (7/94)    (9.9)    (6/94 - 1/95)

               The Yen Financial Portfolio closed in March 1997.

---------

The Notes to JWH's programs on page 54 are an integral part of this table.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              NOTES TO JWH PROGRAMS' CAPSULE PERFORMANCE SUMMARIES

    An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts:

    - procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts;

    - the period during which accounts are active;

    - client trading restrictions, including futures vs. forward contracts and contract months;

    - trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital;

    - the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program;

    - the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;

    - the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker;

    - the timing of orders to open or close positions;

    - the market conditions, which in part determine the quality of trade executions;

    - variations in fill prices; and

    - the timing of additions and withdrawals.

    Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

    For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH utilizes the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated:

    - if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;

    - if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and

    - if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less.

    If one of the above parameters is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The above parameters determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

    During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

    Original Investment Program - reduced 25% commencing in October 1995 Financial and Metals Portfolio - reduced 50% commencing in August 1992 Global Financial Portfolio - reduced 50% commencing in April 1995 International Currency and Bond Portfolio - increased 20% commencing in May
1998
    G-7 Currency Portfolio - increased 50% commencing in May 1998

    From the beginning of the performance records shown, JWH and JWH Investments, Inc. accrued incentive fees. Interest income, management fees, commissions, and other expenses were reflected on a cash basis (with the exception of the programs specifically noted below) until August, 1998, when the accrual method was fully adopted for all programs not already utilizing that method. The recording of specified items on a cash basis before August, 1998, should not, for most months, be materially different from presenting rates of return on an accrual basis; any differences in rates of return are immaterial to the overall performance record. JWH reflected all items of net performance on an accrual basis for the G-7 Currency program and International Currency and Bond Portfolio for the entire period shown, and for the Worldwide Bond Program, Dollar Program, and JWH Global Analytics-Registered Trademark- Family of Programs from the inception of client trading. Beginning September 1, 1998, all JWH programs utilized the full accrual basis.

    The calculation of management and incentive fees are subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management; incentive fees range from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

    "Number of Open Accounts" is the number of accounts directed by JWH or JWH Investments, Inc. pursuant to the investment program shown as of December 31, 1999.

    "Assets Managed in Program" is the aggregate amount of total equity, excluding "notional" equity under management of JWH or JWH Investments, Inc. in the investment program shown as of December 31, 1999.

    "Worst Monthly Decline on an Individual Account Basis" is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

    "Worst Peak-to-Valley Decline on an Individual Account Basis" is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

    "Compound Annual Rate of Return" is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

    Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented. The International Currency and Bond Portfolio also had proprietary capital as an investment in a fund. This proprietary account was traded in the exact same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in a fund, had there been other client accounts traded; therefore there is no material impact to the rates of return presented. In addition, during the period from May 1991 through August 1995, the Financial and Metals Portfolio included two proprietary accounts which had no material impact on the rates of return.

  ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. By June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92%, and 78%.

  ADDITIONAL NOTE TO THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK- 99 CAPSULE
                               PERFORMANCE RECORD

    In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics Family of Programs methodology. Due to the size of the account, it may have different results than other accounts using this same methodology.

   ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The Yen Financial Portfolio was traded from the Japanese yen perspective. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.

    The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in U.S. dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE RECORDS OF THE DISCONTINUED PROGRAMS

    Capsule performance records are included for InterRate-TM-, the Delevered Yen Denominated Financial and Metals Profile, and the Yen Financial Portfolio. All of these programs have been discontinued.

    2. SUNRISE CAPITAL PARTNERS, LLC

    Sunrise Capital Management is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management and Commodity Monitors and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the

CFTC and is a member of the National Futures Association in such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. Sunrise Capital Management and Sunrise Capital Partners currently operate five commodity pools.

    PRINCIPALS

    Mr. Martin P. Klitzner is President, Secretary and a Director of Sunrise Capital Management, and a Managing Director of Sunrise Capital Partners. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982, and has exclusive operational control of day-to-day activities, which include the supervision of trading procedures.

    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis is the Chairman of the Board and Chief Financial Officer of Sunrise Capital Management. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.

    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

    Mr. Martin M. Ehrlich is Vice President and a Director of Sunrise Capital Management, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

    Ms. Marie Laufik is Vice President and a Director of Sunrise Capital Management and Vice President-Trading of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1979, Ms. Laufik received a Master's degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise Capital Management in August 1988.

    Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

    Sunrise Capital Management, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.

    DESCRIPTION OF TRADING PROGRAMS

    Sunrise Capital Partners utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

    In providing commodity trading advice, Sunrise Capital Partners will trade the Currency Program for Spectrum Currency.

    The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

    As of December 31, 1999 Sunrise Capital Partners was managing approximately $61 million of client assets pursuant to the Currency Program and approximately $501 million of client assets in all of its programs.

    Relying on technical analysis, Sunrise Capital Partners believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Partners are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, Dr. Forrest and/or Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

    Sunrise Capital Partners' trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise Capital Partners' trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise Capital Partners' system, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unsuccessful because an account would trade such markets.

    Trend-following trading systems, such as those employed by Sunrise Capital Partners, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains.

    While Sunrise Capital Partners relies primarily on mechanical technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Partners, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Partners will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise Capital Partners is not under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

    A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Partners to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Partners must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

    Sunrise Capital Partners engages in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Partners will notify the general partner if modifications to its trading systems or portfolio structure are material.

    Sunrise Capital Partners believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Partners' methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Partners in the future might differ from those presently being used.

    Sunrise Capital Partners has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the net assets of Spectrum Currency it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise Capital Partners may from time to time adjust the leverage applicable to the assets allocated to it; PROVIDED, HOWEVER, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the account it manages for Spectrum Currency. Such adjustments may be in respect of certain markets or in respect of the Currency Program. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, trading levels below $3,000,000, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Partners' subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to your financial advantage.

    SUNRISE CAPITAL PARTNERS' PERFORMANCE

    The following is the composite performance of all accounts managed by Sunrise Capital Partners. All performance information is current as of December 31, 1999. Only the Currency Program will be used by Spectrum Currency.

    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by Sunrise Capital Partners in the future, since past performance is not a guarantee of future results and another trading advisor will be investing funds of Spectrum Currency. In addition, Spectrum Currency cannot assure you that Sunrise Capital Partners or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.

                            SUNRISE CAPITAL PARTNERS
                                CURRENCY PROGRAM
               (Calculations based on Fully-Funded Subset Method)

       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Currency Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1985
       Number of open accounts: 5
       Aggregate assets overall: $500.8 million
       Aggregate assets in program: $60.6 million
       Largest monthly drawdown: (11.22)%--(1/95)
       Worst peak-to-valley drawdown: (58.60)%--(8/93 - 1/95)
       1999 annual return: 6.2%
       1998 annual return: (1.9)%
       1997 annual return: 10.9%
       1996 annual return: 20.2%
       1995 annual return: 34.0%

                            SUNRISE CAPITAL PARTNERS
                      CIMCO~DIVERSIFIED FINANCIAL PROGRAM

       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise CIMCO~Diversified Financial Program Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1990
       Number of open accounts: 2
       Aggregate assets overall: $500.8 million
       Aggregate assets in program: $86.3 million
       Largest monthly drawdown: (10.50)%--(2/96)
       Worst peak-to-valley drawdown: (44.47)%--(8/93 - 1/95)
       1999 annual return: (0.7)%
       1998 annual return: 7.7%
       1997 annual return: (2.8)%
       1996 annual return: 26.1%
       1995 annual return: 50.9%

                            SUNRISE CAPITAL PARTNERS
                              DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)

       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: June 1980
       Number of open accounts: 25
       Aggregate assets overall: $500.8 million
       Aggregate assets in program: $51.1 million
       Largest monthly drawdown: (9.79)%--(2/96)
       Worst peak-to-valley drawdown: (39.68)%--(10/90 - 5/92)
       1999 annual return: 5.8%
       1998 annual return: 17.0%
       1997 annual return: 11.3%
       1996 annual return: 21.7%
       1995 annual return: 40.0%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SUNRISE CAPITAL PARTNERS
                          EXPANDED DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)

       Name of commodity trading advisor: Sunrise Capital Partners Name of program: Sunrise Expanded Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: January 1989
       Number of open accounts: 27
       Aggregate assets overall: $500.8 million
       Aggregate assets in program: $302.7 million
       Largest monthly drawdown: (8.46)%--(1/95)
       Worst peak-to-valley drawdown: (29.82)%--(8/93 - 4/94)
       1999 annual return: 4.4%
       1998 annual return: 25.8%
       1997 annual return: 20.7%
       1996 annual return: 19.3%
       1995 annual return: 11.5%

           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        NOTES TO SUNRISE CAPITAL PARTNERS' CAPSULE PERFORMANCE SUMMARIES
    In reviewing Sunrise Capital Partners' performance, prospective investors should understand that such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the accounts comprising each composite performance record. Such a composite performance is not necessarily indicative of the performance of any individual investor account. All accounting activity and balances, for the purposes of calculating performance, are US dollar denominated.

    The following terms used in describing Sunrise Capital Partners' performance are defined as follows:

    "Drawdown" means losses experienced by an account traded pursuant to the identified trading program over a specified period. Drawdowns are measured on the basis of month-end net asset values only.

    "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account within a trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. With respect to certain of the performance capsules set forth above, the Worst Peak-to-Valley Drawdown references a period which occurred prior to the last five calendar years as prescribed by CFTC rules. This is because the account referred to either (1) incurred a Drawdown whch began prior to the commencement of the reportable period and ended during the reportable period, or
(2) was closed during the reportable period without having recovered from a Drawdown in which the Worst Peak-to-Valley Drawdown was sustained before the commencement of the reportable period.

    "Annual return" is the product of the monthly rates of return; i.e., (1 + the Monthly Rate of Return for the first month of the year or period) x (1 + the Monthly Rate of Return for the next succeeding month), etc.

    "Aggregate assets overall" includes all assets under management, in programs both open and closed to investment, for Sunrise Capital Management, Inc., Commodity Monitors, Inc. and Sunrise Capital Partners; these assets are estimated through the date indicated and may be subject to adjustment.

    "Aggregate assets in program" are estimated through the date indicated and may be subject to adjustment.

    The Fully-Funded Subset Summaries include notional funds in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. This method permits notional and fully-funded accounts to be included in a single performance summary.

MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. (FORMERLY, MORGAN STANLEY
  TANGIBLE ASSET FUND L.P.)

    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.

    Morgan Stanley Dean Witter Commodities Management is a Delaware corporation and a wholly owned subsidiary of Morgan Stanley Dean Witter. The trading advisor became registered as a commodity pool operator and a commodity trading advisor on June 4, 1992, and is a member of the National Futures Association in such capacities. The trading advisor currently acts as the general partner and/or trading advisor for several U.S. and offshore funds. The trading advisor's offices are located at 1221 Avenue of the Americas, New York, New York 10020.

    PRINCIPALS

    Wayne D. Peterson is a Director and the President of Morgan Stanley Dean Witter Commodities Management. Prior to heading Morgan Stanley Dean Witter Commodities Management, Mr. Peterson worked in Morgan Stanley's Structured Products Group, having previously worked for eight years in Morgan Stanley's Commodities Department. Mr. Peterson joined Morgan Stanley in 1982, was named a Vice President in 1987 and a Principal in 1988. Mr. Peterson received a B.A. degree in mathematics and economics from Cornell University in 1980 and an M.B.A. from the University of Chicago in 1982.

    Jeffrey S. Alvino is a Director and Vice President of Morgan Stanley Dean Witter Commodities Management. Mr. Alvino joined Morgan Stanley in 1990, was named a Vice President in 1996 and Principal in 1998. Prior to joining Morgan Stanley, Mr. Alvino worked at Deloitte & Touche LLP. Mr. Alvino received a B.S. degree in accounting from Lehigh University in 1988, is a Certified Public Accountant and a Chartered Financial Analyst.

    Messrs. Peterson and Alvino will be responsible for making trading decisions for the partnership.

    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT'S TRADING PROGRAM


    The trading program employed by the trading advisor on behalf of Spectrum Commodity, which is generally technical in nature, is designed to capture the overall rate of commodity price inflation by maintaining long positions in commodity futures. The portfolio is maintained in a diversified manner and looks to overweight and underweight individual commodities based on their relative strength. The liquidity of each commodity also will influence its level of inclusion in Spectrum Commodity's portfolio. The trading program will be continuously evaluated over time and may be refined and modified in the future, including the possibility, upon prior notice to investors, that Morgan Stanley Dean Witter Commodities Management may maintain short positions in commodity futures interests for Spectrum Commodity's account.



    The trading program encompasses a broad range of commodities, including commodity futures on metals, energy products, agriculturals, and other commodities selected by the trading advisor from time to time. At present, the trading advisor may invest Spectrum Commodity's assets in the following types of commodity futures on the exchanges indicated: Chicago Board of Trade (corn, wheat, soybeans, soybean oil, soybean meal, oats); Commodity Exchange, Inc. (platinum, silver, copper, gold); Chicago Mercantile Exchange (live cattle, feeder cattle, lean hogs, pork bellies, lumber); Coffee, Sugar & Cocoa Exchange, Inc. (coffee, sugar, cocoa); London Metal Exchange (aluminum, lead, copper, nickel, tin, zinc); New York

Cotton Exchange (cotton, orange juice); International Petroleum Exchange (brent crude oil, gas oil); and New York Mercantile Exchange (crude oil, heating oil, gasoline, natural gas).


    The trading advisor currently limits its trading program in the following manner (although it may change these policies in the future with prior approval of the general partner):


    - Spectrum Commodity will maintain only long positions in commodity futures.



    - Spectrum Commodity trades only commodity futures that are now, or may hereafter be, traded on U.S. or non-U.S. commodity exchanges.


    - Spectrum Commodity will not trade futures or forwards on financial instruments (including stock indices) and foreign currencies.


    - The underlying value of the positions entered into in the commodity futures markets (the "portfolio value") will be targeted at 1.0 to 2.0 times the assets of Spectrum Commodity with an expected average of 1.5 times the assets of Spectrum Commodity.


    -  Upon every portfolio reweighting:

       - A minimum of 10% of the assets of Spectrum Commodity will be exposed to each of the following commodities sectors: energy, precious metals and base metals.

       - A maximum of 20% of the portfolio value will be exposed to any one particular commodity.

       - A maximum of 40% of the portfolio value will be exposed to any one of the following commodities sectors: energy, precious metals and base metals. A maximum of 30% of the portfolio value will be exposed to any one of the other commodities sectors.

    MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT'S PERFORMANCE RECORD

    Capsule I sets forth the actual performance record of a commodity pool that has been traded solely by the trading advisor since the pool commenced trading in April 1994, and that utilizes the same trading strategy on an unleveraged basis that is employed for the partnership on a leveraged basis. Capsule II sets forth the actual performance record of a commodity pool that had been traded by the trading advisor since the pool commenced trading in February 1993 through its liquidation in December 1998. The commodity pool in Capsule II did not utilize the trading strategy that is employed for the partnership; therefore, performance information set forth in Capsule II has less significance to a prospective investor than the performance information set forth in Capsule I. The commodity pools in both Capsule I and Capsule II were privately offered pursuant to Regulation D of the Securities Act of 1933, as amended. The trading advisor also acts as commodity pool operator and trading advisor for several other funds that are operated pursuant to an exemption under CFTC Rule 4.7. The performance of these funds has not been included herein. The notes following Capsule I and Capsule II are an integral part thereof.


    You should note that the fees and expenses paid by the partnership and the leverage employed in trading for the partnership are higher than that applicable to the account in Capsule I (which required a $250,000 minimum investment). The account included in Capsule I was traded in a manner such that the underlying value of its futures positions was targeted at 1.0 times the assets of the account. The assets of the partnership are traded in a manner such that the underlying value of its futures positions are targeted at 1.0 to 2.0 times the assets of the partnership, with an expected average of 1.5 times the assets of the partnership. As a result, the volatility of the partnership's account is greater than that of the account in Capsule I. In addition, while the expenses paid by the partnership are higher than those paid by the account in Capsule I, the general partner and the trading advisor believe that if the account in Capsule I had employed leverage at a constant 1.5 times its assets, the increase in performance returns during years of positive returns would have more than compensated for the higher expenses; during periods of negative returns, losses would have been greater. However, while the partnership targets its leverage, on average, at 1.5 times its assets, the partnership is not traded at a constant leverage of 1.5 times its assets. Therefore, the partnership's performance returns have been higher and lower than the account in Capsule I.

    You are cautioned that the performance information set forth in the performance tables and the footnotes that follow is not indicative of, and has no bearing on, any trading results that may be attained by Spectrum Commodity in the future since past results are not necessarily indicative of future results. There can be no assurance that Spectrum Commodity will make any profits at all or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                   MS COMMODITY INVESTMENT PORTFOLIO STRATEGY

                                                                       CAPSULE I

Name of commodity trading advisor: Morgan Stanley Dean Witter Commodities Management Inc.

Name of program: MS Commodity Investment Portfolio Strategy

Inception of client trading by commodity trading advisor: February 1993

Inception of client trading in program: May 1994

Number of open accounts: 4

Aggregate assets overall: $194,000,000

Aggregate assets in program: $171,000,000

Largest monthly % drawdown: (7.65)%--(11/98)

Largest peak-to-valley drawdown: (34.63)%--(8/97-2/99)

MONTHLY RATES OF RETURN        1999       1998          1997          1996          1995
-----------------------        ----     --------      --------      --------        ----
                                 %         %             %             %             %
January...................     (0.82)     (1.68)        1.35         (0.70)        (0.82)
February..................     (3.09)     (5.48)        2.26          2.45          0.21
March.....................      7.72       0.43         1.30          3.93          1.69
April.....................      1.97      (1.73)        0.29          1.64          0.34
May.......................     (3.39)     (5.86)        0.58         (0.99)        (1.17)
June......................      4.08      (1.54)       (2.24)         0.13         (0.36)
July......................      0.57      (5.57)        3.19         (0.12)         1.40
August....................      4.26      (6.42)       (1.59)         4.91          1.86
September.................      3.44       8.02         0.86         (0.95)         1.01
October...................     (1.57)     (2.03)        0.49         (0.90)         0.46
November..................      0.16      (7.65)       (1.67)         2.36          1.49
December..................      1.55      (2.10)       (3.53)         2.45          5.53
Compound (period)
  Rate of Return..........     15.27     (28.12)        1.09         14.92         12.09

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE II

             MORGAN STANLEY DEAN WITTER COMMODITIES MANAGEMENT INC.
                        MS COMMODITY YIELD FUND STRATEGY

    Name of commodity trading advisor: Morgan Stanley Dean Witter Commodities Management Inc.

    Name of program: MS Commodity Yield Fund Strategy

    Inception of client trading by commodity trading advisor: February 1993

    Inception of client trading in program: February 1993

    Number of open accounts: 0

    Aggregate assets overall: $194,000,000

    Aggregate assets in program: None

    Largest monthly % drawdown: (8.07)%--(5/94)

    Largest peak-to-valley drawdown: (16.58)%--(11/93-8/94)

    1998 annual return: (2.98)%

    1997 annual return: (6.07)%

    1996 annual return: 16.33%

    1995 annual return: (3.26)%

    1994 annual return: (9.25)%

    1993 annual return (11 months): 16.20%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FOOTNOTES TO MORGAN STANLEY DEAN WITTER COMMODITY MANAGEMENT'S CAPSULES I AND II

    All rates of return are net of fees and expenses and include all interest income earned by the partnership.

    "Largest Monthly % Drawdown" represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the partnership during any one month period.

    "Largest Peak-to-Valley Drawdown" represents the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the partnership during any period in which a month-end net asset value is not equaled or exceeded by a subsequent net asset value.

    Capsules I and II have been prepared in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Table information is current as of December 31, 1999.

    "Number of Open Accounts" and "Aggregate Assets in Program" in Capsule I include three accounts which, pursuant to CFTC Rule 4.7, are not included in the performance results.

                                 EXCHANGE RIGHT

    If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of one or more other partnerships discussed in this prospectus or in Spectrum Select, Spectrum Technical, Spectrum Strategic, or Spectrum Global Balanced, which are discussed in a separate prospectus. However, a Spectrum Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum
Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Currency for 12 months, exchange those units for units of Spectrum Commodity, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

    When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription agreement to a Morgan Stanley Dean Witter & Co. branch office, and that Agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must redeem a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley Dean Witter & Co. branch office.

    In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/ or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

    Units of any new partnership in the Spectrum Series of partnerships may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

    Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.

                                  REDEMPTIONS

    Once you are an investor in any Spectrum Series partnership, including Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, which are discussed in a separate prospectus, for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

    Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley Dean
Witter & Co. branch office and received by the general partner at least 5 business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley Dean Witter & Co. branch office.

    If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

    If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Dean Witter.

    Your units will be exempt from redemption charges under the following circumstances:

    - If you purchase $500,000 or more of units, those units will not be subject to redemption charges, but will be subject to the other restrictions on redemptions.

    - If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

    - If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

    - If you redeem units of any other partnership which Demeter serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.

    - If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.

    The general partner will endeavor to pay redemptions within 10 business days after the redemption date. A partnership may be forced to liquidate open futures interests positions to satisfy redemptions in the event it does not have sufficient cash on hand. SEE "RISK FACTORS--PARTNERSHIPS AND OFFERING RISKS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" ON PAGE 12 . When you redeem units, payment will be made by credit to your customer account with Dean Witter, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.


    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements--Books and Records; Reports to Limited Partners" on page 72.

                             THE COMMODITY BROKERS

DEAN WITTER REYNOLDS INC., CARR FUTURES INC., MORGAN STANLEY & CO. INCORPORATED
  AND MORGAN STANLEY INTERNATIONAL LIMITED

    Dean Witter Reynolds Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Dean Witter, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Carr Futures Inc., a Delaware corporation, acts as the clearing commodity broker and foreign currency forward counterparty for Spectrum Currency. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the clearing commodity broker for Spectrum Commodity, and Morgan Stanley International Limited serves as the clearing commodity broker for that pool's trades that take place on the London Metal Exchange. Dean Witter monitors each partnership's futures positions that either Carr Futures or Morgan Stanley report they are carrying for any errors in trade prices or trade fill. Dean Witter also serves as the non-clearing commodity broker for all of the other commodity pools for which Demeter serves as general partner and commodity pool operator.

    Dean Witter is a principal operating subsidiary of Morgan Stanley Dean Witter & Co., which is a publicly-owned company. Dean Witter is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Dean Witter is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. Dean Witter is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Dean Witter is currently servicing its clients through a network of 450 offices nationwide with 12,000 financial advisors servicing individual and institutional client accounts.

    Carr Futures is the broker directly accountable to the futures exchange or clearinghouse for the trades of Spectrum Currency. All payments, including margin payments, to and from the futures exchanges resulting from those partnerships' trades, flow through Carr Futures. In addition, Carr Futures also acts as the counterparty on Spectrum Currency's foreign currency forward contracts. Carr Futures is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $3.301 billion at December 31, 1998 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. Carr Futures' parent has guaranteed the payment of the net liquidating value of the transactions in each partnership's account with Carr Futures. Carr Futures has been registered under the Commodity Exchange Act as a futures commission merchant and has been a member of the National Futures Association in such capacity since August 1987. Carr Futures' global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. Carr Futures acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.

    Morgan Stanley is the clearing commodity broker for Spectrum Commodity for all U.S. futures trades. Morgan Stanley has its main business office located at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.

    Morgan Stanley International, a United Kingdom corporation, acts as Spectrum Commodity's clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office located at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metals Exchange and other securities and commodities exchanges worldwide.

    Morgan Stanley Dean Witter & Co., the parent company of Morgan Stanley, Morgan Stanley International, and Dean Witter, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in 409 offices throughout the United States and 20 foreign countries. Morgan Stanley Dean Witter & Co. is a publicly-traded company whose shares are listed on the New York Stock Exchange; its common stock had a market value of approximately $48 billion at

August 31, 1999. At that date, Morgan Stanley Dean Witter & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top five asset managers globally, with over $415 billion in assets under management.

BROKERAGE ARRANGEMENTS

    The partnerships' brokerage arrangements with Dean Witter, Carr Futures, Morgan Stanley and Morgan Stanley International have been discussed previously. See "Conflicts of Interest" on page 13 and "Description of Charges--Commodity Brokers" on page 18.

    The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

    - the size of the partnership;

    - the futures, forwards, and options trading activity;

    - the services provided by the commodity broker or any affiliate thereof to the partnership;

    - the cost incurred by the commodity broker or any affiliate thereof in organizing and operating the partnership and offering units;

    - the overall costs to the partnership;

    - any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and

    - if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.

    Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" on page 15.

                                   LITIGATION

    At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.


    On September 18 and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, against Dean Witter, Demeter, Morgan Stanley Dean Witter & Co., and certain trading advisors, on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.



    The New York Supreme Court dismissed the action in November 1998, but granted the plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999 and by decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. On March 3, 2000, the plaintiffs filed an appeal of the dismissal. The Morgan Stanley Dean Witter affiliated parties believe they have strong defenses to, and will vigorously contest, the action. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Morgan Stanley Dean Witter affiliated parties that the action's resolution will not have a material adverse effect on the financial condition or results of operations of any of the Morgan Stanley Dean Witter affiliated parties.


    On May 16, 1996, an NASD arbitration panel awarded damages and costs against Dean Witter and one of its financial advisors in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).


    On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against Morgan Stanley and seven current and former traders, alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. Hearings were held in June and July 1997. On April 13, 1998 the Committee ruled that Morgan Stanley and the seven traders had engaged in manipulative and deceptive practices and improperly locked or crossed markets, but not that Morgan Stanley had failed to supervise its traders. The Committee levied a fine of $1,000,000 on Morgan Stanley, a fine of $100,000 and a 90-day suspension on one of its former traders, and fines of $25,000 and 30-day suspensions on each of the remaining current and former traders. On January 18, 2000 the National Adjudicatory Council, which heard the appeal, issued a ruling which upheld the Market Surveillance Committee's April 1998 decision, however, the National Adjudicatory Council reduced the firm's fine to $495,000, reversed all previously imposed suspensions against the traders, reduced the fine for each of six traders to $2,500 and dismissed all charges against the seventh trader.



    On January 11, 1999, the SEC brought an action against 28 NASDAQ market markers, including Morgan Stanley, and 51 individuals, including one current and one former trader employed by Morgan Stanley, for certain conduct during 1994. The core of the changes against Morgan Stanley concerns improper or undisclosed coordination of price quotes with other broker-dealers and related reporting, record-keeping and supervisory deficiencies in violation of Sections 15(b)(4)(E), 15(c)(1) and (2) and 17(a) of the Securities Exchange Act and Rules 15c1-2, 15c2-7 and 17a-3 promulgated thereunder. Without admitting or denying the charges, Morgan Stanley consented to the entry of a cease and desist order and to the payment of a civil penalty of $350,000, disgorgement of $4,170 and to submit certain of its procedures to an independent consultant for review. In addition, one current and one former trader employed by Morgan Stanley accepted suspensions of less than two months each and were fined $25,000 and $30,000 respectively.


    On May 30, 1995 the United Kingdom Securities and Futures Authority announced that it had reached a settlement with Morgan Stanley International in a disciplinary proceeding against the firm. The proceeding involved the conduct of foreign exchange business by a former employee for five private client accounts in 1991. In accordance with the settlement, Morgan Stanley International paid the Authority a fine of L240,000 and made a contribution towards the Authority's costs. In reaching its settlement with Morgan Stanley International, the Authority took into account the following factors: Morgan Stanley International reported the matter to the Authority and cooperated fully in the investigation; Morgan Stanley International took over the clients' positions promptly and offered to restore the clients to their original positions; and Morgan Stanley International conducted its own internal review and promptly took steps to improve its procedure.

    During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal, or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

                       THE LIMITED PARTNERSHIP AGREEMENTS

    This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

NATURE OF THE PARTNERSHIPS

    Spectrum Commodity was formed on July 31, 1997 and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

    The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

    The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' written notice.

    Other responsibilities of the general partner include:

    - determining whether a partnership will make a distribution;

    - administering redemptions and series exchanges;

    - preparing monthly and annual reports;

    - preparing and filing tax returns for each partnership;

    - signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

    - supervising the liquidation of a partnership, if necessary.

SHARING OF PROFITS AND LOSSES


    You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations" on page 79.


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

    Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of the Partnership Act or applicable federal, state or foreign securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

AMENDMENTS; MEETINGS

    Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

    Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

    At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

       - amend the limited partnership agreement;

       - dissolve the partnership;

       - remove and replace the general partner;

       - elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

       - terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

       - approve the sale of all or substantially all of the assets of the partnership.

    Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.


BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS


    The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

    Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association, from time to time, may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

    A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

       - net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

       - the limited partnership agreement is materially amended;

       - any change in trading advisors or any material change in a management agreement;

       - any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

       - any change in general partners or any material change in the compensation arrangements with a general partner;

       - any change in the partnership's fiscal year;

       - any material change in the partnership's trading policies as specified in the limited partnership agreement; or

       - cessation of futures interests trading by the partnership.

    If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as described under "Redemptions" on page 66 for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures interests trading or to terminate the partnership.

    In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

    - notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

    - the notice will describe the redemption and voting rights of limited partners; and

    - units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

    Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                              PLAN OF DISTRIBUTION

GENERAL

    Dean Witter is offering units pursuant to a selling agreement with the partnerships and the general partner. With the approval of the general partner, Dean Witter may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

    Dean Witter is offering the units on a "best efforts" basis without any agreement by Dean Witter to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.

    Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor(s). Each partnership has also agreed to indemnify Dean Witter, the general partner and any additional sellers in connection with the offer and sale of units. See "Fiduciary Responsibility and Liability" on page 15.

INITIAL OFFERING OF SPECTRUM CURRENCY

    Units of Spectrum Currency are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of April 30, 2000. After the initial closing, unsold units will be sold in the continuing offering with units of the other partnerships as described below.

    The period from the date of this prospectus through September 30, 2000 is the initial offering period for Spectrum Currency. The initial offering period, however, may be extended to November 30, 2000, in the sole discretion of the general partner. In order for Spectrum Currency to commence trading operations, the general partner must receive and accept subscriptions for at least
600,000 units during the initial offering period. If less than 600,000 units of Spectrum Currency are subscribed for during the initial offering period, the offering will terminate and each subscriber's Dean Witter customer account will be credited for the full subscription amount, with interest, within five business days. The general partner, Dean Witter, any additional sellers, and the trading advisors, and their respective affiliates may, but are not required to, subscribe for units in Spectrum Currency. Units subscribed for by such entities will be counted for purposes of determining whether the 600,000 unit minimum subscription requirement has been satisfied. However, units subscribed for by such entities during the initial offering period will be for investment purposes only and not with a view towards redistribution, and may not be redeemed for a period of two years after the initial closing if the partnership would not have the minimum $6,000,000 in net assets remaining immediately following the redemption.

CONTINUING OFFERING

    Units of each partnership are being offered for sale at monthly closings held on the last day of each month, beginning the first month following its initial closing in the case of Spectrum Currency, and beginning April 30, 2000 in the case of Spectrum Commodity. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. The sale amount will be delivered to the partnership that sold the unit.

ESCROW ARRANGEMENTS

    During Spectrum Currency's initial offering period and during the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. These subscription funds held in escrow will be invested in the escrow agent's money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnerships and pay any interest earned on those funds to Dean Witter. Dean Witter in turn will credit your Dean Witter customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Dean Witter. Dean Witter will then credit your Dean Witter customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Dean Witter customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Dean Witter in the case of rejected subscriptions. At all times during Spectrum Currency's initial offering period and during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

COMPENSATION TO DEAN WITTER EMPLOYEES AND ADDITIONAL SELLING AGENTS

    Except as described below, employees of Dean Witter will receive from Dean Witter (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the closing for each unit sold by them and issued at the closing. In addition, Dean Witter will continue to compensate those employees who participated in this offering and continue to render services to limited partners by paying them up to 86% of the brokerage fees attributable to outstanding units sold by them and received by Dean Witter as commodity broker for each partnership. This compensation will begin:

    - with the tenth month after the closing at which a unit was issued;

    - the first month after a unit is issued pursuant to a non-series exchange;
      or

    - the month as of which such continuous compensation is first payable with respect to units purchased in a Spectrum Series exchange, but with the tenth month measured from the date the subscriber first became a limited partner in a Spectrum Series partnership.

    This compensation will continue until the applicable partnership terminates or the unit is redeemed, whichever comes first. Dean Witter employees who sell $500,000 or more of units to any single investor will not receive an initial payment equal to 3% of the net asset value per unit. Those employees will only be entitled to receive the continuing compensation payments described above attributable to the outstanding units, starting with the first month after the units are issued. No part of this compensation will be paid by any partnership. Accordingly, net assets will not be reduced as a result of such compensation.

    Each person receiving continuing compensation must be a Dean Witter employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

    (a) inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;

    (b) inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and option markets and the activities of the partnerships;

    (c) responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;

    (d) providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

    (e) assisting limited partners in the redemption or exchange of units; and

    (f) providing such other services as limited partners from time to time may reasonably request.

    The additional compensation paid by Dean Witter may be deemed to be underwriting compensation. The selling agreement among Dean Witter, the general partner and the partnerships provides that this compensation may only be paid by Dean Witter as long as continuing services are provided. Any limited partner may telephone, write or visit a financial advisor at the Morgan Stanley Dean Witter branch office to avail himself of such services.

    Dean Witter will not pay its employees the 3% initial gross sales credit described above with respect to units purchased pursuant to a Spectrum Series exchange or non-series exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by Dean Witter from a partnership at the applicable rate.

    Dean Witter may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Dean Witter, and not any partnership or the general partner, to pay Dean Witter's employees bonus compensation based on sales of units. Any such program will be approved by the NASD prior to its start.

    The aggregate of all compensation paid to employees of Dean Witter from the initial 3% gross sales credit, the redemption charges received by Dean Witter, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

    Dean Witter may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Dean Witter's own funds, as determined by Dean Witter and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Dean Witter, payable from Dean Witter's own funds, continuing compensation for providing to limited partners the continuing services described above. Additional selling agents that are affiliates of Dean Witter may receive additional compensation from Dean Witter of up to 85% of the brokerage fees generated by outstanding units sold by such additional selling agents and received by Dean Witter as commodity broker for each partnership. Additional selling agents that are not affiliates of Dean Witter may receive additional compensation paid by Dean Witter of up to 35% of the brokerage fees generated by outstanding units sold by such additional selling agents and received by Dean Witter as commodity broker for each partnership. Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Dean Witter may be deemed to be underwriting compensation.

                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except that the minimum investment is:

    - $2,000 in the case of an IRA; or

    - for eligible subscribers purchasing units pursuant to a non-series exchange, the lesser of

       -- $5,000,

       -- the proceeds from the redemption of five units, or two units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Dean Witter Charter Series of partnerships,

       -- the proceeds from the redemption of 500 units, or 200 units in the case of an IRA, from any Charter Series partnership, or

       -- the proceeds from the redemption of such subscriber's entire interest in any other commodity pool which the general partner serves as general partner and commodity pool operator.

    A subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:

    - in the case of a new subscription, the minimum subscription for any one partnership is $1,000; and

    - in the case of a non-series exchange, the minimum subscription for any one partnership is the proceeds of the redemption of one unit of the other commodity pool, or 100 units in the case of any Charter Series partnership.

    If you are an investor in a partnership and you wish to make an additional investment in the same partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of $500.

    In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Dean Witter a subscription agreement which will authorize the general partner and Dean Witter to transfer the full subscription amount from your Dean Witter customer account to the partnerships' Escrow Account. If your subscription agreement is received by Dean Witter and not immediately rejected, you must have the appropriate amount in your Dean Witter customer account on the first business day following the date that your subscription agreement is received by Dean Witter. Dean Witter will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Dean Witter customer account or an account with an affiliate of Dean Witter, or do not have sufficient funds in your existing Dean Witter customer account, you should make appropriate arrangements with your Morgan Stanley Dean Witter & Co. financial advisor, or contact your local Morgan Stanley Dean Witter branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley Dean Witter branch office where your account is maintained.

    In the case of a Spectrum Series exchange or a non-series exchange, you must complete, sign, and deliver to your Morgan Stanley Dean Witter & Co. financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

    In accordance with an NASD rule, Dean Witter will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

    If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Dean Witter will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

    Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an Exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

    A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley Dean Witter branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Dean Witter's customary form.

    Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by contacting your Morgan Stanley Dean Witter financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Dean Witter customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, before you make any additional purchase of units in this manner, you will be required to complete a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, if a new prospectus has been issued since the date of your original subscription agreement. Further, your Morgan Stanley Dean Witter financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

    As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called "401(k)" plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.

    Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:

    - freely transferable;

    - held by more than 100 investors independent of the issuer and of each other; and

    - either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under
      Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

    The units currently meet, and it is expected that the units will continue to meet, the criteria of the Regulation.

    The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal

Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

    Units may not be purchased with the assets of an employee benefit plan if the general partner, Dean Witter, any additional selling agents, any trading advisor or any of their respective affiliates either:

    - has investment discretion with respect to the investment of such plan assets;

    - has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or

    - is an employer maintaining or contributing to such plan.

    Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and the regulations and administrative rulings thereunder, and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

    Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Dean Witter, any additional selling agents, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The general partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986 rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

PARTNERSHIP STATUS

    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

    If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION

    PARTNERS, RATHER THAN A PARTNERSHIP ARE SUBJECT TO FEDERAL INCOME TAX. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

    SYNDICATION EXPENSES. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Dean Witter could be treated as a nondeductible payment by the partnerships of syndication expenses.

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

    The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership's tax allocations in respect of redeemed units.

    If the allocation provided by each limited partnership agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

    NATURE OF PARTNERSHIP INCOME. Each partnership does not expect to hold its futures, forwards or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

    MARK-TO-MARKET. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

    SECTION 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as
Section 1256 contracts (I.E., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

    Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

    STRADDLES. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (I.E., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.

TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.

    Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

    Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of the itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, the expenses incurred by the partnerships in their futures interests trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations.

    TAX LIABILITY WILL EXCEED DISTRIBUTIONS. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

    TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and "short-term capital gains" and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is investment income only if the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where the gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

    TAXATION OF FOREIGN LIMITED PARTNERS. A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the partnerships. Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. Interest income earned by the partnerships will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in a partnership.

    The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

    TAX ELECTIONS. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partner to prepare his own federal and state tax returns.

    PARTNERSHIP'S TAXABLE YEAR. Each partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."

    However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

    All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.

    The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS

    Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for Dean Witter in connection with the offering of units. Cadwalader, Wickersham & Taft may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

                                    EXPERTS

    The financial statements of Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly named Morgan Stanley Tangible Asset Fund L.P.) as of
December 31, 1999 and December 31, 1998 and for the year ended December 31, 1999 and the period from January 2, 1998 through December 31, 1998, have been audited by Deloitte & Touche LLP. The statement of financial condition of Morgan Stanley Dean Witter Spectrum Currency L.P. as of December 31, 1999, and the statements of financial condition of Demeter Management Corporation as of November 30, 1999 and November 30, 1998 have been audited by Deloitte & Touche LLP.

    All of the aforementioned financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.

                      WHERE YOU CAN FIND MORE INFORMATION

    The partnerships filed registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

    You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:


- -  agricultural and tropical (soft) commodities             -  currencies                        -  metals
- -  industrial goods                                         -  financial instruments             -  energy products

    The futures markets have undergone dramatic changes in the past 25 years. According to statistics provided by the Futures Industry Association, in 1974 and 1999 activity in futures markets was divided as follows:


                                 IN 1974                                 1999*
                                 -------                                 -----
                                    %                                      %
Agricultural Products               82      Interest Rates                 55
Metals                              15      Stock Indices                  16
Currencies                          2       Agricultural Products          9
Lumber and Energy Products          1       Metals                         9
                                            Energy Products                8
                                            Currencies                     3


---------


*  Data as of June 30, 1999


    A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

    For example, if we sell one contract of December 2000 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2000 delivery date by purchasing one contract of December 2000 wheat on the same exchange.

    The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

    The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

    The buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount at a specified price of a specified commodity) in the underlying futures contract or commodity.

    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

FORWARD CONTRACTS

    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS

    The two broad classes of persons who trade futures interests contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options, contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

    Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

    Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.


    Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES."


SPECULATIVE POSITION LIMITS

    The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS."

DAILY LIMITS

    Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES."

REGULATIONS

    Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

    The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

    The Commodity Exchange Act requires all "futures commission merchants," such as Dean Witter, Morgan Stanley, and Carr Futures, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

    The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

    Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. Dean Witter, the general partner, Morgan Stanley, Carr Futures, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES."

MARGINS


    "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS LEVERAGED."


    Brokerage firms, such as Dean Witter, Morgan Stanley, and Carr Futures, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. Dean Witter, Morgan Stanley, and Carr Futures presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through Carr Futures (Spectrum Commodity does not trade such currency forwards), each partnership will be able to take advantage of Carr Futures' credit lines with several participants in the interbank market. Carr Futures will require margin with respect to a partnership's trading of currency forward contracts.

    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES

    Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley Dean Witter & Co., a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures and forward markets.

    An investment in a partnership is speculative and involves a high degree of risk. The general partner and Dean Witter believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. SEE "RISK FACTORS." Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION

    If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

    Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a ground-breaking study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

    The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures interests market moves, with the potential to enhance your overall portfolio.

    The trading advisors' speculative trading techniques will be the primary factor in the partnerships' success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

    The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley Dean Witter financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

    Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth and aggressive growth investments.

    Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AGGRESSIVE GROWTH
GROWTH
INCOME
CASH & EQUIVALENTS
STOCKS              60%
MANAGED FUTURES     10%
CASH                 5%
BONDS               25%

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                           U.S. TREASURY                                                                      PUBLIC
                  U.S.     BONDS (LEHMAN     U.S. CORPORATE      NON-U.S.                      MANAGED        MANAGED
                 STOCKS      BROTHERS            BONDS            STOCKS      GLOBAL STOCKS    FUTURES     FUTURES FUNDS
                (S&P 500     TREASURY      (SALOMON CORPORATE   (MSCI EAFE     (MSCI WORLD     (BARCLAY     (MAR PUBLIC
                 INDEX)     BOND INDEX)       BOND INDEX)         INDEX)         INDEX)       CTA INDEX)    FUND INDEX)
                --------   -------------   ------------------   -----------   -------------   ----------   -------------
                  %           %                 %                  %              %              %             %
    1981......    (5.0)         1.1               (1.2)             (1.0)          (3.3)         23.9            N/A
    1982......    21.6         41.1               42.5              (0.8)          11.3          16.7            N/A
    1983......    22.5          1.8                6.3              24.6           23.3          23.8            N/A
    1984......     6.2         14.7               16.9               7.9            5.8           8.7            1.4
    1985......    31.7         32.0               30.1              56.7           41.8          25.5           21.9
    1986......    18.6         24.2               19.9              69.9           42.8           3.8          (14.4)
    1987......     5.2         (2.7)              (0.3)             24.9           16.8          57.3           43.1
    1988......    16.5          9.1               10.7              28.6           23.9          21.8            7.3
    1989......    31.6         18.9               16.2              10.8           17.2           1.8            4.7
    1990......    (3.1)         4.6                6.8             (23.2)         (16.5)         21.0           14.2
    1991......    30.4         17.9               19.9              12.5           19.0           3.7           10.0
    1992......     7.6          7.8                9.4             (11.8)          (4.7)         (0.9)          (1.4)
    1993......    10.1         16.4               13.2              32.9           23.1          10.4           10.7
    1994......     1.3         (6.9)              (5.8)              8.1            5.6          (0.7)          (7.7)
    1995......    37.5         30.7               27.2              11.6           21.3          13.7           13.9
    1996......    22.8         (0.4)               1.3               6.4           14.0           9.1            9.8
    1997......    33.4         14.9               11.6               2.1           16.2          10.9            7.6
    1998......    28.6         13.5               12.5              20.3           24.8           7.0            7.9
    1999......    21.0         (8.7)              (6.6)             27.3           25.3          (1.2)          (1.4)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE

    For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Managed Account Reports Public Fund Index.

    The S&P 500 Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.

    The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

    The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

    The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

    The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.

    The MSCI World Index is comprised of 1,456 companies, representing a market structure of 22 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.

    The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 1998, there were 327 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index.

    The MAR Index averages managed futures fund performance for public funds. MAR indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in MAR's fund indices, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restriction on the funds and/or pools that it tracks. As of December 31, 1999, there were 89 public funds included in the calculation of the MAR Index.

    The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The MAR Index performance data for public managed futures funds was provided by Managed Account Reports, Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the MAR Index reflect results net of actual fees and expenses, the Barclay commodity trading advisor Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the MAR Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the MAR Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the MAR Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

CORRELATION TO TRADITIONAL INVESTMENTS

    Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (I.E., greater correlation) with stocks and bonds than others.

    The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

    The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1982 through December 31, 1999, using the recognized market indices of each asset. The Notes on the next page are an integral part of the following chart.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MANAGED FUTURES VS. STOCKS                                       MANAGED FUTURES                STOCKS
12-MONTH HOLDING PERIOD PERFORMANCE                            BARCLAY'S CTA INDEX          S&P 500 INDEX
RATES OF RETURN                                                 (BARCLAY TRADING     (THOMPSON FINANCIAL SOFTWARE
                                                              GROUP, FAIRFIELD, IA)     SOLUTIONS, BOSTON, MA)
12/81                                                                        23.90%                        -5.03%
1/82                                                                         19.68%                        -2.15%
2/82                                                                         22.38%                        -9.18%
3/82                                                                         36.81%                       -13.11%
4/82                                                                         34.16%                        -7.44%
5/82                                                                         33.64%                       -10.76%
6/82                                                                         22.58%                       -11.57%
7/82                                                                         14.52%                       -13.34%
8/82                                                                         15.91%                         3.13%
9/82                                                                         30.14%                         9.75%
10/82                                                                        29.02%                        16.10%
11/82                                                                        14.97%                        15.99%
12/82                                                                        16.68%                        21.34%
1/83                                                                         35.84%                        27.49%
2/83                                                                         19.89%                        38.16%
3/83                                                                         13.97%                        43.99%
4/83                                                                         13.88%                        48.68%
5/83                                                                         21.23%                        52.53%
6/83                                                                          3.85%                        60.89%
7/83                                                                         17.83%                        58.92%
8/83                                                                         23.21%                        43.89%
9/83                                                                         12.85%                        44.18%
10/83                                                                        18.58%                        27.76%
11/83                                                                        19.50%                        25.42%
12/83                                                                        23.75%                        22.47%
1/84                                                                          6.22%                        17.39%
2/84                                                                         15.67%                        10.73%
3/84                                                                         15.59%                         8.60%
4/84                                                                         13.59%                         1.55%
5/84                                                                          7.70%                        -3.26%
6/84                                                                          6.16%                        -4.94%
7/84                                                                         24.90%                        -3.17%
8/84                                                                          5.36%                         5.89%
9/84                                                                          9.35%                         4.43%
10/84                                                                         2.87%                         6.12%
11/84                                                                         4.15%                         2.79%
12/84                                                                         8.74%                         5.99%
1/85                                                                          9.78%                        14.95%
2/85                                                                         16.02%                        20.55%
3/85                                                                         12.57%                        18.65%
4/85                                                                         13.21%                        17.48%
5/85                                                                         10.18%                        31.66%
6/85                                                                         16.27%                        31.02%
7/85                                                                          9.21%                        32.48%
8/85                                                                         16.78%                        18.28%
9/85                                                                          3.67%                        14.61%
10/85                                                                        15.37%                        19.40%
11/85                                                                        24.49%                        29.06%
12/85                                                                        25.50%                        31.83%
1/86                                                                         24.64%                        23.02%
2/86                                                                         35.92%                        30.68%
3/86                                                                         45.10%                        37.86%
4/86                                                                         38.81%                        36.48%
5/86                                                                         31.60%                        35.84%
6/86                                                                         36.26%                        35.97%
7/86                                                                         23.46%                        28.49%
8/86                                                                         31.90%                        39.25%
9/86                                                                         34.95%                        31.77%
10/86                                                                        21.01%                        33.29%
11/86                                                                        13.05%                        27.68%
12/86                                                                         3.82%                        18.66%
1/87                                                                         12.63%                        33.88%
2/87                                                                         -0.72%                        29.39%
3/87                                                                         -2.84%                        26.08%
4/87                                                                         26.48%                        26.34%
5/87                                                                         29.26%                        21.06%
6/87                                                                         26.93%                        24.99%
7/87                                                                         28.75%                        39.16%
8/87                                                                         20.42%                        34.36%
9/87                                                                         28.42%                        43.30%
10/87                                                                        34.78%                         6.32%
11/87                                                                        49.66%                        -4.68%
12/87                                                                        57.27%                         5.30%
1/88                                                                         39.63%                        -3.14%
2/88                                                                         39.76%                        -2.58%
3/88                                                                         30.57%                        -8.17%
4/88                                                                          2.74%                        -6.22%
5/88                                                                         13.99%                        -6.50%
6/88                                                                         50.09%                        -6.86%
7/88                                                                         31.52%                       -11.56%
8/88                                                                         34.50%                       -17.78%
9/88                                                                         34.61%                       -12.32%
10/88                                                                        36.00%                        14.94%
11/88                                                                        28.51%                        23.20%
12/88                                                                        21.76%                        16.56%
1/89                                                                         25.93%                        19.91%
2/89                                                                         20.71%                        11.76%
3/89                                                                         29.56%                        17.98%
4/89                                                                         31.52%                        22.76%
5/89                                                                         35.10%                        26.67%
6/89                                                                          7.40%                        20.49%
7/89                                                                         15.00%                        31.72%
8/89                                                                          7.71%                        39.10%
9/89                                                                          3.61%                        32.83%
10/89                                                                        -3.91%                        26.12%
11/89                                                                        -4.21%                        30.61%
12/89                                                                         1.80%                        31.37%
1/90                                                                          1.86%                        14.25%
2/90                                                                          6.36%                        18.59%
3/90                                                                          5.71%                        18.94%
4/90                                                                         13.34%                        10.24%
5/90                                                                         -4.29%                        16.29%
6/90                                                                         -4.34%                        16.18%
7/90                                                                          2.83%                         6.27%
8/90                                                                         16.50%                        -5.11%
9/90                                                                         23.49%                        -9.30%
10/90                                                                        32.87%                        -7.44%
11/90                                                                        29.27%                        -3.44%
12/90                                                                        21.02%                        -3.07%
1/91                                                                         13.35%                         8.45%
2/91                                                                         11.53%                        14.78%
3/91                                                                         12.89%                        14.56%
4/91                                                                          5.95%                        17.73%
5/91                                                                         10.30%                        11.92%
6/91                                                                         11.85%                         7.53%
7/91                                                                          2.34%                        12.92%
8/91                                                                         -5.91%                        26.95%
9/91                                                                         -5.97%                        31.09%
10/91                                                                        -7.88%                        33.32%
11/91                                                                        -7.21%                        20.28%
12/91                                                                         3.73%                        30.34%
1/92                                                                          4.13%                        22.61%
2/92                                                                          2.26%                        15.96%
3/92                                                                         -3.71%                        10.99%
4/92                                                                         -2.64%                        13.97%
5/92                                                                         -1.77%                         9.81%
6/92                                                                         -0.07%                        13.26%
7/92                                                                          7.86%                        12.61%
8/92                                                                         12.50%                         7.77%
9/92                                                                          7.76%                        10.94%
10/92                                                                         8.96%                         9.96%
11/92                                                                         9.97%                        18.44%
12/92                                                                        -0.91%                         7.71%
1/93                                                                          1.91%                        10.55%
2/93                                                                         10.36%                        10.66%
3/93                                                                         11.84%                        15.18%
4/93                                                                         16.34%                         9.25%
5/93                                                                         17.93%                        11.65%
6/93                                                                         14.02%                        13.69%
7/93                                                                         13.36%                         8.78%
8/93                                                                          7.37%                        15.34%
9/93                                                                          8.20%                        13.06%
10/93                                                                         7.37%                        14.97%
11/93                                                                         6.26%                        10.07%
12/93                                                                        10.37%                         9.97%
1/94                                                                          8.69%                        12.80%
2/94                                                                          1.57%                         8.23%
3/94                                                                          4.16%                         1.45%
4/94                                                                         -0.86%                         5.29%
5/94                                                                          1.27%                         4.26%
6/94                                                                          2.79%                         1.46%
7/94                                                                         -1.92%                         5.22%
8/94                                                                         -1.92%                         5.53%
9/94                                                                          0.59%                         3.72%
10/94                                                                         1.25%                         3.82%
11/94                                                                         2.80%                         1.09%
12/94                                                                        -0.65%                         1.39%
1/95                                                                          0.90%                         0.61%
2/95                                                                          5.85%                         7.44%
3/95                                                                         10.41%                        15.63%
4/95                                                                         13.71%                        17.46%
5/95                                                                         11.20%                        20.24%
6/95                                                                          7.09%                        26.03%
7/95                                                                          6.88%                        26.03%
8/95                                                                         12.88%                        21.42%
9/95                                                                         10.86%                        29.76%
10/95                                                                        10.74%                        26.47%
11/95                                                                        10.05%                        36.97%
12/95                                                                        13.64%                        37.51%
1/96                                                                         18.77%                        38.58%
2/96                                                                          9.38%                        34.71%
3/96                                                                          3.39%                        32.10%
4/96                                                                          8.28%                        30.17%
5/96                                                                          5.62%                        28.42%
6/96                                                                          6.63%                        26.03%
7/96                                                                          6.19%                        16.53%
8/96                                                                          2.92%                        18.74%
9/96                                                                          5.35%                        20.33%
10/96                                                                        11.17%                        24.07%
11/96                                                                        13.84%                        27.88%
12/96                                                                         9.12%                        22.98%
1/97                                                                         10.42%                        26.19%
2/97                                                                         20.00%                        26.07%
3/97                                                                         18.59%                        19.70%
4/97                                                                         10.37%                        25.01%
5/97                                                                         12.94%                        29.40%
6/97                                                                         13.43%                        34.68%
7/97                                                                         21.88%                        52.15%
8/97                                                                         17.97%                        40.68%
9/97                                                                         16.58%                        40.55%
10/97                                                                         8.74%                        32.21%
11/97                                                                         6.59%                        28.64%
12/97                                                                        10.89%                        33.50%
1/98                                                                          7.39%                        27.09%
2/98                                                                          2.74%                        35.15%
3/98                                                                          3.91%                        48.12%
4/98                                                                          1.79%                        41.13%
5/98                                                                          2.24%                        30.76%
6/98                                                                          2.52%                        30.26%
7/98                                                                         -3.28%                        19.28%
8/98                                                                          6.72%                         8.04%
9/98                                                                          8.99%                         8.97%
10/98                                                                         9.93%                        21.85%
11/98                                                                         7.38%                        23.60%
12/98                                                                         7.01%                        28.58%
1/99                                                                          4.79%                        32.52%
2/99                                                                          8.58%                        19.79%
3/99                                                                          6.67%                        18.53%
4/99                                                                         12.39%                        21.94%
5/99                                                                          9.95%                        21.07%
6/99                                                                         11.25%                        22.70%
7/99                                                                         10.83%                        20.19%
8/99                                                                          4.35%                        39.87%
9/99                                                                          1.36%                        27.90%
10/99                                                                        -2.18%                        25.73%
11/99                                                                         0.68%                        20.87%
12/99                                                                        -1.20%                        20.99%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:

    Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, E.G., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 21 periods when managed futures showed negative returns, while stocks experienced 26 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.
                              -------------------

    The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981--December 31, 1999. The Notes on the next page are an integral part of the following chart.

                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1981 THROUGH DECEMBER 1999
            U.S. STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              STANDARD DEVIATION OF MONTHLY RETURNS  AVERAGE MONTHLY RETURN
100% Stocks (S&P 500 Index)                                                                 4.2667%                 1.4168%
100% Bonds (Salomon Corporate Bond Index)                                                   2.6405%                 0.9474%
100% Int'l Eqs. (MSCI EAFE Index)                                                           5.0281%                 1.2415%
100% Mgd. Futures (Barclay CTA Index)                                                       4.9943%                 1.1234%
50% Stocks/50% Bonds                                                                        2.9101%                 1.1821%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                                        2.8680%                 1.2291%
60% Stocks/40% Bonds                                                                        3.1236%                 1.2290%
60% Stocks/30% Bonds/10% Mgd. Futures                                                       3.0101%                 1.2466%
70% Stocks/30% Bonds                                                                        3.3726%                 1.2759%
70% Stocks/20% Bonds/10% Mgd. Futures                                                       3.2736%                 1.2935%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

NOTES TO "IMPROVED PORTFOLIO EFFICIENCY" TABLE ON PRIOR PAGE:

    Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.
                              -------------------

PROFESSIONAL MANAGEMENT

    Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

    - CAPITALIZATION --A professional trading advisor is well capitalized, and capable of managing market volatility.

    - DISCIPLINE --A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

    - PLANNED STRATEGY --A professional trading advisor utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.

    - RISK CONTROL --Professional trading advisors offer a full time commitment to risk control, applying risk management strategies and years of research and experience.

    - RESEARCH AND DEVELOPMENT --A professional trading advisor is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

    In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. Depending on the partnership, the annual management fees range from 2.5% to 4.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.

THE TRADING ADVISOR SELECTION PROCESS

    Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of seven to twenty-two years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.

    In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

    Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

    Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    TRADING ADVISOR EVALUATION AND SELECTION

Screening               Trading advisors are screened from a pool of approximately
                        400.
Evaluation              Trading advisors are categorized and evaluated based on
                        quantitative and qualitative factors.
Selection               Trading advisors are selected based on quantitative and
                        qualitative analysis.
Monitoring              Daily and periodic monitoring and reporting takes place on an ongoing basis.

    Trading advisors are analyzed by a combination of qualitative and quantitative factors, including:

    QUALITATIVE FACTORS

    - Experience of staff responsible for development and management of trading approach

    - Development of trading advisor's profile

    - Consistency of trading approach

    - On-site office visit to trading advisor headquarters

    - Ongoing commitment to research and development

    - Flexibility to expand in order to meet demands of growth in assets

    QUANTITATIVE MEASURES

    - Review of historic performance returns

    - Review of performance versus managed futures industry

    - Review of risk, including standard deviation of monthly returns and worst decline periods

    - Scrutiny of performance in key periods
    - Leverage policies of trading advisors

    - Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

FUTURES, FORWARDS AND OPTIONS TRADED

    Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.

PARTICIPATION IN OVER 75 MARKETS WORLDWIDE
PLUS ENERGIES, AGRICULTURALS, AND METALS
UNITED STATES           UNITED KINGDOM     FRANCE               GERMANY
---------------------   --------------     ------               -------
Bonds, Bills, & Notes   Long Gilt          Notional Bond        Bund
Dollar                  Short Sterling     Pibor                Mark
S&P 500                 Pound              Franc                DAX
                        FT-SE 100          CAC 40

RUSSIA                  CHINA              JAPAN                AUSTRALIA
------                  -----              -----                ---------
Ruble                   Hang Seng Index    Government Bonds     3-year & 10-year bonds
                                           Yen                  Dollar
                                           Nikkei 225           All Ordinaries Index

MAJOR FUTURES MARKETS TRADED
AGRICULTURALS           FOREIGN EXCHANGE      STOCK INDICES      INTEREST RATES
-------------           ----------------      -------------      --------------
Azuki (R. Beans)        Australian dollar     ASE All            Australian bonds
Corn                    Brazilian real        Ordinaries         British bonds
Feeder cattle           British pound         CAC 40             Canadian bonds
Lean hogs               Canadian dollar       DAX                Euro bonds
Live cattle             Czech koruna          Dow Jones          Eurodollar
Oats                    Euro                  Industrial         French bonds
Pork bellies            French franc          E-mini S&P         German bonds
Soybean meal            German mark           FTSE 100           Italian bonds
Soybean oil             Greek drachma         Hang Seng          Japanese bonds
Soybeans                Hong Kong dollar      IBEX 35 Plus       Mexican bonds
Wheat                   Indonesian rupiah     Mexican IPC        New Zealand bonds
                        Japanese yen          MIB 30             Spanish bonds
                        Malaysian ringgit     NASDAQ 100         Swiss bonds
                        Mexican peso          Nikkei 225         U.S. Treasury bonds
                        New Zealand dollar    NYSE Composite     U.S. Treasury notes
                        Norwegian krone       S&P 500
                        Singapore dollar      Swedish
                        South African rand    Taiwan
                        Spanish peseta        Toronto
                        Swedish krona
                        Swiss franc
                        Thai baht
                        U.S. dollar



METALS                                        SOFTS            ENERGIES
------                                        -----            --------
Aluminum                                      Cocoa            Crude oil
Copper                                        Coffee           Gas oil
Gold                                          Cotton           Heating oil
Lead                                          Lumber           Natural gas
Nickel                                        Orange juice     Unleaded gas
Palladium                                     Rubber
Platinum                                      Sugar
Silver
Tin
Zinc



    Each partnership normally trades a portfolio of diverse futures, forwards, or options, but may trade a greater or lesser number of futures, forwards, or options from time to time. Each limited partner will obtain greater diversification in futures, forwards, or options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures interests markets.


EXCHANGE RIGHT

    At the sixth month-end after a person first becomes a limited partner in any of the six Spectrum Series partnerships, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum Series exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

    Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner's investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all six partnerships in the Spectrum Series would have the benefit of having his investment managed by 11 trading advisors.

LIMITED LIABILITY


    Unlike an individual who invests directly in futures, forwards, or options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.


INTEREST INCOME


    Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, or options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Dean Witter credits each partnership at each month-end with interest income as if 80% of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Dean Witter on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, or options.


ADMINISTRATIVE CONVENIENCE

    The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

    The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus.

 MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

--------------------------------------------------------------------------------

All of the performance data below is a pro forma of Cornerstone IV based on the Spectrum Currency fee structure and is through December 31, 1999.

                                   STATISTICS
------------------------------------------------


Trading Advisors:                 John W. Henry & Company, Inc.
                                  Sunrise Capital Partners, LLC
Cornerstone IV Began Trading:                        May 1, 1987
Net Assets in Cornerstone IV:                    $ 103.0 Million
Minimum Investment:                          $5,000 ($2,000/IRA)
Average Leverage Employed:                                  2.7x
Monthly Management Fee:         1/12 of 4.00% of Beg. Net Assets
                                             to John W. Henry &
                                 Company, Inc. and 1/12 of 3.00%
                                to Sunrise Capital Partners, LLC
Monthly Brokerage Fee:          1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:         15.00% of Monthly Trading Profits
Investment Style:                                      Technical


                                 RISK ANALYSIS
------------------------------------------------

Compounded Annual Rate of Return:                  13.33%
Standard Deviation of Monthly Returns:              8.51%
Annualized Standard Deviation:                     29.44%
Sharpe Ratio:                                        0.30
Sortino Ratio:                                       0.54
Largest Decline Period (7/89 - 9/89):             -43.60%
Average Recovery (No. of months):                    7.42
Average Monthly Loss:                              -5.42%
Standard Deviation of Monthly Loss:                 4.74%
% of Losing Months:                                43.42%
Average Monthly Gain:                               6.63%
Standard Deviation of Monthly Gain:                 6.90%
% of Winning Months:                               56.58%

                              SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Currencies  100%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies via the interbank market (a network of major world banks and financial institutions) and futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

                                 MARKETS TRADED
------------------------------------------------

Markets traded may include but are not limited to the following:

FOREIGN
EXCHANGE
Australian dollar
British pound
Canadian dollar
Czech koruna
Danish krone
Euro
Greek drachma
Hong Kong dollar
Japanese yen
Malaysian ringgit
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
Thai baht

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  PRO FORMA FOR SPECTRUM CURRENCY PERFORMANCE
--------------------------------------------------------------------------------

   1987      1988    1989    1990    1991   1992    1993    1994     1995    1996    1997   1998       1999
  10.22%    36.99%  -9.52%  59.88%  37.10%  9.78%  -7.54%  -13.78%  21.34%  13.14%  34.68%  3.09%     -2.18%

(8 MONTHS)

              ROLLING 12-MONTH PRO FORMA PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PRO FORMA FOR    MAR INDEX
          SPECTRUM CURRENCY
4/30/88              -2.56%     -1.22%
5/31/88              39.28%      7.84%
6/30/88              58.34%     26.45%
7/31/88              72.83%     15.67%
8/31/88             104.62%     21.13%
9/30/88              94.29%     23.80%
10/31/88             74.08%     25.14%
11/30/88             71.54%     17.59%
12/31/88             36.99%      7.26%
1/31/89             102.27%     19.88%
2/28/89              65.64%     11.23%
3/31/89              63.00%     16.74%
4/30/89              60.08%     17.87%
5/31/89              43.26%     22.71%
6/30/89              26.64%      6.35%
7/31/89               1.43%     13.47%
8/31/89             -19.74%      6.40%
9/30/89             -32.16%      3.32%
10/31/89            -30.21%     -3.07%
11/30/89            -28.86%     -2.00%
12/31/89             -9.52%      4.68%
1/31/90             -20.30%      0.71%
2/28/90              -2.32%      7.36%
3/31/90              -0.50%      7.69%
4/30/90               0.58%     12.99%
5/31/90             -18.96%     -3.66%
6/30/90              -8.46%     -2.20%
7/31/90              30.48%      1.07%
8/31/90              74.04%     11.28%
9/30/90             110.34%     16.17%
10/31/90            123.99%     22.75%
11/30/90             97.93%     20.62%
12/31/90             59.88%     14.23%
1/31/91              37.39%      7.28%
2/28/91              26.49%      6.80%
3/31/91              53.48%      9.85%
4/30/91              51.62%      5.39%
5/31/91              66.74%     10.61%
6/30/91              62.20%      9.53%
7/31/91              18.42%      2.06%
8/31/91              -1.01%     -6.24%
9/30/91               9.49%     -3.79%
10/31/91             -6.91%     -6.22%
11/30/91             -0.57%     -6.50%
12/31/91             37.10%     10.01%
1/31/92              36.62%      6.45%
2/29/92              33.84%      2.77%
3/31/92               6.13%     -3.03%
4/30/92              -2.44%     -5.17%
5/31/92              -0.67%     -4.35%
6/30/92               6.20%      0.74%
7/31/92              28.78%     10.82%
8/31/92              64.81%     20.71%
9/30/92              46.75%     13.91%
10/31/92             52.45%     14.62%
11/30/92             45.45%     15.01%
12/31/92              9.78%     -1.40%
1/31/93              16.18%      5.66%
2/28/93              45.83%     15.85%
3/31/93              38.98%     15.98%
4/30/93              48.94%     22.42%
5/31/93              50.86%     22.74%
6/30/93              29.80%     17.48%
7/31/93              27.56%     14.79%
8/31/93               1.44%      8.84%
9/30/93               4.30%      9.38%
10/31/93             -1.98%      8.75%
11/30/93             -9.53%      6.98%
12/31/93             -7.54%     10.74%
1/31/94              -2.70%      7.66%
2/28/94             -17.44%     -1.18%
3/31/94             -14.73%      1.65%
4/30/94             -17.72%     -3.13%
5/31/94             -24.16%     -1.70%
6/30/94             -19.87%      0.14%
7/31/94             -27.75%     -6.92%
8/31/94             -25.33%     -8.75%
9/30/94             -22.50%     -6.98%
10/31/94            -12.32%     -5.24%
11/30/94            -11.88%     -3.91%
12/31/94            -13.78%     -7.72%
1/31/95             -19.27%     -8.09%
2/28/95             -11.84%     -0.20%
3/31/95              11.60%      7.72%
4/30/95              17.77%     13.02%
5/31/95              16.20%     13.48%
6/30/95               7.71%      8.31%
7/31/95              11.07%      7.93%
8/31/95              21.40%     12.11%
9/30/95              19.12%      8.67%
10/31/95             14.08%      7.38%
11/30/95             18.90%      7.98%
12/31/95             21.34%     13.89%
1/31/96              35.28%     22.29%
2/29/96              19.83%      7.63%
3/31/96              -3.22%     -2.00%
4/30/96              -2.31%     -0.53%
5/31/96               3.99%     -5.67%
6/30/96               4.68%     -3.39%
7/31/96               2.27%     -1.85%
8/31/96              -5.64%     -2.71%
9/30/96              -4.97%      3.01%
10/31/96              2.97%     11.68%
11/30/96             10.34%     17.01%
12/31/96             13.14%      9.77%
1/31/97              15.50%     10.59%
2/28/97              30.39%     22.30%
3/31/97              28.42%     20.87%
4/30/97              25.69%     13.80%
5/31/97              17.35%     15.63%
6/30/97              19.14%     15.43%
7/31/97              33.77%     24.78%
8/31/97              40.32%     20.31%
9/30/97              39.85%     17.36%
10/31/97             31.73%      7.78%
11/30/97             31.49%      3.00%
12/31/97             34.63%      7.62%
1/31/98              25.45%      4.09%
2/28/98              13.18%      0.69%
3/31/98              14.98%      1.49%
4/30/98               9.12%     -0.72%
5/31/98              21.70%      4.29%
6/30/98              34.08%      3.85%
7/31/98              23.82%     -3.46%
8/31/98              22.00%      8.24%
9/30/98              17.09%     11.53%
10/31/98             20.38%     12.61%
11/30/98              9.63%      8.10%
12/31/98              3.09%      7.92%
1/31/99               1.86%      5.55%
2/28/99               6.96%      8.33%
3/31/99               6.74%      7.04%
4/30/99              12.79%     16.26%
5/31/99               5.16%      8.95%
6/30/99              -6.38%     11.26%
7/31/99             -11.37%      9.55%
8/31/99             -10.83%      2.28%
9/30/99              -4.97%     -1.35%
10/31/99            -13.40%     -5.74%
11/30/99             -3.89%     -0.98%
12/31/99             -2.18%     -1.41%

          HISTORICAL PRO FORMA PERFORMANCE COMPARISON (4/30/87 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PRO FORMA FOR    MAR INDEX   S & P   SALOMON CORP.  MSCI EAFE
          SPECTRUM CURRENCY               500     BOND INDEX      INDEX
                                         INDEX
5/1/87              10.0000    10.0000  10.0000        10.0000    10.0000
5/31/87              8.9360     9.7460  10.0900         9.9500    10.0000
6/30/87              8.9083     9.5959  10.5945        10.0993     9.6800
7/31/87              8.7257     9.9404  11.1348         9.9781     9.6606
8/31/87              7.6603     9.5706  11.5468         9.8983    10.3851
9/30/87              7.6434     9.4060  11.2928         9.4826    10.2189
10/31/87             8.7005     9.4540   8.8648         9.9662     8.7883
11/30/87             9.6723    10.1763   8.1379        10.0958     8.8762
12/31/87            11.0216    10.8490   8.7564        10.3078     9.1425
1/31/88              8.7820    10.2469   9.1417        10.8438     9.3071
2/29/88              8.8698    10.3811   9.5531        10.9956     9.9307
3/31/88              9.3869    10.0946   9.2665        10.7867    10.5464
4/30/88              9.7436     9.8776   9.3777        10.6249    10.7046
5/31/88             12.4465    10.5098   9.4340        10.5612    10.3621
6/30/88             14.1056    12.1336   9.8680        10.9625    10.0927
7/31/88             15.0803    11.4978   9.8483        10.8419    10.4157
8/31/88             15.6745    11.5932   9.4938        10.8961     9.7387
9/30/88             14.8500    11.6442   9.9020        11.2557    10.1672
10/31/88            15.1455    11.8305  10.1892        11.5709    11.0416
11/30/88            16.5919    11.9666  10.0262        11.3742    11.7041
12/31/88            15.0986    11.6363  10.2067        11.4197    11.7743
1/31/89             17.7635    12.2844  10.9620        11.6481    11.9862
2/28/89             14.6922    11.5473  10.6770        11.4967    12.0461
3/31/89             15.3005    11.7840  10.9332        11.5657    11.8172
4/30/89             15.5973    11.6426  11.5127        11.8086    11.9236
5/31/89             17.8308    12.8965  11.9502        12.2573    11.2797
6/30/89             17.8629    12.9042  11.8904        12.7353    11.0879
7/31/89             15.2960    13.0461  12.9724        12.9645    12.4850
8/31/89             12.5810    12.3351  13.2059        12.7571    11.9232
9/30/89             10.0749    12.0304  13.1531        12.8081    12.4717
10/31/89            10.5706    11.4674  12.8506        13.1667    11.9728
11/30/89            11.8031    11.7277  13.0948        13.2589    12.5714
12/31/89            13.6609    12.1804  13.4091        13.2722    13.0365
1/31/90             14.1582    12.3716  12.5241        13.0200    12.5541
2/28/90             14.3508    12.3976  12.6619        13.0070    11.6753
3/31/90             15.2233    12.6902  13.0038        12.9940    10.4611
4/30/90             15.6876    13.1547  12.6917        12.7471    10.3774
5/31/90             14.4498    12.4246  13.8974        13.2442    11.5604
6/30/90             16.3514    12.6197  13.8140        13.5356    11.4564
7/31/90             19.9585    13.1851  13.7864        13.6710    11.6168
8/31/90             21.8965    13.7270  12.5318        13.2745    10.4900
9/30/90             21.1914    13.9755  11.9303        13.3940     9.0319
10/31/90            23.6772    14.0761  11.8945        13.5681    10.4409
11/30/90            23.3623    14.1465  12.6439        13.9480     9.8249
12/31/90            21.8414    13.9131  12.9979        14.1851     9.9919
1/31/91             19.4520    13.2717  13.5828        14.3979    10.3216
2/28/91             18.1526    13.2412  14.5336        14.5707    11.4260
3/31/91             23.3642    13.9403  14.8969        14.7310    10.7404
4/30/91             23.7848    13.8636  14.9416        14.9372    10.8478
5/31/91             24.0940    13.7430  15.5542        14.9969    10.9671
6/30/91             26.5227    13.8227  14.8543        14.9669    10.1665
7/31/91             23.6344    13.4564  15.5673        15.2213    10.6647
8/31/91             21.6751    12.8710  15.9098        15.6323    10.4514
9/30/91             23.2032    13.4463  15.6393        16.0544    11.0471
10/31/91            22.0407    13.2002  15.8583        16.1186    11.2018
11/30/91            23.2287    13.2266  15.2081        16.2959    10.6865
12/31/91            29.9441    15.3058  16.9418        17.0129    11.2422
1/31/92             26.5754    14.1273  16.6538        16.7237    11.0061
2/29/92             24.2952    13.6074  16.8536        16.8909    10.6099
3/31/92             24.7957    13.5176  16.5334        16.7727     9.9096
4/30/92             23.2038    13.1472  17.0294        16.8062     9.9591
5/31/92             23.9324    13.1446  17.0805        17.2264    10.6264
6/30/92             28.1684    13.9254  16.8243        17.5020    10.1270
7/31/92             30.4360    14.9127  17.5309        18.0446     9.8738
8/31/92             35.7227    15.5361  17.1452        18.2070    10.4958
9/30/92             34.0509    15.3170  17.3509        18.3891    10.2964
10/31/92            33.6014    15.1301  17.4377        18.0949     9.7610
11/30/92            33.7862    15.2118  18.0131        18.2216     9.8586
12/31/92            32.8740    15.0916  18.2473        18.6407     9.9079
1/31/93             30.8753    14.9271  18.4115        19.1067     9.9079
2/28/93             35.4294    15.7645  18.6508        19.6035    10.2150
3/31/93             34.4622    15.6778  19.0425        19.6427    11.1037
4/30/93             34.5587    16.0948  18.6045        19.7409    12.1586
5/31/93             36.1035    16.1334  19.0696        19.7804    12.4139
6/30/93             36.5620    16.3593  19.1268        20.3540    12.2277
7/31/93             38.8252    17.1184  19.0694        20.5575    12.6557
8/31/93             36.2356    16.9096  19.7750        21.1537    13.3391
9/30/93             35.5145    16.7540  19.6168        21.2383    13.0456
10/31/93            32.9361    16.4541  20.0484        21.3445    13.4500
11/30/93            30.5680    16.2731  19.8279        20.9390    12.2799
12/31/93            30.3938    16.7125  20.0658        21.0856    13.1641
1/31/94             30.0412    16.0707  20.7681        21.5073    14.2830
2/28/94             29.2511    15.5789  20.1866        20.8836    14.2402
3/31/94             29.3857    15.9372  19.3186        20.0900    13.6279
4/30/94             28.4365    15.5914  19.5891        19.8891    14.2139
5/31/94             27.3815    15.8596  19.8829        19.7698    14.1286
6/30/94             29.2955    16.3814  19.4057        19.6116    14.3264
7/31/94             28.0504    15.9342  20.0655        20.2196    14.4697
8/31/94             27.0574    15.4307  20.8681        20.1589    14.8170
9/30/94             27.5228    15.5850  20.3464        19.6146    14.3577
10/31/94            28.8797    15.5912  20.8144        19.5165    14.8459
11/30/94            26.9361    15.6364  20.0443        19.5555    14.1333
12/31/94            26.2061    15.4222  20.3450        19.8684    14.2181
1/31/95             24.2537    14.7698  20.8943        20.3850    13.6778
2/28/95             25.7890    15.5482  21.6883        20.9762    13.6368
3/31/95             32.7933    17.1668  22.3389        21.1860    14.4959
4/30/95             33.4885    17.6217  23.0091        21.5462    15.0467
5/31/95             31.8174    17.9970  23.9065        22.9036    14.8661
6/30/95             31.5533    17.7432  24.4563        23.0868    14.6134
7/31/95             31.1557    17.1985  25.2878        22.8559    15.5340
8/31/95             32.8475    17.3000  25.3384        23.3359    14.9437
9/30/95             32.7851    16.9367  26.4026        23.6859    15.2426
10/31/95            32.9457    16.7419  26.3234        24.1122    14.8310
11/30/95            32.0265    16.8842  27.4553        24.6909    15.2463
12/31/95            31.7991    17.5646  27.9770        25.2588    15.8714
1/31/96             32.8103    18.0617  28.9562        25.2841    15.9349
2/29/96             30.9040    16.7342  29.2168        24.3486    15.9986
3/31/96             31.7384    16.8229  29.5090        24.0321    16.3346
4/30/96             32.7159    17.5278  29.9516        23.6476    16.8083
5/31/96             33.0856    16.9757  30.7004        23.6712    16.5058
6/30/96             33.0294    17.1421  30.8232        24.0736    16.6048
7/31/96             31.8635    16.8798  29.4670        24.0977    16.1233
8/31/96             30.9936    16.8308  30.0858        23.9290    16.1555
9/30/96             31.1548    17.4468  31.7706        24.5512    16.5917
10/31/96            33.9245    18.6977  32.6602        25.4350    16.4258
11/30/96            35.3392    19.7560  35.1097        26.0709    17.0828
12/31/96            35.9788    19.2799  34.4075        25.5756    16.8607
1/31/97             37.8965    19.9740  36.5408        25.4989    16.2706
2/28/97             40.2953    20.4654  36.8331        25.5754    16.5472
3/31/97             40.7587    20.3344  35.3229        25.0127    16.6134
4/30/97             41.1215    19.9460  37.4423        25.4629    16.7131
5/31/97             38.8269    19.6289  39.7263        25.7939    17.7995
6/30/97             39.3511    19.7879  41.5140        26.2840    18.7785
7/31/97             42.6369    21.0622  44.8351        27.6771    19.0790
8/31/97             43.5024    20.2492  42.3243        27.0128    17.6672
9/30/97             43.5807    20.4760  44.6521        27.6341    18.6566
10/31/97            44.7007    20.1525  43.1786        27.9933    17.2200
11/30/97            46.4798    20.3480  45.1648        28.2732    17.0478
12/31/97            48.4552    20.7489  45.9326        28.5559    17.2012
1/31/98             47.5588    20.7904  46.4379        28.9557    17.9925
2/28/98             45.6232    20.6074  49.7814        28.9267    19.1440
3/31/98             46.8824    20.6383  52.3203        29.0424    19.7375
4/30/98             44.8899    19.8024  52.8435        29.1876    19.8954
5/31/98             47.2691    20.4717  51.9452        29.6838    19.7959
6/30/98             52.7807    20.5495  54.0750        30.0400    19.9543
7/31/98             52.7965    20.3337  53.4802        30.3404    20.1538
8/31/98             53.0763    21.9177  45.7256        30.6135    17.6547
9/30/98             51.0329    22.8361  48.6566        31.8687    17.1180
10/31/98            53.8142    22.6945  52.6124        31.2632    18.9154
11/30/98            50.9620    21.9955  55.8218        32.1073    19.8801
12/31/98            49.9530    22.3914  59.0595        32.1394    20.6753
1/31/99             48.4444    21.9436  61.5400        32.5251    20.6133
2/28/99             48.7980    22.3232  59.6323        31.2241    20.1186
3/31/99             50.0423    22.0910  62.0176        31.2241    20.9636
4/30/99             50.6328    23.0232  64.4363        31.1617    21.8231
5/31/99             49.7062    22.3049  62.8898        30.6008    20.7101
6/30/99             49.4129    22.8625  66.3487        30.1112    21.5178
7/31/99             46.7940    22.2749  64.2919        29.7800    22.1633
8/31/99             47.3275    22.4175  63.9704        29.6907    22.2520
9/30/99             48.4965    22.5273  62.2432        29.9579    22.4745
10/31/99            46.6051    21.3919  66.1645        30.0777    23.3285
11/30/99            48.9820    21.7791  67.4878        30.1379    24.1450
12/31/99            48.8644    22.0753  71.4696        30.0173    26.3181

                      CORRELATION ANALYSIS (5/87 - 12/99)
--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                                Pro Forma for
                                                              Spectrum Currency   MAR        S&P        SAL       EAFE
---------------------------------------------------------------------------------------------------------------------------
Pro Forma for Spectrum Currency                                     1.00          0.71          -0.10   0.10          -0.09
MAR Index                                                                         1.00           0.06   0.28          -0.05
S&P 500 Index                                                                                    1.00   0.31           0.54
Salomon Corporate Bond Index                                                                            1.00           0.10
MSCI EAFE Index                                                                                                        1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Account
Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.


 (formerly, Morgan Stanley Tangible Asset Fund L.P.)

--------------------------------------------------------------------------------


All of the performance data below is through December 31, 1999.


                         SPECTRUM COMMODITY STATISTICS
------------------------------------------------


Trading Advisor:                  Morgan Stanley Dean Witter
                                 Commodities Management Inc.
Began Trading:                               January 2, 1998
Net Assets in Fund:                            $23.6 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Average Leverage Employed:                              1.5x
Monthly Management Fee:     1/12 of 2.50% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Annual Incentive Fee:              20.00% of Trading Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                 -12.77%
Standard Deviation of Monthly Returns:              4.95%
Annualized Standard Deviation:                     17.14%
Sharpe Ratio:                                       -1.01
Sortino Ratio:                                      -2.14
Largest Decline Period (2/98 - 2/99):             -38.60%
Average Recovery (No. of months):                     N/A
Average Monthly Loss:                              -4.83%
Standard Deviation of Monthly Loss:                 2.33%
% of Losing Months:                                54.17%
Average Monthly Gain:                               3.50%
Standard Deviation of Monthly Gain:                 2.93%
% of Winning Months:                               45.83%


                          CURRENT SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Agriculturals  17%
Energies       29%
Metals         37%
Softs          17%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Commodity features a long-only, broadly-diversified, actively-managed portfolio of traditional commodities.


Its trading advisor, Morgan Stanley Dean Witter Commodities Management Inc., uses a technical approach to investing that is unique in the marketplace. The trading strategy seeks to benefit from supply and demand dynamics (based on consumer and producer reactions to price movements) by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening.


                             FUTURES MARKETS TRADED
------------------------------------------------


Markets traded may include but are not limited to the following:



AGRICULTURALS           METALS
Corn                    Aluminum
Feeder cattle           Copper
Lean hogs               Gold
Live cattle             Lead
Oats                    Nickel
Pork bellies            Platinum
Soybean meal            Silver
Soybean oil             Tin
Soybeans                Zinc
Wheat

SOFTS
Cocoa
Coffee
Cotton
Lumber
Orange juice
Sugar

ENERGIES
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM COMMODITY PERFORMANCE
--------------------------------------------------------------------------------

     1998               1999
- -34.30%                15.83%

                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DEC-98  SPECTRUM COMMODITY   MAR
JAN-99       -34.30%        INDEX
             -36.13%        7.92%
                            5.55%
Feb-99             -34.73%   8.33%
Mar-99             -29.14%   7.04%
Apr-99             -25.67%  16.27%
May-99             -24.91%   8.96%
Jun-99             -18.95%  11.26%
Jul-99             -12.99%   9.55%
Aug-99               0.28%   2.28%
Sep-99              -2.19%  -1.35%
Oct-99              -1.47%  -5.74%
Nov-99               8.97%  -0.98%
Dec-99              15.83%  -1.41%

               HISTORICAL PERFORMANCE COMPARISON (12/31/97 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM   MAR PUB  S&P 500   SALOMON     MSCI
                                       CORP.      EAFE
        Commodity    Index    Index  Bond Index   Index
Dec-97     $10.00   $10.00   $10.00      $10.00  $10.00
Jan-98     $10.13   $10.02   $10.11      $10.14  $10.46
Feb-98      $9.53    $9.93   $10.84      $10.13  $11.13
Mar-98      $9.54    $9.95   $11.39      $10.17  $11.47
Apr-98      $9.31    $9.54   $11.50      $10.22  $11.57
May-98      $8.67    $9.87   $11.31      $10.40  $11.51
Jun-98      $8.39    $9.90   $11.77      $10.52  $11.60
Jul-98      $7.85    $9.80   $11.64      $10.63  $11.72
Aug-98      $7.23   $10.56    $9.95      $10.72  $10.26
Sep-98      $7.75   $11.01   $10.59      $11.16   $9.95
Oct-98      $7.48   $10.94   $11.45      $10.95  $11.00
Nov-98      $6.80   $10.60   $12.15      $11.24  $11.56
Dec-98      $6.57   $10.79   $12.86      $11.25  $12.02
Jan-99      $6.47   $10.58   $13.40      $11.39  $11.98
Feb-99      $6.22   $10.76   $12.98      $10.93  $11.70
Mar-99      $6.76   $10.65   $13.50      $10.93  $12.19
Apr-99      $6.92   $11.10   $14.03      $10.91  $12.69
May-99      $6.51   $10.75   $13.69      $10.72  $12.04
Jun-99      $6.80   $11.02   $14.44      $10.54  $12.51
Jul-99      $6.83   $10.74   $13.99      $10.43  $12.88
Aug-99      $7.25   $10.80   $13.92      $10.40  $12.94
Sep-99      $7.58   $10.86   $13.55      $10.49  $13.07
Oct-99      $7.37   $10.31   $14.40      $10.53  $13.56
Nov-99      $7.41   $10.50   $14.69      $10.55  $14.04
Dec-99      $7.61   $10.64   $15.56      $10.51  $15.30


                      CORRELATION ANALYSIS (1/98 - 12/99)

--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum Commodity   MAR         S&P        SAL        EAFE
------------------------------------------------------------------------------------------------------------------------------
Spectrum Commodity                                                   1.00          0.14            0.24   0.03            0.21
MAR Index                                                                          1.00           -0.35   0.10           -0.38
S&P 500 Index                                                                                      1.00   0.12            0.78
Salomon Corporate Bond Index                                                                              1.00           -0.13
MSCI EAFE Index                                                                                                           1.00

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts
Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared by the general partner to illustrate the change in fund assets from the inception of trading in Spectrum Commodity through December 31, 1999, to reflect the partnership's performance and net additions of capital. Since Spectrum Currency is a new partnership without an operating history, comparable information is not available for that partnership.

                               SPECTRUM COMMODITY
              (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS  SPECTRUM COMMODITY
Jan-98*                $25.7
Dec-98*                $24.9
Dec-99                 $23.6

Year-end net assets (millions)

* Fund had multiple closings during initial offering

                              -------------------

    The following chart was prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of Spectrum Commodity versus that of the MAR Index, from the inception of trading through December 31, 1999. Since Spectrum Currency is a new partnership without an operating history, comparable information is not available for that partnership. The MAR Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the MAR Index, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restrictions on the public managed futures funds that it tracks. As of December 31, 1999, there were 89 public managed futures funds included in the calculation of the MAR Index.

 SPECTRUM COMMODITY (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.) VS. MAR
                                     INDEX
                       HISTORICAL PERFORMANCE COMPARISON

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NET ASSET VALUE PER UNIT  SPECTRUM COMMODITY  MAR INDEX
Dec-97                                $10.00     $10.00
Jan-98                                $10.13     $10.02
Feb-98                                 $9.53      $9.93
Mar-98                                 $9.54      $9.95
Apr-98                                 $9.31      $9.54
May-98                                 $8.67      $9.87
Jun-98                                 $8.39      $9.90
Jul-98                                 $7.85      $9.80
Aug-98                                 $7.23     $10.56
Sep-98                                 $7.75     $11.01
Oct-98                                 $7.48     $10.94
Nov-98                                 $6.80     $10.60
Dec-98                                 $6.57     $10.79
Jan-99                                 $6.47     $10.58
Feb-99                                 $6.22     $10.76
Mar-99                                 $6.76     $10.65
Apr-99                                 $6.92     $11.10
May-99                                 $6.51     $10.75
Jun-99                                 $6.80     $11.02
Jul-99                                 $6.83     $10.74
Aug-99                                 $7.25     $10.80
Sep-99                                 $7.58     $10.86
Oct-99                                 $7.37     $10.31
Nov-99                                 $7.41     $10.50
Dec-99                                 $7.61     $10.60

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              -------------------

    The following chart was prepared by the general partner to illustrate the performance, on a rate of return basis, of Spectrum Commodity versus that of the MAR Index, from the inception of trading through December 31, 1999. Since Spectrum Currency is a new partnership without an operating history, comparable information is not available for that partnership.

 SPECTRUM COMMODITY (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.) VS. MAR
                                     INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       SPECTRUM COMMODITY  MAR INDEX
ITD               -12.77%      3.15%
2 YR.             -12.77%      3.15%
1 YR.              15.83%     -1.41%

Data: January 2, 1998 through December 31, 1999

All returns are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Commodity, from the inception of trading in January 1998 through December 1999. Since Spectrum Currency is a new partnership without an operating history, comparable information is not available for that partnership.

                                           SPECTRUM COMMODITY
                           (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.)
                                         HISTORICAL PERFORMANCE
---------------------------------------------------------------------------------------------------------
                                                    MONTH-END                          12 MO.     24 MO.
                                         MONTHLY      NAV/       QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH                  RETURN      UNIT       RETURN     RETURN     PERIOD     PERIOD
                   -----                 --------   ---------   --------   --------   --------   --------
                                            %           $          %          %          %          %
           Beginning NAV
                per unit                              10.00
                  Jan-98                   1.30       10.13
                  Feb-98                  (5.92)       9.53
                  Mar-98                   0.10        9.54       (4.60)
                  Apr-98                  (2.41)       9.31
                  May-98                  (6.87)       8.67
                  Jun-98                  (3.23)       8.39      (12.05)
                  Jul-98                  (6.44)       7.85
                  Aug-98                  (7.90)       7.23
                  Sep-98                   7.19        7.75       (7.63)
                  Oct-98                  (3.48)       7.48
                  Nov-98                  (9.09)       6.80
                  Dec-98                  (3.38)       6.57      (15.23)    (34.30)    (34.30)
                  Jan-99                  (1.52)       6.47                            (36.13)
                  Feb-99                  (3.86)       6.22                            (34.73)
                  Mar-99                   8.68        6.76        2.89                (29.14)
                  Apr-99                   2.37        6.92                            (25.67)
                  May-99                  (5.92)       6.51                            (24.91)
                  Jun-99                   4.45        6.80        0.59                (18.95)
                  Jul-99                   0.44        6.83                            (12.99)
                  Aug-99                   6.15        7.25                              0.28
                  Sep-99                   4.55        7.58       11.47                 (2.19)
                  Oct-99                  (2.77)       7.37                             (1.47)
                  Nov-99                   0.54        7.41                              8.97
                  Dec-99                   2.70        7.61        0.40      15.83      15.83     (23.90)

Compounded annual rate of return:                                           (12.77)

Standard deviation of monthly returns:                                        4.95

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

    CLEARING BROKER. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

    COMMODITY BROKER. The entity responsible for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client's funds deposited with it as margin for the trades. In the U.S. commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

    COMMODITY POOL. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures and options contracts.

    COMMODITY POOL OPERATOR. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

    COUNTER-TREND LIQUIDATIONS. Closing out a position after a significant price move on the assumption that the market is due for a correction.

    CROSS RATE. The trading of one foreign currency against another foreign currency.

    DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

    DELIVERY. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

    EXCHANGE FOR PHYSICAL. A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

    FORWARD CONTRACT. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

    FUNDAMENTAL ANALYSIS. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

    FUTURES CONTRACT. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

    LONG CONTRACT OR LONG POSITION. A contract to accept delivery (I.E., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

    MARGIN. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

    MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    NON-SERIES EXCHANGE. The use of proceeds from the redemption of interests from another commodity pool for which Dean Witter acts as general partner and commodity pool operator to acquire units in one or more of the partnerships.

    NOTIONAL FUNDS. The amount by which the nominal account size exceeds the amount of actual funds in the account.

    OPEN POSITION. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    OPTION ON A FUTURES CONTRACT. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.

    OUTRIGHTS. The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.

    PARAMETERS. A value that can be freely assigned in a trading system in order to vary the timing of signals.

    PATTERN RECOGNITION. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    RESISTANCE. A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

    SECULAR TREND. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

    SHORT CONTRACT OR SHORT POSITION. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

    SPECTRUM SERIES EXCHANGE. A redemption of units in either partnership discussed in this prospectus and any of the four other partnerships discussed in the separate prospectus for Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, with the proceeds used to purchase units of one or more of the other partnerships discussed in this prospectus or the separate prospectus for Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced.

    SPECULATIVE POSITION LIMIT. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

    STOP-LOSS ORDER. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    SUPPORT. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

    SYSTEMATIC TECHNICAL CHARTING SYSTEMS. A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

    TECHNICAL ANALYSIS. The analysis of technical market information by a trading advisor such as analyzing actual daily, weekly and monthly price fluctuations, trading volume variations and changes in numbers of open positions in various futures and options contracts.

    TRADING ADVISOR. Any person or entity that provides advice as to the purchase or sale of futures, forwards or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner:

We have audited the accompanying statements of financial condition of Morgan Stanley Tangible Asset Fund L.P. (to be renamed Morgan Stanley Dean Witter Spectrum Commodity, L.P.) (the "Partnership") as of December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 1999 and the period from January 2, 1998 through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Tangible Asset Fund L.P. at December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and the period from January 2, 1998 to December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 7, 2000
New York, New York

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
       (TO BE RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        23,430,137    26,519,891
  Unrealized gain (loss) on open contracts:
    Net unrealized gain (loss) on open contracts (Morgan
      Stanley International)                                     643,258      (134,255)
    Net unrealized loss on open contracts (Morgan Stanley)      (100,830)     (501,388)
                                                              ----------    ----------
      Unrealized gain (loss) on open contracts                   542,428      (635,643)
                                                              ----------    ----------
    Total Trading Equity                                      23,972,565    25,884,248
Interest receivable (Morgan Stanley)                              76,192        78,722
                                                              ----------    ----------
    Total Assets                                              24,048,757    25,962,970
                                                              ==========    ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                              269,545       895,547
Accrued brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                                  70,827        81,222
Accrued management fees (Morgan Stanley Dean Witter
  Commodities Management)                                         48,511        55,632
Service fees payable (Demeter)                                    19,404        22,253
                                                              ----------    ----------
    Total Liabilities                                            408,287     1,054,654
                                                              ----------    ----------
PARTNERS' CAPITAL
Limited Partners (3,062,471.522 and 3,745,069.052 Units,
  respectively)                                               23,310,162    24,622,999
General Partner (43,395.648 Units)                               330,308       285,317
                                                              ----------    ----------
    Total Partners' Capital                                   23,640,470    24,908,316
                                                              ----------    ----------
    Total Liabilities and Partners' Capital                   24,048,757    25,962,970
                                                              ==========    ==========
NET ASSET VALUE PER UNIT                                            7.61          6.57
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
       (TO BE RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                            STATEMENTS OF OPERATIONS

                                                                                            FOR THE PERIOD FROM
                                                                                              JANUARY 2, 1998
                                                                                             (COMMENCEMENT OF
                                                                   FOR THE YEAR ENDED         OPERATIONS) TO
                                                                   DECEMBER 31, 1999         DECEMBER 31, 1998
                                                                   ------------------       -------------------
                                                                           $                         $
REVENUES
Trading profit (loss):
  Realized                                                             3,003,270                (11,870,063)
  Net change in unrealized                                             1,178,071                   (635,643)
                                                                       ---------                -----------
    Total Trading Results                                              4,181,341                (12,505,706)
Interest Income (Morgan Stanley)                                         864,383                  1,265,793
                                                                       ---------                -----------
    Total Revenues                                                     5,045,724                (11,239,913)
                                                                       ---------                -----------
EXPENSES
Brokerage fees (Morgan Stanley and Morgan Stanley
  International)                                                         852,484                  1,176,024
Management fees (Morgan Stanley Dean Witter Commodities
  Management)                                                            583,893                    805,496
Service fees (Demeter)                                                   233,558                    322,198
                                                                       ---------                -----------
    Total Expenses                                                     1,669,935                  2,303,718
                                                                       ---------                -----------
NET INCOME (LOSS)                                                      3,375,789                (13,543,631)
                                                                       =========                ===========
Net Income (Loss) Allocation
  Limited Partners                                                     3,330,798                (13,398,948)
  General Partner                                                         44,991                   (144,683)

Net Income (Loss) Per Unit
  Limited Partners                                                          1.04                      (3.43)
  General Partner                                                           1.04                      (3.43)

   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
       (TO BE RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

  FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD FROM JANUARY 2, 1998
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998

                                                     UNITS OF
                                                    PARTNERSHIP      LIMITED     GENERAL
                                                     INTEREST       PARTNERS     PARTNER       TOTAL
                                                   -------------   -----------   --------   -----------
                                                                        $           $            $
Partners' Capital, January 2, 1998
  (commencement of operations)                           200.000         1,000      1,000         2,000
Initial Offering                                   2,573,486.803    25,475,868    259,000    25,734,868
Offering of Units                                  1,665,202.477    15,758,355    170,000    15,928,355
Net Loss                                                --         (13,398,948)  (144,683)  (13,543,631)
Redemptions                                         (450,424.580)   (3,213,276)     --       (3,213,276)
                                                   -------------   -----------   --------   -----------
Partners' Capital, December 31, 1998               3,788,464.700    24,622,999    285,317    24,908,316
Net income                                              --           3,330,798     44,991     3,375,789
Redemptions                                         (682,597.530)   (4,643,635)     --       (4,643,635)
                                                   -------------   -----------   --------   -----------
Partners' Capital, December 31, 1999               3,105,867.170    23,310,162    330,308    23,640,470
                                                   =============   ===========   ========   ===========

   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
       (TO BE RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                            STATEMENTS OF CASH FLOWS

                                                                                   FOR THE PERIOD FROM
                                                                                     JANUARY 2, 1998
                                                                                    (COMMENCEMENT OF
                                                              FOR THE YEAR ENDED     OPERATIONS) TO
                                                              DECEMBER 31, 1999     DECEMBER 31, 1998
                                                              ------------------   -------------------
                                                                      $                     $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                  3,375,789           (13,543,631)
Noncash item included in net income (loss):
  Net change in unrealized                                        (1,178,071)              635,643
(Increase) decrease in operating assets:
  Interest receivable (Morgan Stanley)                                 2,530               (78,722)
Increase (decrease) in operating liabilities:
  Accrued brokerage fee (Morgan Stanley and Morgan Stanley
    International)                                                   (10,395)               81,222
  Accrued management fees (Morgan Stanley Dean Witter
    Commodities Management)                                           (7,121)               55,632
  Service fees payable (Demeter)                                      (2,849)               22,253
                                                                  ----------           -----------
Net cash provided by (used for) operating activities               2,179,883           (12,827,603)
                                                                  ----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering                                                          --            25,736,868
Offering of units                                                         --            15,928,355
Increase (decrease) in redemptions payable                          (626,002)              895,547
Redemptions of units                                              (4,643,635)           (3,213,276)
                                                                  ----------           -----------
Net cash provided by (used for) financing activities              (5,269,637)           39,347,494
                                                                  ----------           -----------
Net increase (decrease) in cash                                   (3,089,754)           26,519,891
Balance at beginning of period                                    26,519,891                    --
                                                                  ----------           -----------
Balance at end of period                                          23,430,137            26,519,891
                                                                  ==========           ===========

   The accompanying notes are an integral part of these financial statements.

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
       (TO BE RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Morgan Stanley Tangible Asset Fund L.P. (to be renamed Morgan Stanley Dean Witter Spectrum Commodity L.P.) (the "Partnership") is a limited partnership organized to engage primarily in speculative trading of futures contracts in metals, energy and agricultural markets, (collectively, "futures interests"). The Partnership's general partner is Demeter Management Corporation ("Demeter"). The commodity brokers are Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, (collectively, the "Commodity Brokers"). The trading advisor is Morgan Stanley Dean Witter Commodities Management, Inc. Morgan Stanley Dean Witter Commodities Management, the commodity brokers and Demeter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits
(loss) on open contracts from one period to the next in the statements of operations. Morgan Stanley credits the Partnership at each month-end with interest income as if 80% of the Partnership's average daily "Net Assets" for the month, as defined in the Limited Partnership Agreement, were invested at a rate based on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per unit of limited partnership interest is computed using the weighted average number of units outstanding during the period.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnership's asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with the Commodity Brokers to be used as margin for trading; and (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value.

The Partnership, in the normal course of business, enters into various contracts with MS & Co. and MSIL acting as its commodity brokers. Pursuant to brokerage arrangements with MS & Co. and MSIL, to the extent that such trading results in receivables from and payables to MS & Co. and MSIL, these receivables and payables are offset and reported as a net receivable from or payable to MS & Co. and MSIL.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--Brokerage fees are accrued at a monthly rate of 1/12 of 3.65% of the Net Assets as of the first day of each month (a 3.65% annual rate). Such fees cover all costs of executing trades by the Partnership, including floor brokerage fees, exchange fees, clearing house fees, NFA fees, "give-ups" or transfer fees and any costs associated with taking delivery of commodities.

SERVICE FEE--The Partnership pays Demeter a monthly service fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets as of the first day of each month.

OPERATING EXPENSES--The Partnership incurs monthly management fees and may incur incentive fees as described in Note 2. All administrative expenses are borne by Demeter.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

OFFERING OF UNITS--Units were offered to the public at a price equal to 100% of the net asset value as of the close of business on the last day of the month immediately preceding the four closings held on January 2, February 2, March 2 and April 1, 1998.

The Partnership, Demeter, Morgan Stanley Dean Witter Commodities Management and Dean Witter, the selling agent and an affiliate of Demeter, extended the Offering Period for those Units already registered with the SEC but still unsold, until October 16, 1998. The remaining unsold Units were offered to the public at a price equal to 100% of the Net Asset Value as of the close of business on the last day of the month immediately preceding the three closings held on August 3, September 1, and October 1, 1998.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit effective as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any units redeemed at or prior to the last day of the twelfth month after such units were purchased were subject to a redemption charge equal to 2% of the Net Asset Value of a unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value per Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. Limited Partners who obtained their Units via an exchange from another Dean Witter-sponsored commodity pool were not subject to the six month holding period or the redemption charges.

DISSOLUTION OF THE PARTNERSHIP--The Partnership will terminate on December 31, 2027 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2.  RELATED PARTY TRANSACTIONS

The Partnership pays brokerage fees to the Commodity Brokers and a service fee to Demeter as described in Note 1. The Partnership's cash is on deposit with the Commodity Brokers in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley pays interest on these funds as described in Note 1.

Demeter, on behalf of the Partnership and itself entered into a Management Agreement with Morgan Stanley Dean Witter Commodities Management whereby Morgan Stanley Dean Witter Commodities Management makes all trading decisions for the Partnership. Compensation to Morgan Stanley Dean Witter Commodities Management by the Partnership consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/24 of 1% of the Net Assets on the first day of each month (a 2.5% annual rate).

INCENTIVE FEE--The Partnership will pay an annual incentive fee equal to 20% of trading profits as of the end of each calendar year. Trading profits represent the amount by which profits from futures trading exceed losses, after brokerage and management fees have been paid. Such incentive fee is accrued in each month in which trading profits occur. In those months in which trading profits are negative, previous accruals, if any, during the incentive period will be reduced. Any accrued incentive fees with respect to Units redeemed at the end of a month that is not the end of a calendar year will be deducted and paid to Morgan Stanley Dean Witter Commodities Management at the time of such redemption.

3.  FINANCIAL INSTRUMENTS

The Partnership trades futures contracts in metals, energy and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 1999. The issuance of SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS
No. 133," defers the required implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. However, the Partnership has elected to adopt the provisions of SFAS No. 133 beginning with the fiscal year that ended
December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.

The net unrealized gain (loss) on open contracts is reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled $542,428 and $(635,643) at December 31, 1999 and 1998 respectively.

The $542,428 net unrealized gain on open contracts at December 31, 1999 and the $(635,643) net unrealized loss on open contracts at December 31, 1998, were related to exchange-traded futures contracts that mature through April 2000 and June 1999, respectively.

The Partnership also has credit risk because Morgan Stanley and Morgan Stanley International act as the futures commission merchants or the counterparties with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley and Morgan Stanley International, as a futures commission merchant for the Partnership's exchange-traded futures contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds, in the aggregate, totaled $23,972,565 and $25,884,248 at December 31, 1999 and 1998, respectively.

4.  LEGAL MATTERS

The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996 and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures & Currency Management, Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18 and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early
December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice.

In addition, on December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
    Morgan Stanley Dean Witter Spectrum Currency L.P.:

We have audited the accompanying statement of financial condition of Morgan Stanley Dean Witter Spectrum Currency L.P. (the "Partnership") as of
December 31, 1999. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Spectrum Currency L.P. at December 31, 1999 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 18, 2000
New York, New York

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1999

ASSETS
Equity in Commodity Interest Trading Account:
  Cash......................................................  $20
                                                              ===

PARTNERS' CAPITAL
  Limited Partner--1 Unit Outstanding.......................  $10
  General Partner--1 Unit Outstanding.......................   10
                                                              ---
                                                              $20
                                                              ===

    The accompanying notes are an integral part of this financial statement.

               MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Currency L.P. (the "Partnership") is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act on October 20, 1999 to engage in the speculative trading of futures interests in global currency markets. Demeter Management Corporation, as the general partner of the Partnership (the "General Partner"), and Robert E. Murray, President of the General Partner, acting as initial Limited Partner, each made initial capital contributions of $10 to facilitate the filing of a Certificate of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act.

The Partnership will offer 12,000,000 Units of Limited Partnership Interest ("Units") for sale to the public at an initial price of $10 per Unit. The minimum subscription for most subscribers will be $5,000, or $2,000 in the case of an IRA or in a Non-Series Exchange, as described in the Partnerships' Prospectus. If at least 600,000 Units of the Partnership are subscribed for during the "Initial Offering Period" (defined in the Prospectus as the period ending July 31, 2000, subject to earlier termination or extension to no later than September 30, 2000) the General Partner may accept such subscriptions at the "Initial Closing" (currently scheduled for March 31, 2000) and commence operations of such Partnership. Thereafter, Units of the Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnerships' Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.

The Partnership's cash is on deposit with Dean Witter, an affiliate of the General Partner, in a futures interest trading account. At each Monthly Closing, the General Partner will contribute, in $1,000 increments, to the Partnership, the additional amount in cash that is necessary for it at all times to own, for its account, Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnership in proportion to the amount of Partnership interest owned by each.

Both the General Partner and Dean Witter are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

The Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2.  ORGANIZATION AND OFFERING EXPENSES

The Partnership is not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. Dean Witter has agreed to pay the organizational expenses of the Partnership and the expenses of offering the Units to the public.

The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with Dean Witter.

3.  OTHER AGREEMENTS

The proceeds from the the Initial and each Monthly Closing will be used to establish a futures interests trading account with Dean Witter for each of the Partnership's Trading Advisors, John W. Henry & Company, Inc.
("JWH-Registered Trademark-") and Sunrise Capital Partners, LLC.

The Partnership will pay a monthly management fee to JWH equal to 1/12 of 4% per month (a 4% annual rate) and to Sunrise equal to 1/12 of 3% per month (a 3% annual rate), of the Partnership's Net Assets (as defined in the Prospectus) as of the first day of each month.

The Partnership will also pay a monthly incentive fee to each Trading Advisor equal to 15% of "Trading profits" as to that Trading Advisor's allocated net assets as of the end of each calendar month. If the Trading Advisor has losses with respect to Net Assets at the end of each calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.

Under the Customer Agreement with Dean Witter, the Partnership will pay Dean Witter a flat-rate monthly brokerage fee of 1/12 of 4.60% of Net Assets as of the first day of each month (a 4.60% annual rate).

Under the Customer Agreement with Carr Futures Inc., Dean Witter will pay or reimburse the Partnership for all fees and costs of Carr Futures for executing trades by the Partnership.

Dean Witter will credit the Partnership with interest income at month-end at the rate earned by Dean Witter on its U.S. Treasury bills investments with customer segregated funds as if 80% of the Partnership's average daily assets for the month were invested at a prevailing rate on U.S. Treasury bills.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1999 and 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

January 21, 2000
New York, New York

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                       STATEMENTS OF FINANCIAL CONDITION
                           NOVEMBER 30, 1999 AND 1998

                                                                     NOVEMBER 30,
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
                                                                   $              $
ASSETS
Investments in affiliated partnerships                          17,825,316     16,959,248
Income taxes receivable                                            803,778        708,505
Receivable from affiliated partnerships                             20,428         25,716
                                                              ------------   ------------
    Total Assets                                                18,649,522     17,693,469
                                                              ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
  Payable to Morgan Stanley Dean Witter & Co.                   13,033,208     11,648,971
  Accrued expenses                                                  29,293         62,198
                                                              ------------   ------------
    Total Liabilities                                           13,062,501     11,711,169
                                                              ------------   ------------

STOCKHOLDER'S EQUITY
  Common stock, no par value:
    Authorized 1,000 shares; issued and outstanding 100
      shares at stated value of $500 per share                      50,000         50,000
  Additional paid-in capital                                   123,170,000    111,170,000
  Retained earnings                                              5,437,021      5,832,300
                                                              ------------   ------------
                                                               128,657,021    117,052,300
  Less: Notes receivable from Morgan Stanley Dean
    Witter & Co.                                              (123,070,000)  (111,070,000)
                                                              ------------   ------------
    Total Stockholder's Equity                                   5,587,021      5,982,300
                                                              ------------   ------------
    Total Liabilities and Stockholder's Equity                  18,649,522     17,693,469
                                                              ============   ============

  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998

1.  INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. Effective February 19, 1998 Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund
Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Tangible Asset Fund L.P. (to be renamed Morgan Stanley Dean Witter Spectrum Commodity L.P.), Morgan Stanley Dean Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Dean Witter/Market Street Futures Fund L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Tangible Asset Fund. On November 4, 1997, Morgan Stanley Tangible Asset Fund registered with the SEC 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, Morgan Stanley Tangible Asset Fund, Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.

In January of 1998, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Market Street Futures Fund, which offers units to investors in a continuing private offering. The fund began trading on October 1, 1998.

On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and subsequently on April 30, 1999, changed it to Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

On April 20, 1998, Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P. Effective May 1, 1998 Spectrum Select became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering. On April 30, 1999, Spectrum Select changed its name to Morgan Stanley Dean Witter Spectrum Select L.P.

On April 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Account II and subsequently distributed its net assets.

On May 11, 1998 Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of Spectrum Select, both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P. On April 30, 1999, Spectrum Technical changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering. Charter Graham, Charter Millburn, and Charter Welton each commenced trading on March 1, 1999.

On September 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Balanced Portfolio Account III, and subsequently distributed its net assets.

On February 3, 1999, DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/Chesapeake L.P.

On February 3, 1999, DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


INCOME TAXES The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley Dean Witter & Co., computed on a separate company basis and due to Morgan Stanley Dean
Witter & Co.

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 1999, November 30, 1999 and 1998 were as follows:

                                                                      NOVEMBER 30,
                                                              -----------------------------
                                                                  1999            1998
                                                              -------------   -------------
                                                                    $               $
Total assets................................................  1,355,594,817   1,316,093,947
Total liabilities...........................................     28,406,267      21,644,069
Total partners' capital.....................................  1,327,188,550   1,294,449,878

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.


4.  PAYABLE TO MORGAN STANLEY DEAN WITTER & CO.


The payable to Morgan Stanley Dean Witter & Co. is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley Dean Witter & Co. on behalf of Demeter and the cumulative results of operations.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONCLUDED)

5.  NET WORTH REQUIREMENT

At November 30, 1999 and 1998, Demeter held non-interest bearing notes from Morgan Stanley Dean Witter & Co. that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at November 30, 1999 and $111,070,000 at November 30, 1998.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Morgan Stanley Dean Witter & Co. are included in net worth for purposes of this calculation.

6.  LITIGATION

The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures and Currency Management Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Morgan Stanley Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998 but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice.

In addition on December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.

                                                                       EXHIBIT A

           TABLE OF CONTENTS TO FORM OF LIMITED PARTNERSHIP AGREEMENT

                                                                           PAGE
                                                                         --------
 1.  Formation; Name...................................................     A-1
 2.  Office............................................................     A-1
 3.  Business..........................................................     A-2
 4.  Term; Dissolution; Fiscal Year....................................     A-2
     (a)   Term........................................................     A-2
     (b)   Dissolution.................................................     A-3
     (c)   Fiscal Year.................................................     A-3
 5.  Net Worth of General Partner......................................     A-3
 6.  Capital Contributions and Offering of Units of Limited Partnership
     Interest..........................................................     A-4
 7.  Allocation of Profits and Losses; Accounting; Other Matters.......     A-5
     (a)   Capital Accounts............................................     A-5
     (b)   Monthly Allocations.........................................     A-5
     (c)   Allocation of Profit and Loss for Federal Income Tax
            Purposes...................................................     A-5
     (d)   Definitions; Accounting.....................................     A-7
     (e)   Expenses and Limitations Thereof............................     A-7
     (f)   Limited Liability of Limited Partners.......................     A-8
     (g)   Return of Limited Partner's Capital Contribution............     A-8
     (h)   Distributions...............................................     A-8
     (i)   Interest on Assets..........................................     A-8
 8.  Management and Trading Policies...................................     A-8
     (a)   Management of the Partnership...............................     A-8
     (b)   The General Partner.........................................     A-9
     (c)   General Trading Policies....................................    A-10
     (d)   Changes to Trading Policies.................................    A-10
     (e)   Miscellaneous...............................................    A-11
 9.  Audits; Reports to Limited Partners...............................    A-12
10.  Transfer; Redemption of Units; Exchange Privilege.................    A-13
     (a)   Transfer....................................................    A-13
     (b)   Redemption..................................................    A-14
     (c)   Exchange Privilege..........................................    A-15
11.  Special Power of Attorney.........................................    A-16
12.  Withdrawal of Partners............................................    A-16
13.  No Personal Liability for Return of Capital.......................    A-17
14.  Standard of Liability; Indemnification............................    A-17
     (a)   Standard of Liability.......................................    A-17
     (b)   Indemnification by the Partnership..........................    A-17
     (c)   Affiliate...................................................    A-18
     (d)   Indemnification by Partners.................................    A-18
15.  Amendments; Meetings..............................................    A-18
     (a)   Amendments with Consent of the General Partner..............    A-18
     (b)   Meetings....................................................    A-18
     (c)   Amendments and Actions without Consent of the General
            Partner....................................................    A-19
     (d)   Action Without Meeting......................................    A-19
     (e)   Amendments to Certificate of Limited Partnership............    A-19
16.  Index of Defined Terms............................................    A-19
17.  Governing Law.....................................................    A-20
18.  Miscellaneous.....................................................    A-20
     (a)   Priority among Limited Partners.............................    A-20
     (b)   Notices.....................................................    A-20
     (c)   Binding Effect..............................................    A-20
     (d)   Captions....................................................    A-21
           Annex A--Request for Redemption: Morgan Stanley Dean Witter
            Managed Futures Funds......................................    A-23

                                                                       EXHIBIT A

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P. (FORMERLY, MORGAN STANLEY TANGIBLE ASSET FUND L.P.) AND LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

        BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED
                            PARTNERSHIP AGREEMENTS.

SPECTRUM COMMODITY ONLY:


    This Agreement of Limited Partnership, made as of July 31, 1997, as amended and restated as of March 6, 2000 (as so amended, this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


SPECTRUM CURRENCY ONLY:


    This Agreement of Limited Partnership, made as of March 6, 2000 (this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner") , and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners; the General Partner and Limited Partners may be collectively referred to herein as "Partners") The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Dean Witter Spectrum [Commodity][Currency] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

    The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the

State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

SPECTRUM CURRENCY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM COMMODITY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2027; (ii) the insolvency, bankruptcy, dissolution, liquidation, or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (iv) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (v) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners as provided in Section 15(c));
(vi) a decline in the Net Asset Value (as determined by the General Partner) of a Unit as of the close of business on any day to less than $2.50; (vii) a decline in the Partnership's Net Assets (as determined by the General Partner) as of the close of business on any day to $250,000 or less; (viii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this
Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by
Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the

Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law;
(c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses
(a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section
    7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and
(d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the

Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such

Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

TRADING POLICIES FOR BOTH PARTNERSHIPS:

          - The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

          - The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The Partnership will not permit "churning" of the Partnership's assets.

TRADING POLICY FOR SPECTRUM CURRENCY ONLY:

          - The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

TRADING POLICY FOR SPECTRUM COMMODITY ONLY:

          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items;
(c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to
Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement;
(c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker;
(e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or
(h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date.

Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in
Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus or pursuant to another prospectus relating to a partnership identified therein as being of the Spectrum Series (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing
(a) the dollar amount used in a Non-Series Exchange to purchase Units by
(b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption.

The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement;
(iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to
Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction;
(vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                  SECTION
------------                                                  -------
1940 Act....................................................  15(a)
Act.........................................................  1
Advisers Act................................................  15(a)
Affiliate...................................................  14(c)
Agreement...................................................  Preamble
CEAct.......................................................  8(e)
Certificate of Limited Partnership..........................  1
CFTC........................................................  3
Code........................................................  7(c)(4)
Commodity Broker............................................  6
Customer Agreement..........................................  8(b)
Determination Date..........................................  7(b)
DWR.........................................................  6
Exchange Agreement and Power of Attorney....................  10(c)

DEFINED TERM                                                  SECTION
------------                                                  -------
Exchange Date...............................................  10(c)
Futures Interests...........................................  3
General Partner.............................................  Preamble
Limited Partners............................................  Preamble
Management Agreement........................................  8(b)
MSDW........................................................  6
NASAA Guidelines............................................  5
Net Asset Value.............................................  7(d)(2)
Net Assets..................................................  7(d)(1)
NFA.........................................................  6
Non-Series Exchange.........................................  10(b)
Partners....................................................  Preamble
Partnership.................................................  1
Prospectus..................................................  6
Pyramiding..................................................  8(c)(5)
Redemption..................................................  10(b)
Redemption Date.............................................  10(b)
Request for Redemption......................................  10(b)
SEC.........................................................  5
Selling Agent...............................................  6
Series Exchange.............................................  10(c)
Special Redemption Date.....................................  9
Spectrum Series Partnership(s)..............................  10(b)
Trading Advisor.............................................  6
Trading Profits.............................................  7(e)
Transaction Fees and Costs..................................  7(e)
Unit(s) of General Partnership Interest.....................  6
Unit(s).....................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                           General Partner:

By:  Demeter Management                                Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------           By: ----------------------------------------
     Name:                                             Name:
     Title:                                            Title:

                 (This page has been left blank intentionally.)

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:_______________                       CLOSING DATE:_______________
    REQUEST FOR REDEMPTION: MORGAN STANLEY DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

________________________, 20____   _____________________________________________
        [DATE]                        [PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER]

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("UNITS"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[DWSF] Spectrum Select                           Entire Interest  Units
[DWST] Spectrum Technical                        Entire Interest  Units
[DWSS] Spectrum Strategic                        Entire Interest  Units
[DWSB] Spectrum Global Balanced                  Entire Interest  Units
[DWSX] Spectrum Currency                         Entire Interest  Units
[DWSC] Spectrum Commodity                        Entire Interest  Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II                  Entire Interest  Units          $       ,000
[CFCFC] Cornerstone Fund III                 Entire Interest  Units          $       ,000
[CFCFD] Cornerstone Fund IV                  Entire Interest  Units          $       ,000

                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
                              A LIMITED PARTNER IS
          REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[MSCG] Charter Graham                            Entire Interest  Units
[MSCM] Charter Millburn                          Entire Interest  Units
[MSCW] Charter Welton                            Entire Interest  Units

                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

[CFF] Columbia Futures Fund                          [IAF] International Access Fund                             Entire Interest
[DFF] Diversified Futures Fund                       [PGF] Multi-Market Portfolio
[DFF2] Diversified Futures Fund II                   [PPF] Principal Plus Fund                                           Units
[DFF3] Diversified Futures Fund III                  [PSF] Portfolio Strategy Fund
[GPP] Global Perspective Portfolio                   [WCF] World Currency Fund                                   $        ,000

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................

      (Name of Limited Partner)                (Dean Witter Account Number)

Address: .......................................................................

                                    (Street)

 ...............................................................................

            City            State (Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)
X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Account Executive MUST sign)            (Branch Manager MUST sign)

 ........................................

  (Branch Telephone Number)        Please enter a SELL order upon receipt of a

                                           completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    If you wish to purchase Units of one or more of the Morgan Stanley Dean Witter Spectrum Series Partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing Units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which the General Partner serves as the general partner and commodity pool operator in a Non-Series Exchange, or if you are redeeming Units in a Morgan Stanley Dean Witter Spectrum Series Partnership pursuant to a Series Exchange.

                           SUBSCRIPTION INSTRUCTIONS


    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY DEAN WITTER SPECTRUM SERIES PROSPECTUS, DATED MARCH 6, 2000, RELATING TO SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED, AND THE MORGAN STANLEY DEAN WITTER SPECTRUM SERIES PROSPECTUS, DATED MARCH 6, 2000, RELATING TO SPECTRUM CURRENCY AND SPECTRUM COMMODITY, AS APPLICABLE TO THE PARTNERSHIP IN WHICH YOU ARE INVESTING (EACH, A "PROSPECTUS") AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). IN READING A PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THE AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.


    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1 FOR CASH SUBSCRIBERS                 --Enter your Dean Witter Reynolds Inc. ("DWR") Account
      (pages B-7--B-8) and Exchange             Number.
      Subscribers (pages B-9-B-10)
                                            --Enter your Social Security Number or Taxpayer ID Number.
                                                If you are subscribing on behalf of an entity (such as a
                                                trust, partnership or corporation), check the
                                                appropriate box to indicate the type of entity. If the
                                                Units are to be owned by joint tenants, either person's
                                                Social Security Number may be used.
                                            --If you are subject to taxation in the United States,
                                                review the representation relating to backup withholding
                                                tax, and enter your taxable year, if other than calendar
                                                year, under "United States Taxable Investors Only" on
                                                page B-7 (for Cash Subscribers) or page B-9 (for
                                                Exchange Subscribers). If you are a non-United States
                                                person, review the representation relating to your
                                                classification as a non-resident alien for United States
                                                federal income tax purposes under "Non-United States
                                                Investors Only" on page B-7 (for Cash Subscribers) or
                                                page B-9 (for Exchange Subscribers). YOU MUST SIGN BELOW
                                                THE APPLICABLE TAX REPRESENTATION IN ITEM 1 ON PAGE
                                                B-7 OR B-9.
                                            --Enter the exact name in which your Units are to be held
                                                based on ownership type, and enter residency and other
                                                information.
                                            --Check box if you are a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or
                                                business within the U.S.
                                            --If there is a co-subscriber, trustee or custodian,
                                                complete applicable information.
Item 1 FOR CASH SUBSCRIBERS (PAGE B-7)      --Enter the dollar amount of the subscription for each
                                                Partnership whose Units you wish to purchase.
Item 1 FOR EXCHANGE                         --Enter the symbol(s) of the limited partnership(s) from
      SUBSCRIBERS (PAGE B-9)                    which you are redeeming units; specify the quantity to
                                                be redeemed (entire interest or number of whole units).
Item 2 FOR CASH SUBSCRIBERS (PAGE B-8)      --You must execute the Agreement Signature Page on page B-8
      AND EXCHANGE SUBSCRIBERS                  (for Cash Subscribers) or page B-10 (for Exchange
      (PAGE B-10)                               Subscribers).
Item 3 FOR CASH SUBSCRIBERS (PAGE B-8)      --An MSDW Financial Advisor and Branch Manager must complete
      AND EXCHANGE SUBSCRIBERS                  the required information.
      (PAGE B-10)

    MSDW FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, New York 10048-0026.

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

    If you are subscribing for Units of Limited Partnership Interest ("Units") in the Morgan Stanley Dean Witter Spectrum Series, consisting of six commodity pool limited partnerships, Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Global
Balanced L.P., Morgan Stanley Dean Witter Spectrum Currency L.P., and Morgan Stanley Dean Witter Spectrum Commodity L.P. (each, a "Partnership," and collectively, the "Partnerships"), you should carefully read and review the Prospectus or Prospectuses as applicable to the Partnership(s) in which you are investing. Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus or Prospectuses.

    FOR CASH SUBSCRIBERS: By executing the Cash Subscription Signature Page of this Agreement, you will irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the applicable Prospectus or Prospectuses.

    FOR EXCHANGE SUBSCRIBERS: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the applicable Prospectus or Prospectuses.

    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MSDW FINANCIAL ADVISOR. If this Agreement is accepted, you agree to:
(i) contribute your subscription to each Partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such Partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the applicable Prospectus or Prospectuses (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR CASH SUBSCRIBERS: You must pay your subscription amount by charging your Customer Account with DWR (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your MSDW financial advisor. If you don't have a financial advisor, contact your local MSDW branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to you for proper placement with the MSDW branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the General Partner and DWR to transfer the appropriate amount from your Customer Account to the Escrow Account.

    FOR EXCHANGE SUBSCRIBERS: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the Partnerships or another commodity pool which the General Partner serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and each Partnership whose Units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of each Prospectus, including each Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the applicable Prospectus or

    Prospectuses) for residents of the State in which you reside. You agree to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is your true and correct residence and you have no present intention of becoming a resident of any other state or country. All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a Limited Partner, you will immediately furnish such revised or corrected information to the General Partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the General Partner, DWR, any Additional Seller, any Trading Advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase Units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, DWR, MS & Co., any Additional Seller, any Trading Advisor, CFI, MSIL, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have both a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a Non-Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA); (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than any of the Morgan Stanley Dean Witter Charter Series of partnerships (each, a "Charter Partnership");
(iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from any Charter Partnership; or (iv) the proceeds from the redemption of your entire interest in any other commodity pool which the General Partner serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the applicable Prospectus or Prospectuses attached thereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

ALABAMA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ALASKA:                Only if you are purchasing Units of Spectrum Currency or
                       Spectrum Commodity, (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 AI.
ARIZONA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:            $100,000 NW and $50,000 AI.
INDIANA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:                  (1) The minimum initial investment for IRAs is $3,000; and
                       (2) you have at least (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 TI.
KANSAS:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:                 (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:              (a) $225,000 NW and investment may not exceed 10% of your
                       NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of your NW.
MISSISSIPPI:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:              (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:                  (1) (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI; and
                       (2) if you are purchasing Units of Spectrum Currency or
                       Spectrum Commodity, the investment may not exceed 10% of
                       your NW.
OKLAHOMA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:          (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and
                       (2) if you have less than $1,000,000 NW, the investment may not exceed 10% of your NW.
SOUTH DAKOTA:          (a) $150,000 NW, or (b) $45,000 NW and  $45,000 AI.
TENNESSEE:             (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:                 (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a Partnership, you shall become a Limited Partner of that Partnership. You also agree to each and every term of the Limited Partnership Agreement of that Partnership as if you signed that Agreement. You further agree that you will not be issued a certificate evidencing the Units that you are purchasing, but that you will receive a confirmation of purchase in DWR's customary form.

--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the General Partner of each Partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement;
(c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the CFTC require that you be given a copy of each Prospectus (which include the most current annual report for each Partnership, other than Spectrum Currency), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. You hereby acknowledge receipt of each Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

                                       -
                                      ---
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE
A

         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.
    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Spectrum Series (the "Partnerships"), you hereby subscribe for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing ($10 per Unit of Spectrum Currency at its Initial Closing).

    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS RELATING TO SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED DATED MARCH 6, 2000, AND THE PROSPECTUS RELATING TO SPECTRUM CURRENCY AND SPECTRUM COMMODITY DATED MARCH 6, 2000, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

----------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW)
----------------------------------------------------------------------------------------------------------------------
                                                           SPECTRUM FUND SYMBOL                 AMOUNT OF SUBSCRIPTION
/ // // /-/ // // // // // /                         MORGAN STANLEY DEAN WITTER SPECTRUM
    DWR ACCOUNT NO.                         D W S F  SELECT L.P.                                $
                                                     MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S T  TECHNICAL L.P.                             $
/ // // /-/ // /-/ // // // /                        MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S S  STRATEGIC L.P.                             $
         SOCIAL SECURITY NUMBER                      MORGAN STANLEY DEAN WITTER SPECTRUM
                   OR                       D W S B  GLOBAL BALANCED L.P.                       $
/ // /-/ // // // // // // /                         MORGAN STANLEY DEAN WITTER SPECTRUM
    TAXPAYER ID NUMBER                      D W S X  CURRENCY L.P.                              $
                                                     MORGAN STANLEY DEAN WITTER SPECTRUM
                                            D W S C  COMMODITY L.P.                             $


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING:

/ /  Individual Ownership                 / /  Trust other than Grantor or          / /  IRA (the MSDW Branch Manager must
/ /  Joint Tenants with Rights of              Revocable Trust                           sign below for IRA accounts)
        Survivorship                      / /  Estate                               / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                    / /  UGMA/UTMA (Minor)                         Directed)
/ /  Community Property                   / /  Partnership                          / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust     / /  Corporation                          / /  Other (specify) ------------------

         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:

UNITED STATES TAXABLE INVESTORS ONLY:                                                 NON-UNITED STATES INVESTORS ONLY:
-------------------------------------                                                 ---------------------------------
/ /   Check box if you are subject to backup withholding under the                    Under penalties of perjury, by signature
      provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.         OR    below, you certify that you are NOT
If your taxable year is other than the calendar year, indicate the date on            (a) a citizen or resident of the United
    which your taxable year ends:  / // /-/ // /  MM-DD                                   States; or
Under penalties of perjury, by signing below, I certify that the Social               (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and                   partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X _______________________________                     __________________________

(Your Signature (Indicate your title, if applicable) [or      Date
Branch Manager in the case of IRAs])

If you are an Entity:        Name of Entity: ...................................

                   Name of Person Signing for Entity: ..........................

                   Title: ......................................................

Full Name of Account  ..........................................................
                          (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of        ....................  and a citizen of  ....................
                               (name of country)                      (name of country)

Street Address  ................................................................
                     (MUST be residence address--P.O. Box alone not acceptable)

City ......... State ......... Zip Code ......... Tel. No. ( ........ ) ........
/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)

                                      ----
                                       -

                                       -
                                      ----

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name .................. Telephone Number ( ................. ) .................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ...................................................  State  .................... Zip Code  ...................
Co-Subscriber, Trustee or Custodian is a resident of  ...  and a citizen of  .......................................
Minor (if not a gift) is a resident of  .................  and a citizen of  .......................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X ________________________________     _____________              X ________________________________          _____________
  (Signature of Subscriber)              Date                     (Signature of Co-Subscriber)                    Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ..........................................................  X  .......................................  ............
(Name of Entity)                                               (Signature)                                Date

Print Name ................................................  Title ..................................................

--------------------------------------------------------------------------------

ITEM 3 -- BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in each Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in each Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received each Prospectus at least five business days prior to the applicable Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Financial Advisor's Signature

 ...............................................................................

                  Type or Print Full Name of Financial Advisor

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X _____________________________________________________________________________,

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      ----

                                       -

                                       -
                                      ---
                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE
B
         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MSDW BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING.
    By execution and delivery of this Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in
Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") in one or more Partnerships in the Morgan Stanley Dean Witter Spectrum Series (the "Partnerships"), you hereby subscribe for Units in the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing ($10 per Unit of Spectrum Currency at its Initial Closing). Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS RELATING TO SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED, DATED MARCH 6, 2000, AND THE PROSPECTUS RELATING TO SPECTRUM CURRENCY AND SPECTRUM COMMODITY, DATED MARCH 6, 2000, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW )
--------------------------------------------------------------------------------------------------------------------------

DWR ACCOUNT NO. / // // /-/ // // // // // /  / // // /-/ // /-/ // // // / or  / // /-/ // // // // // // /
                                                              SOCIAL SECURITY NUMBER              TAXPAYER ID NUMBER
SYMBOL(S) FOR FUND(S) FROM    SPECIFY QUANTITY OF UNITS TO BE REDEEMED                                SPECTRUM SERIES
WHICH UNITS TO BE REDEEMED    (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE UNITS)            FUND SYMBOL
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase Units in the applicable Spectrum Series Partnership as indicated on the right above. Redemptions for an exchange may only be made in whole units of limited partnership interest, with a minimum redemption of the lesser of (i) 5 units (2 units in the case of an IRA) from any partnership other than the Spectrum
Series Partnerships or any Morgan Stanley Dean Witter Charter Series partnership (each, a "Charter Partnership"); (ii) 50
Units from any Spectrum Series Partnership; (iii) 500 units (200 units in the case of an IRA) from a Charter Partnership;
or (iv) the Subscriber's entire interest in any partnership.


CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING:
/ /  Individual Ownership                / /  Trust other than Grantor or         / /  IRA (the MSDW Branch Manager must sign
/ /  Joint Tenants with Rights of             Revocable Trust                          below for IRA accounts)
        Survivorship                     / /  Estate                              / /  Employee Benefit Plan (Participant-
/ /  Tenants in Common                   / /  UGMA/UTMA (Minor)                        Directed)
/ /  Community Property                  / /  Partnership                         / /  Defined Benefit Plan (Other)
/ /  Grantor or other Revocable Trust    / /  Corporation                         / /  Other (specify)
                                 YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:

UNITED STATES TAXABLE INVESTORS ONLY:
-------------------------------------
/ /        Check box if you are subject to backup withholding under the provisions of    OR
           Section 3406(a)(1)(C) of the Internal Revenue Code.
If your taxable year is other than the calendar year, indicate the date on which your taxable year ends:  / // /-/ // /  MM-DD
Under penalties of perjury, by signing below, I certify that the Social Security Number
(or Taxpayer ID Number) above to be the true, correct and complete Social Security
Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

UNITED ST  NON-UNITED STATES INVESTORS ONLY:
---------  ---------------------------------
/ /        Under penalties of perjury, by signature
           below, you certify that you are NOT
If your t
    on wh  (a) a citizen or resident of the United
Under pen      States; or
(or Taxpa  (b) a United States corporation,
Number (o      partnership, estate or trust.
complete.

X ________________________                        ______________________________
(Your Signature (Indicate your title, if applicable)            Date
[or Branch Manager in the case of IRAs])

If you are an Entity:        Name of Entity: ...................................

                  Name of Person Signing for Entity: ...........................

                  Title: .......................................................

                                      B-9
                                      ----

                                       -

                                       -
                                      ----

Full Name of Account  ..........................................................

                 (Your Name or Name of Trust or Custodial Account--do not use
                                              initials)

You are a resident of .................... and a citizen of ....................


                           (name of country)                   (name of country)


Street Address (P.O. Box alone not acceptable)  ................................

City ......... State ......... Zip Code ........ Tel. No. ( ........ )  ........

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from an MSDW Financial Advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name.......................Telephone Number ( ............. )...................

                The person or entity above is a/an: (check one)

  / / Co-Subscriber    / / Trustee or Custodian  / / Authorized Person, if an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable) .................................

City  ......................................................  State  ..................... Zip Code  .....................

Co-Subscriber, Trustee or Custodian is a resident of  ......  and a citizen of  ..........................................
Minor (if not a gift) is a resident of  ....................  and a citizen of  ..........................................

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X _________________________________      ______________      X _________________________________            ______________
  (Signature of Subscriber)                Date              (Signature of Co-Subscriber)                Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and
(b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ..........................................................  X  .......................................  ............
(Type or Print Name of Entity)                               (Signature)                                     Date
Name of Person Signing for Entity .........................  Title  .................................................

--------------------------------------------------------------------------------

ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in each Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in each Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received each Prospectus at least five business days prior to the applicable Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________

                         Financial Advisor's Signature

 ...............................................................................

                  Type or Print Full Name of Financial Advisor

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________

  Branch Manager's Signature

 ...............................................................................

Type or Print Full Name of Branch Manager

                                      B-10
                                      ----

                                       -

                                                                       EXHIBIT C

                   MORGAN STANLEY DEAN WITTER SPECTRUM SERIES

                       SUBSCRIPTION AGREEMENT UPDATE FORM

         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.


DWR Account No.   / / / / / / - / / / / / / / / / / / /


    I am an investor in the following Morgan Stanley Dean Witter Spectrum Series Partnership(s) (mark each applicable box with an "X"):

    / /  Morgan Stanley Dean Witter Spectrum Select L.P.

    / /  Morgan Stanley Dean Witter Spectrum Technical L.P.

    / /  Morgan Stanley Dean Witter Spectrum Strategic L.P.

    / /  Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

    / /  Morgan Stanley Dean Witter Spectrum Currency L.P.
    / /  Morgan Stanley Dean Witter Spectrum Commodity L.P.


    I acknowledge receipt of the Morgan Stanley Dean Witter Spectrum Series Prospectus dated March 6, 2000 relating to Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced, and the Morgan Stanley Dean Witter Spectrum Series Prospectus dated March 6, 2000 relating to Spectrum Currency and Spectrum Commodity (each, a "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney (each, a "Subscription Agreement") I signed when I bought Units of the Morgan Stanley Dean Witter Spectrum Series Partnership(s) checked above, so that I may purchase additional Units of such Partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional Units by way of an Exchange, or if I wish to purchase Units of any Morgan Stanley Dean Witter Spectrum Series Partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.


    I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Dean Witter Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

    I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

IF SUBSCRIBER IS AN ENTITY                             INDIVIDUAL SUBSCRIBERS
-----------------------------------------------------  -----------------------------------------------------
Name of Entity (Print or Type)                         Name of Subscriber(s) (Print or Type)

By:
       ----------------------------------------------  -----------------------------------------------------
Name of Signatory
-----------------------------------------------------  -----------------------------------------------------
Title                                                  Signature(s) of Subscriber(s)
-----------------------------------------------------  -----------------------------------------------------
Signature                                              Address
-----------------------------------------------------  -----------------------------------------------------
Address                                                City                   State                   Zip
-----------------------------------------------------
City                   State                   Zip     Date:
                                                              ----------------------------------------------

Date:
       ----------------------------------------------

 (PLEASE RETURN THIS FORM TO YOUR MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR.
   FINANCIAL ADVISORS MUST FORWARD THE EXECUTED COPY OF THIS FORM TO DEMETER
                            MANAGEMENT CORPORATION.)

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    SEC registration fee....................................................    $     --
    NASD filing fee.........................................................          --
    Printing and engraving..................................................      70,000
    Legal fees and expenses (excluding Blue Sky legal fees).................      25,000
    Accounting fees and expenses............................................       5,000
    Escrow Agent fees.......................................................       1,000
    Blue Sky fees and expenses (including Blue Sky legal fees)..............       1,000
    Miscellaneous...........................................................      25,000
                                                                                --------
         Total..............................................................    $127,000*
                                                                                --------
                                                                                --------

------------------
*Represents an estimate of the Registrant's portion of the fees and expenses that are common to this Registration Statement, to the Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 for Morgan Stanley Dean Witter Spectrum Technical L.P. (Registration Statement No. 333-68779), and the Post-Effective Amendments No. 1 to the Registration Statements on Form S-1 for each of Morgan Stanley Dean Witter Spectrum Select L.P. (Registration Statement No. 333-90467), Morgan Stanley Dean Witter Spectrum Strategic L.P. (Registration Statement No. 333-90487), Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (Registration Statement No. 333-90475), and Morgan Stanley Dean Witter Spectrum Currency L.P. (Registration Statement No. 333-90485), which are being filed concurrently with this Registration Statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Amended and Restated Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence.
Section 8 of the Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS

    EXHIBIT
    NUMBER                                  DESCRIPTION OF DOCUMENT
    -------       ---------------------------------------------------------------------------
      1.01(3)     Form of Amended and Restated Selling Agreement among the Registrant, Morgan
                    Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter
                    Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Strategic
                    L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., and
                    Morgan Stanley Dean Witter Spectrum Currency L.P., Demeter Management
                    Corporation, and Dean Witter Reynolds Inc.
      1.02(3)     Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents.
      3.01        Form of Amended and Restated Limited Partnership Agreement of the
                    Registrant (included as Exhibit A to the prospectus).
      3.02(1)     Certificate of Limited Partnership of the Registrant.
      3.03(3)     Form of Amendment of Certificate of Limited Partnership of the Registrant
                    (changing its name to Morgan Stanley Dean Witter Spectrum Commodity
                    L.P.).
      5.01(3)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      8.01(3)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
     10.01(3)     Form of Customer Agreement between the Registrant and Dean Witter Reynolds,
                    Inc.
     10.02(3)     Form of Amended and Restated Commodity Futures Customer Agreement among the
                    Registrant and Morgan Stanley & Co., Incorporated.
     10.03(2)     Form of International Customer Agreement among the Registrant, Morgan
                    Stanley & Co., Incorporated and Morgan Stanley & Co. International
                    Limited.
     10.04(3)     Form of Amended and Restated Management Agreement among the Registrant,
                    Demeter Management Corporation, and Morgan Stanley Commodities
                    Management, Inc.
     10.05        Form of Subscription and Exchange Agreement and Power of Attorney to be
                    executed by each purchaser of Units (included as Exhibit B to the prospectus).
     10.06(3)     Form of Amended and Restated Escrow Agreement among the Registrant, Morgan
                    Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter
                    Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Strategic
                    L.P., Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan
                    Stanley Dean Witter Currency L.P., Demeter Management Corporation, Dean
                    Witter Reynolds Inc., and Chemical Bank, the escrow agent.
     10.07        Form of Subscription Agreement Update Form to be executed by purchasers of units (included as Exhibit C to the prospectus).

    EXHIBIT
    NUMBER                                  DESCRIPTION OF DOCUMENT
     -----        ---------------------------------------------------------------------------
     10.08        Form of Amended and Restated Customer Agreement between the Registrant and
                    Dean Witter Reynolds Inc.
     10.09        Form of Customer Agreement among the Registrant, Morgan Stanley & Co.,
                    Incorporated, and Dean Witter Reynolds Inc.
     10.10        Form of Customer Agreement among the Registrant, Morgan Stanley & Co.
                    International Limited, and Morgan Stanley & Co. Incorporated.
     10.11        Foreign Exchange and Options Master Agreement between the Registrant and
                    Morgan Stanley & Co. Incorporated.
     23.01        Independent Auditors' Consent.

------------------
(1) Incorporated by reference to Registration Statement No. 333-33975.

(2) Incorporated by reference to Exhibit 10.03 filed with the Registrant's Form 10-K for fiscal year ended December 31, 1998 (File No. 0-24035).

(3) Incorporated by reference to Registration Statement No. 333-90483.

     (B) FINANCIAL STATEMENTS.

     Included in the Prospectus:

              Morgan Stanley Dean Witter Spectrum Commodity L.P.
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Statement of Operations
                  Statement of Changes in Partners' Capital
                  Statement of Cash Flows
                  Notes to Financial Statements

              Demeter Management Corporation
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the second day of June, 2000.

                                          MORGAN STANLEY DEAN WITTER
                                          SPECTRUM COMMODITY L.P.

                                          By: DEMETER MANAGEMENT CORPORATION,
                                                  General Partner

                                          By:  /s/ Robert E. Murray
                                             ___________________________________
                                             Robert E. Murray, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                              TITLE                        DATE
----------------------------------------   ----------------------------   ----------------------
DEMETER MANAGEMENT CORPORATION             General Partner

          /s/ ROBERT E. MURRAY             Chairman of the Board,                   June 2, 2000
----------------------------------------     President, and Director of
            Robert E. Murray                 the General Partner

                                           Director of the General
----------------------------------------     Partner
           Mitchell M. Merin

        /s/ JOSEPH G. SINISCALCHI          Director of the General                  June 2, 2000
----------------------------------------     Partner
         Joseph G. Siniscalchi

                                           Director of the General
----------------------------------------     Partner
         Edward C. Oelsner, III

                                           Director of the General
----------------------------------------     Partner
            Richard A. Beech

             /s/ RAY HARRIS                Director of the General                  June 2, 2000
----------------------------------------     Partner
               Ray Harris

        /s/ LEWIS A. RAIBLEY, III          Vice President, Chief                    June 2, 2000
----------------------------------------     Financial and Principal
         Lewis A. Raibley, III               Accounting Officer, and
                                             Director of the
                                             General Partner